UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule14a-12

Cooper-Standard Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A Letter from our Chairman and Chief Executive Officer

To Our Investors,
On behalf of the Board of Directors of Cooper-Standard Holdings Inc. (the “Board”), I am pleased to invite you to attend the 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held virtually May 15, 2025, beginning at 9:00 a.m., Eastern Time.
The Cooper Standard team consistently demonstrates its dedication to excellence, achieving world-class results in safety, product quality, program launches and customer service. Our experts are developing innovative solutions that are gaining industry recognition and securing new business opportunities. Furthermore, the streamlined, product-focused organizational structure we implemented in early 2024 has resulted in significant operational improvements and greater efficiencies, positively impacting our financial performance and overall execution. These accomplishments are a result of our strong culture and unwavering commitment to excellence.
Our achievements in 2024 included:
•Improved financial results with a 52% increase in operating income compared to 2023;
•Outperformed world-class safety benchmarks with a safety incident rate of 0.30 per 200,000 hours worked, our best year ever, including 22 plants that completed the year with a perfect safety record of zero reported incidents;
•Delivered world-class product quality, launches and customer service, including 97% green customer scorecards for product quality, 97% green customer scorecards for program launches;
•Earned GM’s Supplier of the Year award for the eight consecutive year;
•Received the SAA Innovations in Lightweighting Award for our FlexiCore™ Thermoplastic Body Seal;
•Received recognition as one of Newsweek’s America’s Most Responsible Companies for the sixth consecutive year;
•Named an SPE Automotive Innovation powertrain category winner for our plastic coolant hub technology;
•Earned Leader in Sustainability recognition from Nissan;
•Awarded EcoVadis Silver Status for evolving sustainability achievements;
•Named an Automotive News PACE Pilot Award Finalist for our eCoFlow™ Switch Pump technology and FlexiCore™ Thermoplastic Body Seal technology;
•Awarded a Seraph Quality Excellence Award at our Aguascalientes, Mexico mixing location; and
•Named to the USA TODAY America’s Best Climate Leaders 2024 List.
We look forward to an even stronger 2025 and believe that our product-focused organization will help position Cooper Standard for sustainable profitable growth as we strive to drive increasing value for all our stakeholders.
I encourage you to participate in our Annual Meeting, as your vote and engagement are important to the ongoing success of the Company. This year’s Annual Meeting will again be in a virtual format. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CPS2025. Details of the business to be conducted at the Annual Meeting are given in the Notice of the 2025 Annual Meeting of the Stockholders and the proxy statement.
Thank you in advance for your participation in the meeting and for your continued support.

Sincerely,
Jeffrey S. Edwards
Chairman and Chief Executive Officer

2025 ANNUAL MEETING OF THE STOCKHOLDERS Meeting Notice

Items of Business
01	To elect the director nominees described in the proxy statement for a one-year term ending at the next annual meeting of the stockholders;
WHEN
02	To hold an advisory vote on named executive officer compensation;	Thursday, May 15, 2025 9:00 a.m. Eastern Time
Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.
03	To ratify the appointment of the independent registered public accounting firm for the 2025 fiscal year; and

04	To approve the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan

05	To conduct any other business if properly brought before the Annual Meeting.	WHERE
Online via live webcast at www.virtualshareholdermeeting.com/CPS2025
You will find more information about the matters to be voted on at the Annual Meeting in the proxy statement.

You may vote your shares electronically and submit questions during the webcast
Who can vote
Holders of the Company’s common stock as of the close of business on March 21, 2025, the record date, are entitled to vote at the Annual Meeting. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 40300 Traditions Drive, Northville, Michigan, 48168, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CPS2025 when you enter your 16-digit control number.
Pre-meeting Questions to Management
The online format used by the Company for the Annual Meeting also allows us to communicate more effectively with you. Stockholders can submit appropriate questions in advance of the Annual Meeting by visiting www.proxyvote.com. Stockholders will need their 16-digit control number to enter the website.

HOW TO ATTEND
Use the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy material

By Order of the Board of Directors,

YOUR VOTE IS IMPORTANT!
We strongly encourage you to exercise your right to vote as a stockholder. You may revoke your proxy at any time before it is exercised. You will find instructions on how to vote on page 5 of the proxy statement.

MaryAnn Peterson Kanary Senior Vice President, Chief Legal Officer & Secretary April 3, 2025

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 15, 2025
The Notice of the 2025 Annual Meeting, the 2025 Proxy Statement, and the Company’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2024 are available free of charge at: www.proxyvote.com.

i

Submitting Stockholder Proposals and Nominations for the 2026 Annual Meeting	82
Additional Information	82
Discretionary Voting of Proxies on Other Matters	82
Appendix A	A-1
ii

COOPER STANDARD 2025 Proxy Summary

Proposals and Board Recommendations				2024 Highlights
Proposal		Board Recommendation	Page

				97% achieved on green customer scorecards for new program launches
01	Election of Directors Named Herein	FOR ALL	8
02	Advisory Vote on Named Executive Officer Compensation	FOR	35
03	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025	FOR	69

04	Approval of the Amended and Restated Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan	FOR	72
				97% achieved on green customer scorecards for quality

Ways to Vote Before the Annual Meeting
We encourage stockholders to submit their votes in advance of the Annual Meeting. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. By following the instruction provided in your proxy card, you may submit your votes in the following ways:

				0.30 total incident rate (TIR), achieving world-class safety
Vote online at www.proxyvote.com until 11:59 p.m. Eastern Time on May 14, 2025	Call 1-800-690-6903 until 11:59 p.m. Eastern Time on May 14, 2025		Mail Proxy Card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

				22 facilities achieved Diamond Plant status, the best in program history
Director Nominees

	Age	Director Since	Independent

John G. Boss	65	2020	●

Jeffrey S. Edwards	62	2012

Richard J. Freeland	67	2020	●

Adriana E. Macouzet Flores	63	2020	●	$76m in cost savings through manufacturing efficiency and purchasing lean initiatives

David J. Mastrocola	63	2010	●

Christine M. Moore	62	2021	●

Robert J. Remenar	69	2015	●

Sonya F. Sepahban	64	2016	●

Stephen A. Van Oss	70	2008	●

This proxy statement was first sent or made available to stockholders on or about April 3, 2025.

1	2025 Proxy Statement

Table of Contents Proxy Summary

Governance Highlights
•Independent Lead Director
•8 of the 9 director nominees are independent
•Minimum stock ownership requirements for directors
•Board committees composed of independent directors
•Annual Board evaluations
•Board comprised of members with the right mix of key skills, experiences, background and tenure, bringing a broad range of perspectives integral to the Company’s success
•Board meets regularly in executive sessions
•Strong governance framework for the oversight of environmental, social and governance matters

9 Years average tenure

SKILLS AND EXPERIENCE OF BOARD NOMINEES

Core Industry			6

Senior Executive Leadership						9

Financial/ Audit & Risk		4

Mergers & Acquisition/ Capital Markets					8

International Business Markets					8

Engineering/ Technical		4

Manufacturing/ Supply Chain				7

Innovation & Technology Strategy			6

Cybersecurity/ Information Technology	3

Environmental/ Social/ Governance			6

BOARD ENGAGEMENT IN 2024

8 Board Meetings	22 Committee Meetings	96% Attendance[1]	8 Executive Sessions

[1]Percentage represents average attendance of the directors based on the total number of meetings of the Board and of the committees on which each such director served during 2024. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2024.

2025 Proxy Statement	2

Table of Contents	Proxy Summary

RISK OVERSIGHT	CORPORATE RESPONSIBILITY

•Robust enterprise risk management approach
•Active participation from leaders of the Company with the Board’s oversight
•Culture of integrity and risk awareness throughout the Company
•The Board’s environmental, social and governance governance framework that integrates environmental, social and governance risks and opportunities into the Company’s long-term strategy and enterprise risk management processes

•Global Sustainability Council providing oversight for the Company’s sustainability strategy
•Long term environmental, social and governance goals aligned with business goals and stakeholder priorities
•Materiality assessment refreshed every three years
•Rating agency analyses showing continued environmental, social and governance score improvement
•Named to Newsweek’s 2025 list of America's Most Responsible Companies based on key areas of environmental, social and governance for the sixth consecutive year
•Named to the USA Today America’s Best Climate Leaders 2024 list
•Integration of select environmental, social and governance goals and milestones into bonus-eligible employee compensation plans

Executive Compensation
2024 HIGHLIGHTS
•Strong pay-for-performance approach aligned with the significant improvement in company performance on a year-over-year basis, as demonstrated by (i) 2024 annual incentive payments that were above target and (ii) payouts on performance-based long-term incentive awards with performance periods ending in 2024
•Increased weighting of Adjusted EBITDA as financial metric for the annual incentive plan to align with company objectives for 2024
•Continued use of performance-based long-term incentive awards, with performance measured against both Company financial targets and the Relative Total Shareholder Return of comparable companies
•Strong shareholder support for our executive compensation programs

92% Approval for Say-on-Pay proposal in 2024

PRACTICES WE EMPLOY	PROGRAM OBJECTIVES
•Independent compensation consultant
•Annual benchmarking using general industry surveys and a peer group proxy analysis
•Performance-based long-term incentive compensation programs
•Balanced mix of performance measures aligned with long-term strategy
•Clawback policy
•Anti-hedging and anti-pledging policy
•Executive and non-employee director stock ownership guidelines

•True pay-for-performance
•Attract and retain highly-qualified executives
•Align the interests of executives with those of our stockholders
•Focus on profitability and shareholder return metrics
•Motivate our leadership team to execute Company plans for sustainable growth

3	2025 Proxy Statement

Table of Contents Proxy Summary

Awards and Recognitions
SUSTAINABILITY AND ENVIRONMENTAL LEADERS	VISIONARIES IN INNOVATION AND TECHNOLOGY
•EcoVadis silver medal
•Newsweek’s America’s Most Responsible Companies for the sixth consecutive year
•USA TODAY America’s Best Climate Leaders 2024 List
•Earned Leader in Sustainability recognition from Nissan
•Bowling Green facility received the Silver Level E3 Award from the Ohio EPA for its commitment to environmental excellence

•Finalist for PACE Pilot award for eCoFlow™ Switch Pump and FlexiCore™ Thermoplastic Body Seal
•Society of Automotive Analysts Award in Innovations in Lightweighting to FlexiCore™ Thermoplastic Body Seal
•SPE Automotive Innovation Award for Plastic Coolant Hub Technology in the Powertrain category
•Seraph Operational Excellence Awards for Quality Excellence

SPOTLIGHT ON OUR TALENTED PEOPLE	COMMITMENT TO MANUFACTURING EXCELLENCE
•Alison Nudd, named one of the Top 50 Women Chief Accounting Officers of 2024 by Women We Admire	•GM’s Supplier of the Year award for the eighth consecutive year •Awarded a Seraph Quality Excellence Award at our Aguascalientes, Mexico mixing location

2025 Proxy Statement	4

COOPER STANDARD 2025 Proxy Statement

Voting and Virtual Meeting Information
WHO IS ENTITLED TO VOTE?
Holders of the Company’s common stock as of the close of business on March 21, 2025, the record date, are entitled to vote at the Annual Meeting. On March 21, 2025, 17,548,147 shares of common stock were outstanding and, thus, eligible to be voted. Each outstanding share of common stock will be entitled to one vote on each proposal.
WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?
You may vote for or against or abstain from voting on each proposal submitted for voting. Provided that there is no competing proxy, if you are a beneficial owner and do not provide voting instructions to your broker, trustee, or other nominee under the New York Stock Exchange (“NYSE”) rules, your broker, trustee, or other nominee has the discretion to vote those shares only on matters that are routine. A broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”
The following table sets forth the vote required for approval and the effect of abstentions and broker non-votes for each of the following Proposals for the Annual Meeting.

Proposal		Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
01	Election of Directors Named Herein	More votes are cast “for” than “against” a nominee.	Abstentions and Broker non-votes have no effect on the outcome of the vote.
02	Advisory Vote on Named Executive Officer Compensation	More votes are cast “for” than “against” the proposal.	Abstentions and Broker non-votes have no effect on the outcome of the vote.
03	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025	More votes are cast “for” than “against” the proposal.	Abstentions have no effect on the outcome of the vote. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal in uncontested situations.
04	Approval of the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan	More votes are cast “for” than “against” the proposal.	Abstentions and Broker non-votes have no effect on the outcome of the vote.

5	2025 Proxy Statement

Table of Contents Proxy Statement

HOW DO I VOTE BEFORE THE ANNUAL MEETING?
We encourage stockholders to submit their votes in advance of the Annual Meeting. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. By following the instruction provided in your proxy card, you may submit your votes in the following ways:

Vote online at www.proxyvote.com until 11:59 p.m. Eastern Time on May 14, 2025	Call 1-800-690-6903 until 11:59 p.m. Eastern Time on May 14, 2025	Mail Proxy Card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered to be the beneficial owner of those shares, and you have the right to give instructions to your broker, trustee or other nominee on how to vote your shares following the instructions provided in the voting instructions form.
HOW DO I VOTE ONLINE DURING THE ANNUAL MEETING?
You may vote your shares by completing a ballot online during the designated time during the Annual Meeting if you are a stockholder of record or a “street name” holder.
HOW CAN I CHANGE MY VOTE?
After you have submitted your proxy or voting instructions by the Internet, telephone, or mail, you may revoke your proxy at any time until it is voted at the Annual Meeting. If your shares are registered in your name, you may do this by (i) written notice of revocation to the secretary of the Company; (ii) timely delivery of a valid, later-dated proxy or later-dated vote by telephone or Internet; or (iii) voting your shares online during the Annual Meeting. If your shares are held in street name, you may revoke your vote (i) through your broker, trustee or other nominee in accordance with their voting instructions, or (ii) by subsequently voting online during the Annual Meeting.
WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
The presence of the holders of a majority of the outstanding shares of our common stock, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum at the Annual Meeting.
WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?
If you return your proxy card with no votes marked or do not specify when giving your proxy by telephone or online how you want to vote your shares, we will vote them:
•FOR the election of all nominees for director (Proposal 1);
•FOR the approval of named executive officer compensation (Proposal 2);
•FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 (Proposal 3).
•FOR the approval of the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan (Proposal 4).
WHO PAYS FOR THIS PROXY SOLICITATION?
This solicitation of proxies is made by and on behalf of the Board of Directors. We will bear the cost of the solicitation of proxies. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers, bank nominees, or other institutions or stockholders although we reserve the right to do so. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or other means of communication, but they will not receive any additional compensation in connection with such solicitation.
HOW CAN I ATTEND THE ANNUAL MEETING?
This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted through an audio webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CPS2025. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

2025 Proxy Statement	6

Table of Contents	Proxy Statement

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
For technical difficulties, you may call the telephone numbers provided on the login page of the virtual meeting platform at www.virtualshareholdermeeting.com/CPS2025.
HOW DO I SUBMIT A QUESTION AT THE 2025 MEETING?
If you wish to submit a question, you may do so in two ways:
•Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit." You may submit questions through this pre-meeting forum until the start of the meeting.
•During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/CPS2025 to attend the meeting, during which you may type your question into the "Ask a Question" field, and click "Submit."
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at http://www.ir.cooperstandard.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

7	2025 Proxy Statement

PROPOSAL 1 Election of Directors

Our 2025 Director Nominees
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the nine individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of the stockholders in 2026 and until their successors, if any, are elected or appointed and qualified, or until their earlier resignation, removal, or death. All of these nominees have consented to being named in this proxy statement and to serve, if elected. If any of them is unable or declines to serve as a director, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting. Thomas W. Sidlik,who has reached our director retirement age, has not been renominated to stand for re-election per our Corporate Governance Guidelines. We thank Mr. Sidlik for his dedication and many years of service to our Company.
Each incumbent director who has been nominated for reelection by the Board must submit or have submitted an irrevocable resignation. If an incumbent director is not reelected, then (within 90 days of receiving the certified vote pertaining to the election of directors) the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its determination, may consider any factors they determine appropriate.
Because this is an uncontested election, a nominee will be elected if more votes are cast “for” than “against” that nominee’s election, and any abstentions or broker non-votes will not be counted as a vote “for” or “against” that nominee’s election. If a nominee is not elected, or if the Board accepts an unsuccessful incumbent director’s resignation, then the Board may fill the resulting vacancy.

The Board of Directors recommends that the stockholders vote FOR each of our nominees.

DIRECTOR NOMINEES John G. Boss Jeffrey S. Edwards Richard J. Freeland Adriana E. Macouzet-Flores David J. Mastrocola Christine M. Moore Robert J. Remenar Sonya F. Sepahban Stephen A. Van Oss

2025 Proxy Statement	8

Table of Contents	Proposal 1

SKILLS AND EXPERIENCE (OUT OF 9) The Board considers the following skills and experiences to be integral to the success of the Company:

6	4

CORE INDUSTRY experience is important to providing relevant understanding of our business, strategy, and marketplace dynamics	ENGINEERING/TECHNICAL experience is critical to ensuring we are able to provide our customers with market-leading solutions with predictable quality that meet and exceed expectations

9	7

SENIOR EXECUTIVE LEADERSHIP
experience is important to providing the Company with unique insights on developing talent, a productive work culture, and strategy in solving problems in large, complex organizations
MANUFACTURING/SUPPLY CHAIN experience is critical to ensuring optimal processes are used in the creation of our products

4	6

FINANCIAL/AUDIT & RISK experience is important in overseeing accurate financial reporting, informed decision making on value-adding initiatives,and robust auditing	INNOVATION & TECHNOLOGY STRATEGY is integral to furthering our commitment to nurturing a culture that encourages innovative ideas that are translated into development of new and advanced technologies

8	3

MERGERS & ACQUISITIONS/CAPITAL MARKETS
experience is critical to strategically pursuing complementary acquisitions and joint ventures that enhance our customer base, geographic penetration, scale and technology

CYBERSECURITY/INFORMATION TECHNOLOGY
experience is important because the Board plays a vital role in recognizing the urgency IT/cybersecurity risks and ensuring the Company has appropriate plans in place to prevent and respond to cyber-attacks that could result in reputational, legal, and operational issues for the Company

8	6

INTERNATIONAL BUSINESS/MARKETS experience is critical to cultivating and sustaining business and governmental relationships internationally and providing oversight of our multinational operations
ENVIRONMENTAL/SOCIAL/GOVERNANCE
experience is vital to ensure that the Company fulfills its commitment to good corporate citizenship and sustainability with world-class performance in all areas of our business and to elevate our value for all our stakeholders

9	2025 Proxy Statement

Table of Contents Proposal 1

Our Board is committed to ensuring that it has the right mix of key skills, experiences, background and tenure, bringing a broad range of perspectives contributing to our Company’s success. A particular director or director nominee may possess additional experience, qualifications, attributes and skills that are valuable to the Company, even if not expressly indicated below.
	Boss	Edwards	Freeland	Macouzet	Mastrocola	Moore	Remenar	Sepahban	Van Oss

KEY SKILLS AND EXPERIENCE
Core Industry	●	●	●	●			●	●
Senior Executive Leadership	●	●	●	●	●	●	●	●	●
Financial/Audit and Risk					●	●	●		●
Mergers and Acquisition/ Capital Markets	●	●	●	●	●		●	●	●
International Business/ Markets	●	●	●	●	●		●	●	●
Engineering/ Technical	●			●			●	●
Manufacturing/ Supply Chain	●	●	●	●			●	●	●
Innovation and Technology Strategy	●	●	●	●			●	●
Cyber Security/ Information Technology						●		●	●
Environmental/ Social/ Governance	●	●	●	●		●		●
DEMOGRAPHICS
Age	65	62	67	63	63	62	69	64	70
Director Since	2020	2012	2020	2020	2010	2021	2015	2016	2008
Independent	●		●	●	●	●	●	●	●

2025 Proxy Statement	10

Table of Contents	Proposal 1

Director Recruitment Process

IDENTIFY Stockholders, Management, Directors and Search Firms Identify Director Candidates	RECOMMENDATION Nominating and Corporate Governance Committee Evaluates Candidates and Makes Recommendation	NOMINATIONS Board of Directors Makes Nominations	ELECTION Stockholders Elect Directors at Annual Meeting of Stockholders

The Board is responsible for selecting its own members and recommending them for election by the stockholders. The Board delegates the screening process to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, with the active involvement and input of the Chairman and Chief Executive Officer (“CEO”) and other members of the Board, as appropriate, will consider candidates recommended by stockholders, management, members of the Board, and other sources as necessary, including search firms it may engage to assist in the identification and evaluation of qualified director candidates. The procedures for a stockholder to nominate director candidates are described under “Submitting Stockholder Proposals and Nominations for the 2026 Annual Meeting” in this proxy statement. The Nominating and Corporate Governance Committee will evaluate candidates recommended by the stockholders using the same criteria that it uses in evaluating all other candidates.
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members, considering current Board composition, Company strategy and all relevant facts and circumstances at that time.
In identifying and evaluating the suitability of nominees for director, the Nominating and Corporate Governance Committee reviews the applicable requirements for directors under the Exchange Act and the NYSE listing rules. In addition, the Nominating and Corporate Governance Committee considers other criteria it deems appropriate and which may vary over time depending on the Board’s needs, including criteria such as automotive or manufacturing industry experience, general understanding of various business disciplines (e.g., marketing, finance, etc.), the Company’s business environment, educational and professional background, analytical ability, and a willingness to devote adequate time to Board duties. Director candidates should demonstrate commitment to the highest personal and professional ethical standards, integrity, and the core values of the Company and will be evaluated on their ability to consider and balance the legitimate interests and concerns of the Company’s stockholders and other stakeholders effectively, consistently, and appropriately in reaching decisions. The Nominating and Corporate Governance Committee also ensures the Board has a broad range of valuable perspectives by seeking candidates from varied backgrounds and viewpoints. The Board evaluates each individual in the context of the Board as a whole, with the objective of retaining a group that can best enhance the Company’s success and represent the interests of stockholders and other stakeholders with sound judgment.
The Nominating and Corporate Governance Committee presents its recommendations for director nominees to the Board of Directors, who analyze the committee’s findings and select the nominees to be presented to the stockholders for a vote at the annual meeting of the stockholders.

11	2025 Proxy Statement

Table of Contents Proposal 1

Director Nominees
The names of the nominees, along with their present positions, their principal occupations, directorships held with other public corporations currently over the last five years, their ages, and the year first elected as a director are set forth below. In addition, certain individual qualifications, experiences, and skills of our nominees that led the Board to the conclusion to nominate each such individual are set forth below.

Professional Experience
Until his retirement in March 2020, Mr. Boss was the president and chief executive officer of Momentive Performance Materials Inc. (“MPM”), a global producer of silicones, quartz and specialty ceramic materials, serving in this capacity for six years. Mr. Boss also served as a director of MPM Holdings Inc. from October 2014 to March 2020 and served as President of the Silicones & Quartz Division of MPM from March 2014 to December 2014. Mr. Boss’s career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell International, a producer of commercial, industrial and consumer products. Mr. Boss also serves on the board of directors of Wabash National Corporation, where he chairs the Compensation Committee and serves on the Finance Committee; Libbey, Inc., where he serves on the Audit Committee; and Calumet Inc., where he chairs the Nominating and Governance Committee and serves on the Audit and Strategy and Growth Committees. Mr. Boss earned a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate School of Management and a Bachelor’s Degree in Mechanical Engineering from West Virginia University.

JOHN G. BOSS Age 65 Director Since 2020 Independent Yes Committees •Compensation (Chair)

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/ Markets	•Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •Wabash National Corporation •Calumet Inc.

Former Public Company Directorships (past 5 years) •None

2025 Proxy Statement	12

Table of Contents	Proposal 1

Professional Experience
With more than 39 years of automotive industry experience, Jeffrey Edwards serves as chairman and CEO of Cooper Standard, a position he has held since May 2013. He joined Cooper Standard as CEO and became a member of the Company's board of directors in October 2012. Since joining Cooper Standard, Mr. Edwards has been focused on driving value through culture, innovation and results.
Mr. Edwards also serves on the board of directors of Standex International Corp., where he serves on the Compensation and Nominating and Corporate Governance Committees.
Prior to joining Cooper Standard, Mr. Edwards held positions of increasing responsibility at Johnson Controls, Inc. from 1984 to 2012. Most recently, he led the Automotive Experience Asia Group, serving as corporate vice president as well as group vice president and general manager.
Mr. Edwards earned a Bachelor of Science degree in business administration from Clarion University in Pennsylvania. He has also completed an executive training program at INSEAD, an international graduate business school and research institution.

JEFFREY S. EDWARDS (CHAIRMAN) Age 62 Director Since 2012 Independent No

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •Standex International Corp.

Former Public Company Directorships (past 5 years) •None

13	2025 Proxy Statement

Table of Contents Proposal 1

Professional Experience
Mr. Freeland served as president and chief operating officer of Cummins Inc., a global manufacturer of engines, power systems, and related components, from July 2014 to October 2019, prior to which he served in various senior leadership positions, including vice president and president of the Engine Business from 2010 to 2014, president of the Components Group from 2008 to 2010, and president of Worldwide Distribution Business from 2005 to 2008. Mr. Freeland serves as chair of the board of directors of Valvoline Inc. and serves on the board of directors of Hyliion Holdings Corp. and as a member of its Compensation and Technology Committees. He is also a member of the Advisory Council of Purdue University, Krannert School of Management. Mr. Freeland earned a Bachelor of Science degree from Purdue University and a Master of Business Administration degree from Indiana University.

RICHARD J. FREELAND Age 67 Director Since 2020 Independent Yes Committees •Nominating and Corporate Governance (Chair)

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social Governance

Other Current Public Company Directorships •Valvoline Inc. •Hyliion Holdings Corp

Former Public Company Directorships (past 5 years) •None

Professional Experience
Ms. Macouzet-Flores is vice president, Latin America and PMC general manager, Latin America of PPG Industries de Mexico, S.A. de C.V., a subsidiary of PPG Industries Inc., a manufacturer and distributor of a broad range of paints, coatings and specialty materials, prior to which she served as its general manager, Latin America North and general manager, Automotive OEM Coatings from January 2012 to June 2017. Ms. Macouzet-Flores held several other positions of increasing responsibility at PPG Industries since she started with the company in 1989.
Ms. Macouzet-Flores has over 25 years of leadership experience in multinational settings. She earned an undergraduate degree in chemical engineering from Universidad La Salle, Mexico City, Mexico, and has completed executive training courses in Finance Management at University of Michigan Ross School of Business; Corporate Strategy at The University of Chicago Booth School of Business; and Women on Boards at Harvard Business School.

ADRIANA E. MACOUZET FLORES Age 63 Director Since 2020 Independent Yes Committees •Nominating and Corporate Governance

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/ Capital Markets •International Business/Markets	•Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

2025 Proxy Statement	14

Table of Contents	Proposal 1

Professional Experience
Mr. Mastrocola is a private investor. Previously, Mr. Mastrocola served as partner and managing director of Goldman, Sachs & Co. During his 22 years at Goldman, Sachs & Co., he held a number of senior management positions in the Investment Banking Division, including heading and coheading the corporate finance, mergers/strategic advisory and industrials/natural resources departments, as well as serving as a member of firm-wide capital and commitments committees. Prior to Goldman, Sachs & Co., Mr. Mastrocola was a senior auditor at Arthur Anderson & Co. Mr. Mastrocola also served on the Board of Trustees of Save the Children Foundation for 12 years. Mr. Mastrocola earned his Master of Business Administration degree from Harvard University and his undergraduate degree from Boston College.

DAVID J. MASTROCOLA Age 63 Director Since 2010 Lead Director Since 2011 Independent Yes Committees • Compensation

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk	•Mergers & Acquisitions/Capital Markets •International Business/Markets

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

Professional Experience
Ms. Moore is executive vice president and general auditor of Comerica Bank, a financial services company, a position she has held since 2016. Prior to that time she held positions at Comerica Bank of increasing responsibility, including Senior Vice President & Deputy General Auditor from 2014 to 2016, Senior Vice President & Audit Director from 2004 to 2014 and Senior Auditor, Audit Manager, Audit Director from 1991 to 1999. She has also served as Controller, Jordan Services Inc. from 2000 to 2004 and began her accounting and auditing career at PricewaterhouseCoopers. Ms. Moore earned a Bachelor of Business Administration degree from Marygrove College and a Master of Business Administration degree from University of Detroit Mercy. She has participated in the Leadership at the Peak, a Center for Creative Leadership Executive Leadership Program, Inforum’s Center for Women’s Leadership Executive Leadership Program, as well as earned: the certifications and designations of Certified Public Accountant (CPA); Certified Information System Auditor (CISA); Certified Anti-Money Laundering Specialists (CAMS); Certified Fiduciary and Investment Risk Specialist (CFIRS); and NACD Directorship. She currently serves as an executive board member of the Alternative for Girls organization and is a member of the Michigan Association of CPAs, Information Systems Audit & Control Association, Institute of Internal Auditors, Association of Certified Anti-Money Laundering Specialists, the Executive Leadership Council, and National Association of Corporate Directors, and is the executive sponsor for Comerica’s African American Network employee resource group.

CHRISTINE M. MOORE Age 62 Director Since 2021 Independent Yes Committees •Audit

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk	•Cybersecurity/Information Technology •Environmental/Social/ Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

15	2025 Proxy Statement

Table of Contents Proposal 1

Professional Experience
Mr. Remenar served as chief operating officer of Kensington Capital Acquisition Corp. IV, a special purpose acquisition company from March 2022 to September 2022. Mr. Remenar was president of Kensington Capital Acquisition Corp. II, a special purpose acquisition company, from February 2021 to October 2021 and served as vice chairman of its board of directors. From June 2020 to November 2020, he was president of Kensington Capital Acquisition Corp. I, a special purpose acquisition company, also serving as vice chairman of its board of directors. Mr. Remenar also served as president and chief executive officer of Chassix Inc., a manufacturer of chassis systems, from July 2012 to June 2014, and he served as president and chief executive officer of Nexteer Automotive from December 2009 to June 2012, and president of Delphi Steering/Nexteer Automotive from April 2002 to November 2012. Previously, he held a number of executive positions within Delphi Corp. since 1998 and several executive and managerial positions within General Motors since 1985. Mr. Remenar also serves on the board of directors of Samvardhana Motherson International Limited, where he serves as chair of the Risk Management Committee and as a member of the Strategic Relationship, Strategic Business Matters and Global Sustainability Committees, and the board of directors of Munro & Associates. He earned his Master of Business and Professional Accountancy degrees from Walsh College and his undergraduate degree from Central Michigan University.

ROBERT J. REMENAR Age 69 Director Since 2015 Independent Yes Committees •Compensation •Audit

	Skills and Experience •Core Industry •Senior Executive Leadership •Financial/Audit & Risk •Mergers & Acquisitions/Capital Markets	•International Business/Markets •Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy

Other Current Public Company Directorships •Samvardhana Motherson International Limited (formerly known as Motherson Sumi Systems Limited)

Former Public Company Directorships (past 5 years) •Kensington Capital Acquisition Corp. •Kensington Capital Acquisition Corp. II

2025 Proxy Statement	16

Table of Contents	Proposal 1

Professional Experience
Ms. Sepahban is the CEO and a director of OurOffice, Inc., developer of an enterprise software platform to measure, benchmark and improve diversity and inclusion and workplace culture. From 2009 to 2015, she served as senior vice president of engineering, development and technology at General Dynamics Land Systems, a business unit of General Dynamics Combat Systems Group, a global aerospace and defense company. From 1997 to 2009, she held a number of leadership positions with Northrop Grumman Space Technology, including chief technology officer and senior vice president and chief engineer. Previously, Ms. Sepahban held a number of technical and management positions at the NASA Johnson Space Center. Ms. Sepahban earned a Master of Business Administration degree from the University of Houston, a master’s degree in chemical engineering from Rice University, a bachelor’s degree in chemical engineering from Cornell University, and a political science degree from the Institute of Political Sciences.

SONYA F. SEPAHBAN Age 64 Director Since 2016 Independent Yes

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets •Engineering/Technical	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Cybersecurity/Information Technology •Environmental/Social/ Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

Professional Experience
Mr. Van Oss currently serves as an Operating Partner, Distribution for Gamut Capital Management, a New York based private equity firm. From 2009 until his retirement in December 2015, Mr. Van Oss served as senior vice president and chief operating officer and director of WESCO International, Inc., a supply chain solutions company. He served as a senior vice president and chief financial and administrative officer of WESCO from 2004 to 2009 and as vice president and chief financial officer of WESCO from 2000 to 2004. Previously, he served as WESCO’s director of information technology from 1997 to 2000 and as its director of acquisition management in 1997. Mr. Van Oss serves on the board of directors of JPW Industries as the chairman and is a member of the audit and compensation committees.He is also a trustee of Robert Morris University and a member of the finance and audit committees. He earned his graduate degree from Cleveland State University, undergraduate degree from Wright State University and is a Certified Public Accountant licensed in Ohio.

STEPHEN A. VAN OSS Age 70 Director Since 2008 Independent Yes Committees •Audit (Chair) •Compensation

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk •Mergers & Acquisitions/Capital Markets	•International Business/Markets •Manufacturing/Supply Chain •Cybersecurity/Information Technology

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

17	2025 Proxy Statement

Corporate Governance

Board of Directors

INDEPENDENCE OF DIRECTORS
Board’s Guidelines on Director Independence:
Our Corporate Governance Guidelines provide that a majority of the members of the Board must meet the criteria for independence set forth under applicable law and NYSE listing standards. On an annual basis, the Board determines whether each director qualifies as independent under these criteria. In addition to applying the NYSE independence rules, the Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director. Furthermore, our Audit, Compensation and Nominating and Corporate Governance Committees are constituted so as to comply with the NYSE listing standards regarding independence, including committee independence.
Application of Guidelines:
The Board has determined that all of our directors and director nominees are independent as determined pursuant to NYSE rules, except for Mr. Edwards who serves as our CEO.

BOARD LEADERSHIP STRUCTURE
The Board’s leadership structure currently includes a combined chairman and CEO role with a non-employee lead director, as permitted by our Corporate Governance Guidelines.
Chairman and Chief Executive Officer
Mr. Edwards serves as chairman of the board of directors and CEO, a structure the Board believes is in the best interests of our stakeholders. This approach recognizes the importance of having a chairman with in-depth knowledge of, and experience in, our industry, while promoting communication between management and the Board, particularly regarding the Board’s oversight of the Company’s strategic direction. In addition, this structure ensures that the non-employee directors’ attention is devoted to the Company’s critical issues and our stakeholders. Our Board periodically reviews its determination to have a single individual serve as both chairman and CEO.
Lead Director
The lead director position is elected by the non-employee members of the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Board believes that the role of the lead director, together with the existence of a substantial majority of independent directors, fully independent Board committees, and the use of regular executive sessions of non-employee and independent directors achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management.
As the lead director, Mr. Mastrocola:
1.presides at all meetings of the Board at which the chair is not present, including executive sessions of the independent directors, and communicates with management concerning the substance of such meetings and sessions;
2.serves as the liaison between the chair and the independent directors;
3.approves the Board’s meeting agendas, schedules and information sent to the Board;
4.in consultation with the Compensation Committee, assists the Board with its evaluation of the performance of the CEO; and
5.if requested by major stockholders, ensures that he is available for consultation and direct communication.

2025 Proxy Statement	18

Table of Contents	Corporate Governance

BOARD OF DIRECTORS ATTENDANCE REQUIREMENTS FOR MEETINGS
Meetings
Our Board of Directors met eight times in 2024. As set forth in our Corporate Governance Guidelines, Board members are expected to attend Board meetings and meetings of the committees on which they serve. All directors are also strongly encouraged to attend our annual meeting of the stockholders. All director nominees attended at least 75% of the meetings of our Board and the committees on which they served during 2024. All of the then-serving directors attended the 2024 Annual Meeting.
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Executive sessions of non-employee directors are led by Mr. Mastrocola, the lead director, and are held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with regularly scheduled committee meetings, as appropriate. At least once a year, the independent directors meet in an executive session led by one of the independent directors who is selected by all of the independent directors to lead the session.

EVALUATION OF BOARD PERFORMANCE
The Board believes that its annual evaluation process, illustrated below, is integral to enhancing our Board’s effectiveness. These annual self-evaluations are intended to facilitate a candid assessment and discussion by the Board of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the Corporate Governance Guidelines, and areas for improvement. Each Committee of the Board also conducts a similar annual self-evaluation of its performance and procedures.

QUESTIONNAIRE	Questionnaire enables each director to provide candid feedback.

BOARD ASSESSMENTS AND DISCUSSIONS
During an executive session of the Board led by the Chair of the Nominating and Corporate Governance Committee and the lead director, the questionnaires are used to facilitate assessments of the following areas:
•Individual performances of the directors, including
in the capacity of lead director and committee chair
•Board and committee operations
•Board performance
•Committee performance

FOLLOW-UP	Policies and practices updated as appropriate.

19	2025 Proxy Statement

Table of Contents Corporate Governance

Board Committees and Their Functions
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In January 2025, the Board decided to disband the Innovation and Business Diversification Committee. Due to our new product line structure, the Board and management believes that embedding innovation and business diversification into the business will be more efficient and impactful and provides a more holistic approach.
The Board determined that each member of each Committee is independent under applicable NYSE listing standards and SEC rules. Each Committee is organized and conducts its business pursuant to a written charter adopted by the Board and available on our website at www.cooperstandard.com under the “Investors” tab.
The following chart sets forth our Board’s standing committees and membership on these committees.

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John G. Boss		C
Jeffrey S. Edwards*
Richard J. Freeland			C
Adrian E. Macouzet Flores			●
David J. Mastrocola**		●
Christine M. Moore†	●
Robert J. Remenar†	●	●
Sonya F. Sepahban
Thomas W. Sidlik	●		●
Stephen A. Van Oss†	C	●

* Chairman of Board ** Lead Director † Financial Expert “C” Denotes member and Chair of Committee “●” Denotes member

2025 Proxy Statement	20

Table of Contents	Corporate Governance

AUDIT COMMITTEE
Committee’s Key Responsibilities
•Select independent registered public accounting firm and regularly review and evaluate the firm’s independence, qualifications and performance
•Oversee accounting and financial reporting processes and the annual audit and quarterly review of financial statements
•Oversee, review and evaluate the Company’s internal audit function
•Oversee compliance with legal and regulatory requirements
•Review and oversee our system of internal controls regarding finance, accounting, cybersecurity and legal compliance
•Review and oversee the Company’s assessment and management of the Company’s major litigation, and any significant compliance, cybersecurity and financial risk exposures
•Oversee environmental, social and governance disclosures, processes, and controls

Chair Stephen A. Van Oss Members Christine M. Moore Robert J. Remenar Thomas W. Sidlik Number of Meetings in 2024 7

Audit Committee Financial Expertise and Independence
Our Board has determined that each member of the Audit Committee is financially literate and that Messrs. Van Oss and Remenar and Ms. Moore qualify as audit committee financial experts as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”).

COMPENSATION COMMITTEE
Committee’s Key Responsibilities
•Review and approve corporate goals, objectives, and other criteria relevant to the CEO’s and the other executive officers’ compensation
•Evaluate the performance of all executive officers and determine their compensation
•Establish overall compensation philosophy and review, approve executive compensation programs and assess related risks
•Review and approve employment and severance arrangement with executive officers
•Review and approve equity-based compensation plans and awards made pursuant to such plans
•Oversee the Company’s employee benefit plans, including the delegation of responsibility for such programs to the Company’s Benefit Plan Committee
•Integrate select environmental, social and governance goals and milestones into executive compensation plans

Chair John G. Boss Members David J. Mastrocola Robert J. Remenar Stephen A. Van Oss Number of Meetings in 2024 7

Compensation Consultant
The Compensation Committee has engaged FW Cook as its independent compensation consultant. The consultant reports directly to the Compensation Committee and advises the Compensation Committee on a number of compensation-related considerations, including compensation practices among our peer group companies, pay-for-performance measures, competitiveness of pay levels, program design, and market trends. Other than consulting on executive compensation matters, FW Cook has performed no other services for the Compensation Committee or the Company.
The Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Compensation Committee, including consideration of all factors relevant to the advisor’s independence from management as required by applicable NYSE listing standards.  In connection with its engagement of FW Cook, the Compensation Committee considered these factors and determined that FW Cook qualified as independent and that its engagement does not raise any conflict of interest.

21	2025 Proxy Statement

Table of Contents Corporate Governance

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee’s Key Responsibilities
•Identify and evaluate individuals qualified to become members of the Board consistent with criteria approved by the Board
•Select and recommend to the Board the director nominees to stand for election by the stockholders or to fill vacancies on the Board and its committees
•Develop and ensure compliance with corporate governance principles and practices applicable to the Company
•Review our legal compliance and ethics programs and policies
•Review and make recommendations to the Board on director compensation, as well as indemnification and insurance matters
•Oversee the annual performance evaluation of the Board and its committees
•Ensure effective Company communication with investors and other stakeholders on environmental, social and governance matters
•Ensure the Board has the skills, expertise and continued education necessary to oversee the successful execution of the Company’s environmental, social and governance priorities

Chair Richard J. Freeland Members Adriana E. Macouzet Flores Thomas W. Sidlik Number of Meetings in 2024 5

Corporate Governance Principles and Code of Conduct
Cooper Standard is committed to sound corporate governance principles that are essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our stockholders. Our business is overseen by our Board who strive to promote the success, sustainability and continuity of our business through the selection of a qualified management team and is responsible for ensuring that our activities are conducted responsibly, lawfully, and ethically.
The Board abides by our Corporate Governance Guidelines which provide a framework for the effective governance of the Company. The Board has also adopted a Code of Conduct which applies to all directors, officers, and employees, including our CEO, our chief financial officer, and our chief accounting officer. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Conduct, and committee charters are available on our website at www.cooperstandard.com under the “Investors” tab or in printed form upon request by contacting Cooper Standard at 40300 Traditions Drive, Northville, Michigan, 48168, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies our policies as warranted. Any modifications will be reflected on our website. In addition, if the Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the “Investor” section of our website on a timely basis. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference in this proxy statement.

Securities Trading Policy
The Board has adopted a Securities Trading Policy governing the purchase, sale, and/or other dispositions of our securities by all directors, officers, employees and any other person the Company determines should be subject to the policy, such as contractors and consultants. We believe that the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. In addition, it is the practice of the Company to comply with applicable securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement	22

Table of Contents	Corporate Governance

Board’s Role in Risk Oversight
The Board, as a whole and through its committees, is responsible for the oversight of risk management, while management is responsible for the day-to-day management of risks to the Company. The effective oversight and management of the risks facing the Company are supported through a top-down and bottom-up communication framework that includes a robust enterprise risk management approach and active participation from the Global Leadership Team and our leaders across all functional areas of the Company, fostering an appropriate culture of integrity and risk awareness throughout the Company.
The Board has also developed a strong governance framework for overseeing management’s strategy that integrates environmental, social and governance risks and opportunities into the Company’s long-term strategy and enterprise risk management processes.
RISK OVERSIGHT
The Board has implemented a risk governance framework designed to:
•understand material risks in the Company’s business, strategy and environmental, social and governance priorities;
•allocate responsibilities for risk oversight among the full Board and its committees;
•evaluate the Company’s enterprise risk management processes and whether they are functioning adequately; and
•facilitate open communication between management and Directors.
The Board delegates to its committees the task of reviewing and overseeing specific risks that align with their functional responsibilities, as presented below:

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
•Effectiveness of policies on risk assessment and management.
•Exposure to major litigation or significant compliance, cybersecurity and financial risks and the mitigation of such risks.
•Effectiveness of Company’s system of disclosure and internal controls over financial reporting and environmental, social and governance disclosures.
•Compliance with legal and regulatory requirements.
	•Risks related to our governance structure and processes, related party transactions, and our legal and ethical compliance programs, including our Code of Conduct.	•Risks related to programs and practices that are likely to have a material adverse effect on the Company.

ENTERPRISE RISK MANAGEMENT APPROACH
Our enterprise risk management (ERM) approach is designed to inform the Board and the strategic and business planning processes through identification, detection, prevention and mitigation of risks that could impede the achievement of the Company’s strategic objectives and business goals. The results of the Company’s annual risk assessment process are reviewed with the Audit Committee on an annual basis. A priority in our approach is to connect the ERM process with strategic planning and corporate responsibility initiatives to ensure the sustainability of the enterprise.

23	2025 Proxy Statement

Table of Contents Corporate Governance

The ERM committee is comprised of senior-level leaders from each of the functional areas of the company working in concert with our Global Leadership Team and the Board. On an annual basis, the ERM committee is charged with pursuing a holistic, consolidated risk management approach for all risk classes, including strategic, operational, financial and compliance risks. The ERM committee has adopted a common risk management language, process, and metrics that are designed to inventory, assess and rank unmitigated and mitigated risks so that the Global Leadership Team can determine the appropriate response and mitigation strategies in alignment with the Company’s risk appetite. The committee considers the likelihood, magnitude and timeframe of individual risks (short-term, intermediate-term or long-term) when assessing response and mitigation strategies. This comprehensive risk management process allows for effective risk management and efficient capital allocation and fosters a risk-aware culture embedded into daily operations across the organization at all levels.

To learn more about risks facing the Company, you can review the factors included in Part I, “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are aligned to the risks that are identified during the annual ERM risk assessment process. The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to the Company also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Corporate Responsibility
Cooper Standard is dedicated to demonstrating strong corporate citizenship to fulfill its purpose of Creating Sustainable Solutions TOGETHER. Through consistent actions aligned with our core values, we uphold our reputation as an honest, ethical and responsible company. As we work to deliver innovative products and systems, we remain focused on meeting our sustainability and environmental, social and governance commitments to Be the First Choice of the Stakeholders We Serve.
In 2024, Cooper Standard was named one of America's Most Responsible Companies by Newsweek, for the sixth consecutive year. We are proud of this acknowledgment of our efforts to continue building upon our performance to address the evolving needs of our stakeholders. We focus on corporate responsibility to deliver value to all our stakeholders and ensure the Company’s long-term sustainability through our environmental, social and governance initiatives.
ENVIRONMENTAL SOCIAL AND GOVERNANCE BOARD GOVERNANCE FRAMEWORK
The Board is responsible for oversight of our environmental, social and governance strategy and ensures the management of environmental, social and governance impacts, risks and opportunities are integrated into the Company’s long-term strategy and Enterprise Risk Management. The Board delegates certain environmental, social and governance oversight responsibilities to its committees as set forth below:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Disclosures, processes and controls, and their assurance ensuring:
•Environmental, social and governance disclosures (both qualitative and quantitative) are comprehensive and follow appropriate environmental, social and governance frameworks and/or standards
•Processes and controls are in place to ensure environmental, social and governance disclosures are accurate, comparable and consistent
•Whether independent assurance is required

Accountability ensuring: •Integration of select environmental, social and governance disclosures goals and milestones into executive compensation plans
Engagement, board composition and education ensuring:
•Effective communication of the Company’s environmental, social and governance priorities and performance to investors and other stakeholders
•The Board has the necessary environmental, social and governance skills and expertise
•Environmental, social and governance Board education

2025 Proxy Statement	24

Table of Contents	Corporate Governance

The full Board and its committees receive regular updates on key environmental, social and governance topics according to a standard Board calendar, including but not limited to corporate governance topics, which are reviewed by the Nominating and Corporate Governance Committee at least twice per year and by the full Board annually, and ethics and compliance topics, which are reviewed by the Audit and Nominating and Corporate Governance Committees at least three times per year and by the full Board annually. In addition to reporting on our progress, we regularly invite expert speakers to Board meetings to report on emerging trends in our evolving global landscape.
GLOBAL SUSTAINABILITY COUNCIL
Our commitment to sustainability and corporate responsibility is demonstrated through our Global Sustainability Council (GSC). This cross-functional council, led by an executive sponsor and comprising subject matter experts from Cooper Standard, provides executive-level oversight for the company's sustainability strategy to ensure alignment and integration with operational business goals and stakeholder priorities. The GSC cross-functional team meets quarterly and approaches the Company's environmental, social and governance initiatives holistically, tracks rapidly evolving best practices and further develops long-term goals to drive world-class environmental, social and governance performance.
SIGNIFICANT ENVIRONMENTAL, SOCIAL AND GOVERNANCE TOPICS
Our corporate responsibility efforts have the greatest impact when we concentrate on the issues that are most significant to our business and stakeholders. To identify priority topics, challenges, and opportunities, we conduct regular materiality assessments, providing dedicated and formal checkpoints for our sustainability strategy and reporting efforts.
In 2024, we conducted our first double materiality assessment, which was aligned to the requirements of the European Union’s Corporate Sustainability Reporting Directive (CSRD). We partnered with an objective third party to follow the process set forth by the European Sustainability Reporting Standards (ESRS) to develop and evaluate Impact, Risk and Opportunity (IRO) statements related to our business operations and value chain.
As part of the double materiality assessment, we engaged key stakeholders, including Cooper Standard leaders and internal subject matter experts. We also evaluated over a dozen recognized resources and frameworks to identify our industry’s and stakeholders' most significant sustainability issues. The results validated our previous environmental, social and governance investments and ongoing priority initiatives, including an emphasis on climate change matters, the circular economy, valuing our workforce, deepening customer trust and maintaining an ethical corporate culture. We intend to maintain and increase disclosure and transparency around these topics moving forward. The detailed results of our double materiality assessment are discussed in our annual Corporate Responsibility Report and are also available on our website.
Employee Engagement, Human Capital, Culture, Inclusion and Belonging
Our employees are our most important asset, and therefore we take action to attract, develop, engage, retain and recognize world-class talent. We work to create and maintain a physically and psychologically safe workplace for all our employees through our Total Safety Culture. We also support our employees by giving back to the communities where we work and live, focusing on our local impact. As we aim to strengthen our world-class reputation and stay competitive, we remain focused on several human capital-related topics among our top material environmental, social and governance focus areas, including Workplace Health & Safety, Talent Engagement, Talent Development, Performance Management, and Culture, Inclusion & Belonging.

25	2025 Proxy Statement

Table of Contents Corporate Governance

Innovation, Materials and Product Lifecycle
At Cooper Standard, we continuously evolve and embrace innovative ideas to exceed stakeholder expectations. Our unwavering commitment to making our products more sustainable guides our innovation processes, material selection, and product lifecycle considerations. We intentionally provide internal and external visibility of our product portfolio to further our culture of innovation and transparency. Our highly engaged workforce pursues technological innovations and implements manufacturing and business processes that deliver high quality and robust solutions. These innovative solutions enable us to meet the evolving needs of our customers and the global industries we serve as we face the challenges of today and into the future.
Climate Change, Greenhouse Gas Emissions, and Waste
As we experience the effects of climate change, we share the growing concerns of our stakeholders and take decisive action to manage climate risks. Cooper Standard recognizes that mitigating our environmental impact is crucial for the longevity of our business and the health of our planet. In 2024, we continued to focus on identifying technology investments and energy efficiency programs to reduce our carbon footprint, all part of our sustainability strategy to advance the low-carbon and circular economy. Cooper Standard aspires to be a leader in sustainable manufacturing, striving for excellence through efficient resource use and driving a prosperous future for generations to come.
We have adopted environmental programs to address our Company’s climate-associated risks, including industry changes, market changes and emerging regulations. Since 2011, we have reported our climate-related risks to the Carbon Disclosure Project. We are aggregating our Scope 3 emissions data to reach our goal of being able to set climate science-based emission reduction targets in the future. Furthermore, through the formation of our Carbon Neutrality Action Committee, we are revisiting our renewable energy goals to ensure they are appropriately challenging, inclusive of the correct stakeholder contributions, and in line with our overall strategy.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE REPORTING
Cooper Standard reports progress towards our environmental, social and governance commitments in our Corporate Responsibility Report annually. We continue to report in alignment with both the Global Reporting Initiative (GRI) Standards and the Sustainable Accounting Standards Board (SASB) Auto Part sector standard. We are actively monitoring changing reporting requirements in the EU and are proactively preparing for the anticipated transition. Our archive of annual Corporate Responsibility Reports is available on our website at www.cooperstandard.com/about-us/corporate-responsibility. Please view the reports for further information about the Company’s environmental, social and governance efforts, including environmental, social and governance goals and metrics. Please note that our Corporate Responsibility Report is not a part of our proxy solicitation materials.

2025 Proxy Statement	26

Table of Contents	Corporate Governance

Director Compensation
SUMMARY OF COMPENSATION
Members of the Board who are not Cooper Standard employees receive an annual cash fee of $100,000 and, if they chair a committee, an additional cash fee of $10,000 per year. The lead director receives an additional cash fee of $20,000 per year, less any amount the lead director may receive in fees as chair of a committee. Non-employee directors were also eligible to receive equity grants under the Amended and Restated 2021 Omnibus Incentive Plan (“2021 Plan”). In 2024, the value of the equity awards granted to non-employee directors was approximately equal in value to 120% of the annual base director fee. Consistent with its charter, the Nominating and Corporate Governance Committee reviews and recommends to the Board any changes with respect to the compensation of directors. With respect to fiscal year 2024, the Nominating and Corporate Governance Committee determined not to recommend any changes to the Company’s director compensation program relative to the prior year.
The following table sets forth information regarding the compensation earned by each non-employee director during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash $		Stock Awards[1] $	Total $
(a)	(b)		(c)	(d)
John G. Boss	110,000	[2]	120,000	230,000
Richard J. Freeland	110,000	[3]	120,000	230,000
Adriana E. Macouzet-Flores	100,000		120,000	220,000
David J. Mastrocola	120,000	[4]	120,000	240,000
Christine M. Moore	100,000		120,000	220,000
Robert J. Remenar	100,000		120,000	220,000
Sonya F. Sepahban	110,000	[5]	120,000	230,000
Thomas W. Sidlik	100,000		120,000	220,000
Stephen A. Van Oss	110,000	[6]	120,000	230,000

[1]The amount shown in column (c) represents the grant-date fair value of 7,693 time-vested RSUs granted to each of the non-employee directors who were directors on the grant date, May 16, 2024, under the Company’s 2021 Plan. These RSUs will vest, assuming continued service as a director, on the earlier of the first annual stockholder meeting after the grant date or the one year anniversary of the grant date. Each RSU represents a contingent right to receive, at the Company’s option, either one share of common stock or the cash equivalent upon satisfaction of the vesting requirements. Under the Cooper-Standard Holdings Inc. Deferred Compensation Plan for Non-Employee Directors, the directors may make an irrevocable election to defer their RSU awards. Messrs. Freeland, Mastrocola, Remenar, Sidlik and Van Oss, and Ms. Sepahban each deferred their 2024 RSU awards.
As of December 31, 2024, the aggregate number of deferred RSUs and outstanding and unvested RSUs held by current non-employee directors were as follows:

27	2025 Proxy Statement

Table of Contents Corporate Governance

Name	Deferred RSUs	Outstanding and Unvested RSUs

(a)	(b)	(c)
John G. Boss	—	7,693
Richard J. Freeland	46,645	7,693
Adriana E. Macouzet-Flores	—	7,693
David J. Mastrocola	54,824	7,693
Christine M. Moore	—	7,693
Robert J. Remenar	29,894	7,693
Sonya F. Sepahban	49,241	7,693
Thomas W. Sidlik	54,824	7,693
Stephen A. Van Oss	54,824	7,693

[2]Represents Mr. Boss’s annual cash fee, plus $10,000 for his services as the chair of the Compensation Committee.
[3]Represents Mr. Freeland’s annual cash fee, plus $10,000 for his services as the chair of the Nominating and Corporate Governance Committee.
[4]Represents Mr. Mastrocola’s annual cash fee, plus $20,000 for his services as the lead director.
[5]Represents Ms. Sepahban’s annual cash fee plus $10,000 for her services as the chair of the former Innovation and Business Diversification Committee.
[6]Represents Mr. Van Oss’s annual cash fee plus $10,000 for his services as the chair of the Audit Committee.

Stock Ownership Policy for Non-Employee Directors
To align the interests of our non-employee directors with the interests of our stockholders, the Board has a policy requiring that non-employee directors achieve a level of ownership of our common stock equal to five times their annual cash fee. Under this policy, non-employee directors are required to hold 75% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach their applicable stock ownership level. For purposes of the policy, “stock ownership” or “stock owned” shall include the following, whether owned directly by, or held in trust for the benefit of, the director or any member of his or her immediate family:
•Common stock of the Company, except to the extent such stock is subject to vesting conditions other than conditions based solely on the passage of time.
•Company stock units or similar stock rights granted under the Company’s Omnibus Incentive Plan (or any predecessor or successor plan) or credited under any deferred compensation plan of the Company which are to be settled in shares of common stock, except to the extent such stock units or rights are subject to vesting conditions other than conditions based solely on the passage of time.
In the case of time-vested common stock or stock units in the categories above which are not yet fully vested and not deferred, only a portion representing the net after-tax holdings at vesting will count as stock owned. For purposes of calculating these estimated net holdings, the applicable rate assumed to apply at vesting shall equal 50%.
All of our incumbent non-employee directors meet the requirements of this policy or are retaining their acquired amounts until they reach their applicable stock ownership levels.

2025 Proxy Statement	28

Table of Contents	Corporate Governance

Stock Ownership and Related Stockholder Matters
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of the issued and outstanding common stock of Cooper-Standard Holdings Inc. by (i) each person known by us to beneficially own more than 5% of the issued and outstanding common stock of Cooper-Standard Holdings Inc. as of the dates indicated in the footnotes and (ii) (A) each of our directors, (B) each named executive officer, and (C) all directors and executive officers as a group, each as of March 16, 2025. Unless otherwise indicated, (i) the address of each beneficial owner is c/o Cooper-Standard Holdings Inc., 40300 Traditions Drive, Northville, Michigan, 48168; and (ii) each of the beneficial owners listed below has sole voting and dispositive (investment) power over the shares beneficially owned.
As of March 16, 2025, there were 17,548,147 shares of our common stock outstanding.

	Common Stock Beneficially Owned
Named Executive Officers and Directors	Number of Common Shares[1] #		Common Shares Underlying Exercisable Options[2] #	Common Shares Underlying Restricted Stock Units[3] #		Total Number of Shares of Common Stock Beneficially Owned #	Percentage of Common Stock Beneficially Owned %
(a)	(b)		(c)	(d)		(e)	(f)
Jeffrey S. Edwards	354,842	[4]	300,467	4,010		659,319	3.7
Jonathan P. Banas	52,927		53,031	—		105,958	*
Patrick R. Clark	42,494		19,645	—		62,139	*
Christopher E. Couch	31,127		28,644	—		59,771	*
MaryAnn P. Kanary	5,364		—	—		5,364	*
John G. Boss	71,645		—	—		71,645	*
Richard J. Freeland	—		—	54,338		54,338	*
Adriana E. Macouzet-Flores	43,152		—	—		43,152	*
David J. Mastrocola	16,115		—	62,517		78,632	*
Christine M. Moore	33,603		—	—		33,603	*
Robert J. Remenar	27,575		—	37,587		65,162	*
Sonya F. Sepahban	3,357		—	56,934		60,291	*
Thomas W. Sidlik	4,750		—	62,517		67,267	*
Stephen A. Van Oss	77,846		—	62,517		140,363	*

Current directors and executive officers as a group (18 persons)	823,718		438,595	340,935	[5]	1,603,248	8.8

Significant Owners
Thrivent Financial for Lutherans[6]						1,616,000	9.2
BlackRock Inc.7						1,475,836	8.4
Millstreet Capital Management LLC[8]						931,971	5.3
The Vanguard Group[9]						871,587	5.0

29	2025 Proxy Statement

Table of Contents Corporate Governance

*Less than 1% [1]Includes common stock directly or indirectly owned by each listed person.

[2] Includes shares underlying options exercisable on March 16, 2025, and options that become exercisable within 60 days thereafter.
[3] Includes common shares underlying Restricted Stock Units that a) are credited to non-employee directors as of March 16, 2025, or within 60 days thereafter, which have been deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors and are payable in shares of common stock within 45 days following termination of board service or a change of control and b) with respect to Mr. Edwards, can only be paid in shares of common stock to Mr. Edwards if he retired from the Company as of March 16, 2025.
Not included are the following Restricted Stock Units that are payable within 60 days of March 16, 2025, that may be paid in cash or shares of common stock at the election of the Company:

John G. Boss	7,693
Adriana E. Macouzet-Flores	7,693
Christine M. Moore	7,693

[4]The number of common shares reported for Mr. Edwards includes 13,200 shares held by an irrevocable family trust for which his spouse is a beneficiary. Mr. Edwards disclaims beneficial ownership of the stock held by the trust except to the extent of his pecuniary interest therein.
[5]Includes 515 common shares underlying Restricted Stock Units which can only be paid in shares of common stock to Larry Ott if he retired from the Company as of March 16, 2025.
[6]Based solely on the Schedule 13G/A filed with the SEC on January 8, 2025, Thrivent Financial for Lutherans reported being the beneficial holder of 1,616,000 shares of common stock as of December 31, 2024, which represents shares held by Thrivent Financial for Lutherans in its general account and shares held in the Thrivent Defined Benefit Plan Trust for which Thrivent Financial for Lutherans serves as investment adviser. Out of the 1,616,000 shares reported, 428,694 shares were held by registered investment companies for which Thrivent Financial for Lutherans serves as investment adviser, and 1,178,621 shares were held by registered investment companies for which Thrivent Asset Management, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Thrivent Financial for Lutherans, serves as investment adviser. As of December 31, 2024, Thrivent Financial for Lutherans had the sole power to vote 8,685 shares of common stock and the sole power to dispose of 8,685 shares of common stock; and the shared power to vote 1,607,315 shares of common stock and the shared power to dispose of 1,607,315 shares of common stock. The address for Thrivent Financial for Lutherans is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.
[7]Based solely on the Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. reported being the beneficial holder of 1,475,836 shares of common stock as of December 31, 2023. BlackRock, Inc. has the sole power to vote 1,430,925 shares of common stock and the sole power to dispose of 1,475,836 shares of common stock. The address for BlackRock, Inc., is 50 Hudson Yards, New York, New York 10001.
[8]Based solely on the Schedule 13G filed with the SEC on February 14, 2023, Millstreet Capital Management LLC reported being the beneficial holder of 931,971 shares of common stock as of December 31, 2022, which represents shares which may be deemed beneficially owned by Millstreet Capital Management LLC in its capacity as investment manager to private investment vehicles. Mr. Connolly and Mr. Kelleher, also named as Reporting Persons on this Schedule 13G, are Managing Members of Millstreet Capital Management LLC. Shares reported for Messers. Connolly and Kelleher represent the above referenced shares reported with respect to Millstreet Capital Management LLC. Messers. Connolly and Kelleher disclaim beneficial ownership of the shares reported except to the extent of their pecuniary interest therein. As of December 31, 2022, Millstreet Capital Management LLC and Messers Connolly and Kelleher each had the shared power to vote 931,971 shares of common stock and the shared power to dispose of 931,971 shares of common stock. The address for Millstreet Capital Management LLC is c/o Millstreet Capital Management LLC, 545 Boylston Street, 8th Floor, Boston, MA 02116.
[9]Based solely on a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group reported being the beneficial holder of 871,587 shares of common stock as of December 31, 2023. The Vanguard Group has the sole power to dispose of 847,054 shares, the shared power to vote 18,584 shares, and the shared power to dispose of 24,533 shares of common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

2025 Proxy Statement	30

Table of Contents	Corporate Governance

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS The following table provides information about our equity compensation plans as of December 31, 2024:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights #	Weighted average exercise price of outstanding options, warrants and rights $	Number of securities remaining available for future issuance (excluding securities reflected in column (b)) #
(a)	(b)[1]	(c)[2]	(d)[3]
Equity compensation plans approved by security holders	1,675,942	$54.45	832,836
Equity compensation plans not approved by security holders	—	—	—
Total	1,675,942		832,836

[1]Included in column (b) are stock-settled restricted stock unit awards and stock-settled performance-based awards converted to shares by dividing the accounting value of the award by the grant date stock price. The number in column (b) includes 520,993 shares subject to options; 715,940 shares covered by stock-settled time-vested Restricted Stock Units; and 439,009 shares representing the target (or achieved if applicable) number of shares covered by Performance RSUs that may be earned pursuant to rights granted (assuming maximum payout level is achieved, Performance RSUs earned would be 987,548 and the total number of securities to be issued would be 2,224,481).
[2]The weighted-average exercise price presented in column (c) reflects the weighted average exercise price of 520,993 options outstanding under the Long-Term Incentive Program, as further described herein. The price does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards and stock-settled performance-based awards, which have no exercise price.
[3]The number of securities remaining available for issuance under the Company's 2021 Plan is 832,836. At the date of grant, Performance RSUs are debited from the 2021 Plan number of securities remaining available assuming the maximum payout level. As of May 18, 2023, the date on which the 2021 Plan was most recently amended and restated, a total of 1,661,639 shares of common stock were reserved for awards granted under the 2021 Plan.

31	2025 Proxy Statement

Table of Contents Corporate Governance

Executive Officers Set forth below is certain information with respect to the current executive officers of the Company.
Name	Age	Position
Jeffrey S. Edwards	62	Chairman and Chief Executive Officer
Jonathan P. Banas	54	Executive Vice President and Chief Financial Officer
Patrick R. Clark	52	President, Sealing Systems and Chief Manufacturing Officer
Christopher E. Couch	55	President, Fluid Handling Systems and Chief Technology Officer
Shannon B. Quinn	56	President, Industrial and Specialty Group
MaryAnn P. Kanary	50	Senior Vice President, Chief Legal Officer and Secretary
Larry E. Ott	65	Senior Vice President and Chief Human Resources Officer
Somasundhar Venkatasubramanian	55	Senior Vice President, Chief Information Technology Officer
Alison S. Nudd	54	Vice President, Chief Accounting Officer

Jeffrey S. Edwards is our chairman and chief executive officer, a position he has held since May 2013, previously serving as chief executive officer and member of the Board of Directors of the Company since October 2012.
Jonathan P. Banas is our executive vice president and chief financial officer, a position he has held since June 2017, previously serving as our vice president, corporate controller, and chief accounting officer since September 2015.
Patrick R. Clark is our president, Sealing Systems and chief manufacturing officer, a position he has held since January 2024. Prior to his current position, Mr. Clark served in a series of roles in the Company with increasing levels of responsibility, including as senior vice president and managing director - Global Automotive from January 2022 to December 2023, senior vice president and chief global manufacturing officer from August 2020 to December 2021, and senior vice president, chief global engineering and product strategy officer from January 2019 to July 2020.
Christopher E. Couch is our president, Fluid Handling Systems and chief technology officer, a position he has held since January 2024. Prior to his current position, Mr. Couch served in a series of roles in the Company with increasing levels of responsibility, including senior vice president, chief technology officer from July 2021 to December 2023, senior vice president and chief technology and procurement officer from January 2020 to December 2020, and senior vice president and chief innovation officer from January 2019 to January 2020.
Shannon B. Quinn is our president, Industrial and Specialty Group, a position she has held since June 2024. Prior to her current position, Ms. Quinn served as vice president, chief commercial and strategy officer beginning in April 2022, when she joined the Company. Ms. Quinn served as president, consumer original equipment (OE) North America for Bridgestone Corp., a company specializing in the manufacture and sale of tires and other rubber products, from 2017 until she joined the Company.
MaryAnn P. Kanary is our senior vice president, chief legal officer, and secretary, a position she has held since August 2023. Prior to her current position, Ms. Kanary served as executive vice president and chief legal officer at Barton Malow Holdings LLC, a company specializing in commercial and institutional construction, beginning in October 2017.
Larry E. Ott is our senior vice president and chief human resources officer, a position he has held since January 2014.
Somasundhar Venkatasubramanian (Soma Venkat) is our senior vice president, chief information technology officer, a position he has held since September 2021. Prior to his current position, Dr. Venkat was chief information officer at IXS Coatings, a supplier of polyurea solutions, from January 2021 to September 2021, prior to which he served as our vice president, information technology from January 2016 to December 2020.
Alison S. Nudd is our vice president, chief accounting officer, a position she has held since March 2024. Beginning in August 2022 until she was promoted to her current position, Ms. Nudd served as the Company’s vice president, global internal audit and compliance, prior to which she served as the Company’s senior director, financial reporting beginning in August 2020 when she joined the Company. Prior to joining the Company, Ms. Nudd held roles of increasing responsibility at Owens Corning, a supplier of global building and construction materials, beginning in 2014.

2025 Proxy Statement	32

Table of Contents	Corporate Governance

Transactions with Related Persons
RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES
We have established a formal written policy regarding transactions with related persons as defined under Item 404(a) of Regulation S-K (the “Related Party Transaction Policy” or the “Policy”). The Policy assists us in identifying, reviewing, monitoring and, as appropriate, approving transactions with related parties. The Policy requires that any transaction involving the Company and a shareholder who owns greater than 5% of our shares, a director, a nominee for director, or an executive officer, and/or their immediate family members (“Related Party”) which exceeds $120,000 and in which a Related Party had or will have a direct or indirect material interest (“Related Party Transaction”) must be approved or ratified by the Nominating and Corporate Governance Committee.
The Chief Legal Officer, in consultation with members of management and external counsel, will determine if a transaction with a Related Party constitutes a Related Party Transaction under the Policy requiring approval from the Nominating and Corporate Governance Committee. In connection with the review and approval or ratification of a Related Party Transaction, the Nominating and Corporate Governance Committee will consider relevant facts and circumstances, including:
•whether the terms of the transaction would apply on the same basis if the transaction did not involve a Related Party;
•whether there are compelling business reasons for the Company to enter into the transaction and the nature of any alternative transactions;
•the timing of the transaction;
•whether the transaction would impair the independence of a director; and
•whether the transaction would present an improper conflict of interest.
We have implemented procedures to ensure compliance with the Related Party Transaction Policy. In particular, each director, nominee for director, and executive officer is required to complete a questionnaire in connection with the annual proxy statement that asks a series of questions aimed at identifying possible Related Party Transactions. In addition, on a quarterly basis, we seek to identify related party transactions through an internal inquiry across various departments, including finance, sales, and legal, which includes a review of payments to or from any party that may be considered related. In addition, our Code of Conduct prohibits our directors, officers, employees, and associates from participating in transactions involving conflicts of interest and requires disclosure of any potential conflicts of interest.
FISCAL YEAR 2024 RELATED PERSONS TRANSACTIONS
As of December 31, 2024, Mr. Van Oss, one of our directors, owned $3,000,000 in principal amount of the Company’s 5.625% Senior Notes due 2026 (described in Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024), which he acquired through three open market purchases in the principal amount of $1,000,000 each on August 10, 2020, September 30, 2020, and March 2, 2022. The Company paid cash interest to Mr. Van Oss in the amount of $168,750 in each of the years ended December 31, 2022, December 31, 2023, and December 31, 2024, with respect to these securities.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of the common stock of the Company to file with the SEC reports of ownership of the Company’s securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of copies of such reports received by the Company, we believe that during 2024 our officers, directors, and greater than ten percent stockholders complied with their Section 16(a) filing obligations on a timely basis, except for one report filed on behalf of Ms. Kanary on August 12, 2024, which was filed one day late due to an administrative error.

33	2025 Proxy Statement

Table of Contents Corporate Governance

Communications with the Board of Directors
The Board has established procedures for the stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the lead director or the non-employee or independent members of the Board at the Company’s principal executive offices at 40300 Traditions Drive, Northville, Michigan, 48168. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the lead director or independent members of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.

2025 Proxy Statement	34

PROPOSAL 2 Advisory Vote on Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking the stockholders to vote, on an advisory or non-binding basis, to approve the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement. A detailed description of our compensation program is available in the Compensation Discussion and Analysis section.

The advisory vote, commonly known as a say-on-pay vote, gives stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes are not counted as votes FOR or AGAINST the proposal, and will therefore have no effect on such vote. The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation. We intend to hold the next advisory vote on the compensation of our named executive officers at the 2026 annual meeting of the stockholders.

The Board and the Compensation Committee believe that we have created an executive compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking the stockholders to indicate their support for our NEOs’ compensation by voting FOR the following resolution at the Annual Meeting:

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in this proxy statement.

35	2025 Proxy Statement

Table of Contents Proposal 2

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the key principles and material elements of the compensation programs applicable to our NEOs in 2024, who are listed below.

EXECUTIVE SUMMARY
Cooper Standard’s financial performance continued to improve in 2024, despite weaker than expected industry production volumes that resulted in lower sales for 2024 compared to 2023. Despite the lower sales, which decreased by approximately three percent, our profit margins improved considerably. Our intense focus on areas within our control, operational excellence, and cost reduction efforts generated a 52% improvement in operating profit and an 8% improvement in Adjusted EBITDA in 2024 over 2023. Improvements in 2024 were driven by manufacturing and purchasing efficiencies, savings generated by restructuring actions and favorable material costs which more than offset headwinds from foreign exchange, wage and other inflationary increases and lower production volumes.
Additionally, the Company was able to generate positive Free Cash Flow (“FCF”) in 2024. FCF for 2024 was $25.9 million, compared to $36.5 million in 2023. This is a significant positive outcome, especially when considering nearly $23 million in higher cash interest year over year, and the proactive decision taken by the Company to forego paid-in-kind elections and better manage its capital structure. Excluding the incremental cash interest, which was non-budgeted, FCF for 2024 would have been $50.9 million, or generating an approximately 40% improvement over 2023.
Overall, relentless focus on our strategic priorities – Financial Strength; World-Class Execution; Profitable Growth driven by Innovation; and Corporate Responsibility – enabled us to build on the solid foundation toward sustainable double-digit returns on invested capital and Adjusted EBITDA margins, as well as continued positive free cash flow, going forward. Management expects to build on the positive momentum and successes of 2024 to drive further margin expansion and value for all the Company’s stakeholders in 2025.
JEFFREY S. EDWARDS Chairman and Chief Executive Officer

JONATHAN P. BANAS Executive Vice President and Chief Financial Officer

PATRICK R. CLARK President, Sealing Systems and Chief Manufacturing Officer

CHRISTOPHER E. COUCH President, Fluid Handling Systems and Chief Technology Officer

MARYANN P. KANARY Senior Vice President, Chief Legal Officer and Secretary

In 2024, and consistent with prior years, Compensation Committee decisions and incentive program outcomes continue to reflect the strong pay-for-performance orientation of the program as highlighted below:
•The 2024 annual incentive program (“AIP”) was earned at 106.5% of target, reflective of the stronger operating performance noted above and out-performance on the safety metric.
•The 2022 performance share unit (“PSU”) awards, which were based on relative total shareholder return from 2022 through 2024, were earned at 90.93% of target.
•The 2023 performance share unit (“PSU”) awards, which were based on return on invested capital (“ROIC”) during 2023 and 2024, were earned at 147.3% of target. This is the first PSU above target earnout in over 10 years, and only the second PSU payout since the 2017 grant.
•Given current stock price levels, all outstanding stock options held by the NEOs as of December 31, 2024, were underwater.
•The CEO has only received a single 4.0% base salary increase since 2017 and no other target total direct compensation (“TDC”) increases since 2019 (his long-term incentive target was temporarily decreased in 2020). Additionally, the CEO received no target TDC increase for 2025.

2025 Proxy Statement	36

Table of Contents	Proposal 2

Below is the five-year history of payouts under the annual incentive program and the Performance RSUs in the Long-Term Incentive Plan. The figures presented represent payout levels for performance periods ending during the respective year. For performance periods ending in 2023, payouts are described more fully under “Long-Term Incentive Compensation.”
	Payout (% of Target)
Incentive Award	2020	2021	2022	2023	2024	5-Year Average

Annual Incentive Program	70.0%	0.0%	74.7%	132.0%	106.5%	76.6%
Long-Term Incentive Plan[1]	0.0%	0.0%	0.0%	100.0%	128.7%	45.7%

[1]Payouts represents those awards whose performance cycles were completed in the year noted (and in some cases includes payouts earned from awards granted in different years) and final payout of the award was known.

COMPENSATION PHILOSOPHY AND OBJECTIVES
Compensation Program Objectives	Compensation Program Components

Our compensation programs are designed to:
•Link executive compensation to Company performance;
•Attract and retain a highly-qualified executive leadership team;
•Align the interests of executives with those of our stockholders; and
•Motivate our leadership team to execute our long-term growth strategy while delivering consistently strong financial results.

To help achieve these goals, we believe compensation for executive officers should include the following components:
•Base salary;
•Annual performance-based cash incentives;
•Long-term equity incentives;
•Regular and change-of-control termination benefits; and
•Competitive health, welfare, and retirement benefits.

Governance Practices We Employ

We are committed to sound and effective compensation and related governance practices. As such, we have adopted the following:
•Independent compensation consultant retained by the Compensation Committee;
•Regular benchmarking using general industry surveys and a peer group proxy analysis;
•Majority of long-term incentive compensation is performance-based;
•Balanced mix of performance measures aligned with long-term strategy;
•Clawback policy covering incentive awards of our executive officers;
•Anti-hedging and anti-pledging policy; and
•Executive and non-employee director stock ownership guidelines.

The Compensation Committee regularly reviews these components and evaluates each in connection with furthering our compensation philosophy and objectives. To assist with determining appropriate target compensation levels and components, the Compensation Committee reviews market data and best practices, including benchmarking our senior executive target compensation levels to those provided to similarly-situated executives at comparable companies as discussed below. The Compensation Committee generally targets compensation for our NEOs at approximately the 50th percentile of market practice (based on our benchmarking peer group and general industry survey data), recognizing that actual compensation levels will fluctuate above or below median levels depending on our performance. In addition, target compensation for specific executives can be above or below the market median based on the individual’s importance to the organization, the difficulty and cost of replacement, the expected future contribution to the organization, tenure at current position, and skill set relative to the external marketplace.

37	2025 Proxy Statement

Table of Contents Proposal 2

PROCESSES RELATING TO EXECUTIVE COMPENSATION
The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of our NEOs and overseeing our compensation plans, policies, and benefit programs. Our human resources team supports the Compensation Committee in its work. In evaluating and determining target compensation levels for our NEOs, the Compensation Committee relies on data received from its independent compensation consultant and the Chief Human Resources Officer, as well as recommendations from the CEO. The Compensation Committee, following discussions with the CEO, determines the base salary and target annual and long-term incentive compensation of the other NEOs. Executives whose compensation is under consideration are not present during the Compensation Committee’s review meetings, and neither the CEO nor management has any input into the compensation decisions for the CEO. The considerations, criteria and procedures applicable to these determinations are discussed more fully under “Executive Compensation Components.”
Executive Compensation Review for 2024
As discussed above, the Compensation Committee has engaged FW Cook as its independent compensation consultant. FW Cook has served as the Compensation Committee’s independent consultant since 2013. With respect to its engagement of FW Cook, the Compensation Committee considers all factors relevant to FW Cook’s independence from management as required by applicable NYSE standards. Apart from the work it performed for the Compensation Committee, FW Cook provided no other services to the Company in 2024. As a result of this and the consideration of other factors, the Compensation Committee determined that the engagement of FW Cook in 2024 was appropriate and raised no conflict of interest.
As part of its engagement, FW Cook benchmarks the target compensation levels of our NEOs to assess the competitiveness of our executive compensation programs in the markets in which we compete for talent, focusing in particular on base salaries, target annual incentive opportunities and long-term incentive (“LTI”) opportunities. FW Cook also uses the peer group to benchmark the Company’s aggregate LTI grant practices, incentive program design and other policies and practices. In 2023, FW Cook compared our programs in these areas to a peer group comprised of 18 publicly-traded automotive suppliers with annual revenues between $0.9 billion and $5.9 billion and median revenues of $3.0 billion at the time of the benchmarking analysis. FW Cook also supplements its analysis of peer group proxy data with general industry survey data, which was adjusted to reflect the revenue responsibility of each executive.
The 18-company peer group below was used in December 2023 to inform the compensation planning process for 2024. In comparison to 2023, Meritor, Inc. was removed from the peer group due to it’s acquisition by Cummins, Inc. in 2022 and the following five companies were added: Commercial Vehicle Group, Patrick Industries, REV Group, Standard Motor Products and Trinity Industries. At the time the market analysis was completed in the winter of 2023, Cooper Standard was positioned near the median of the peer group for revenue and below the 25th percentile for market capitalization.

American Axle & Mfg. Holdings, Inc.	Linamar	Stoneridge
Commercial Vehicle Group	Martinrea International Inc.	Superior Industries Int’l
Garrett Motion	Modine Manufacturing Co.	Terex
Gentherm	Patrick Industries	Trinity Industries
Greenbrier Companies	REV Group	Visteon Corp.
LCI Industries	Standard Motor Products	Wabash National

The peer group was again reviewed in June 2024 to inform the compensation planning process for 2025. As part of this review, the Committee made changes intended (1) to remove companies whose revenues were significantly above the peer group median and (2) to add companies whose market cap and revenues are generally more aligned to the peer group median to demonstrate responsiveness to the changing landscape within the industry, while still maintaining a peer group of 15-20 companies. As a result of this review, Linamar and Terex were removed from the peer group used for 2025 and Manitowoc and PHINIA were added. The resulting peer group continues to have 18 companies.

2025 Proxy Statement	38

Table of Contents	Proposal 2

“Say-on-Pay” Vote
Our annual stockholder advisory vote on the compensation of our NEOs was held in May 2024. Our stockholders approved the compensation of the NEOs as disclosed in the 2024 Proxy Statement, with over 92% of shares voted in favor of the “say-on-pay” advisory proposal. The Compensation Committee has determined that our executive compensation philosophy, compensation objectives, and compensation elements continue to be appropriate and did not make any material changes to our executive compensation program in direct response to the 2024 “say-on-pay” vote. We continue to believe that our executive compensation program has a strong performance orientation and aligns with stockholder interests.
EXECUTIVE COMPENSATION COMPONENTS
The following describes the components of our 2024 executive compensation program as approved by the Compensation Committee.
Base Salary
Our NEOs are paid a base salary determined early in each fiscal year or upon changes in roles or positions within the Company. The Compensation Committee determines the CEO’s base salary and, taking into account recommendations from the CEO, the salaries of the other NEOs. Generally, our practice is to pay base salaries that are competitive in the markets in which we compete for talent and commensurate with the responsibilities and contributions of each executive. Based upon the Compensation Committee’s evaluation of data supplied by FW Cook, the Compensation Committee determined to adjust certain NEO salaries, representing an average increase of 2.0% across all NEOs (including the two NEOs who did not receive an increase). For 2025, none of the NEOs received increase to base salary. Base salary adjustments in 2024 for the NEOs were as follows:

	2023 Base Salary	2024 Base Salary	Increase

Mr. Edwards[1]	$1,040,000	$1,040,000	—%
Mr. Banas[2]	$536,000	$550,000	2.6%
Mr. Clark[3]	$520,000	$520,000	—%
Mr. Couch[4]	$500,000	$520,000	4.0%
Ms. Kanary[5]	$425,000	$450,000	5.9%

1Mr. Edwards’s base salary was last increased on August 8, 2023, which was the first increase to Mr. Edwards’ salary since 2017 and there was no increase in 2024.
2Mr. Banas’ base salary increased effective March 4, 2024, to better align with the market data for his role.
3Mr. Clark’s base salary was last increased on January 1, 2023, in light of his assumption of responsibilities for the Company’s global purchasing function and the criticality of the role. As noted above, Mr. Clark did not receive an increase for 2024.
4Mr. Couch’s base salary increased effective March 4, 2024, in light of his assumption of responsibilities for the Global Fluid business.
5Ms. Kanary’s base salary increased effective March 4, 2024, to better align with the market data for her role.

Annual Incentive Award
Prior to, or early in each fiscal year, the Compensation Committee determines target annual incentive opportunities payable to the NEOs upon the achievement of performance targets approved by the Compensation Committee for the year. For 2024, the Compensation Committee determined that the relevant performance metrics would include both Company financial performance metrics, namely Adjusted EBITDA and FCF, along with a safety metric (measured by achieved Total Incident Rate (“TIR”)). Continuing to incorporate safety into our annual incentive opportunities for NEOs was deemed appropriate by the Compensation Committee as safety is a core value of the organization and supports delivery of value to all of our stakeholders. For purposes of evaluating potential 2024 incentive payouts, achievement against the Adjusted EBITDA metric determined 95% of funded incentive amounts and the remaining 5% of the funded incentive amounts dependent upon achievement relative to the safety metric.

39	2025 Proxy Statement

Table of Contents Proposal 2

Additionally, no AIP payout was to be funded, regardless of the performance of the two metrics above, without the achievement of a FCF qualifier.

Adjusted EBITDA and FCF are deemed by the Compensation Committee to be appropriate objective measurements of the financial performance of the Company because they are indicators of our strategy to achieve sustained profitable growth, generate positive cash flows and align executive compensation with the interests of our stockholders over the long term.

For 2024, the Compensation Committee established a “threshold” or minimum performance Adjusted EBITDA goal of 90% of the Adjusted EBITDA target, the achievement of which would entitle the NEOs to a payment equal to 25% of the target incentive. Additionally, the Company established threshold, target and maximum level performance for the safety metric. As discussed above, the FCF metric target had to be achieved in order for there to be any payout under the 2024 plan.

The Compensation Committee’s future expectation, upon return to greater levels of certainty and reduced volatility within the business and industry, is to return to a structure similar to the historical program of setting threshold performance at 80% of target earning a payout of 50% of the target incentive, where appropriate and applicable related to Company financial metrics.

The Company sets challenging targets in the annual incentive plan and no annual incentive award is payable if the Company fails to meet the threshold company financial performance metrics, unless the Compensation Committee applies a discretionary adjustment in extraordinary situations. The Compensation Committee also sets a “superior performance” level, the achievement of which entitles the NEOs to a maximum payout equal to 200% of the target amounts. The superior performance level represents a goal deemed difficult to achieve at the beginning of the year based on the assumptions underlying our business plan. Actual annual incentive payments are determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior.”

While funding of the bonus pool is determined based on company financial performance metrics (Adjusted EBITDA and FCF) and safety performance, the annual incentive plan provides that the Compensation Committee may recommend a discretionary adjustment to the potential award amount for any participant based upon overall individual performance and/or other factors; provided, however, that the final total awarded amount may not be greater than 200% of target amount for the performance award. As such, with respect to the NEOs, the calculated payout may be subject to downward adjustment to 0% and to upward adjustment to 200% of target at the discretion of the Compensation Committee in extraordinary situations.

For 2024, the Compensation Committee established target awards under the AIP for each NEO based on a percentage of base salary as follows: 120% for Mr. Edwards; 75% for Messrs. Banas, Clark and Couch; and 60% for Ms. Kanary. Compared to 2023, the target award percentage for Mr. Couch increased from 70% to 75% effective January 1, 2024, in recognition of the criticality of his position, his assumption of responsibilities for the global Fluid product line and alignment with market data. The target award percentages for Messrs. Edwards, Banas and Clark remained unchanged from 2023.

The Compensation Committee set Adjusted EBITDA and FCF targets applicable to the Company as a whole in accordance with our 2024 business plan as approved by the Board of Directors, as outlined below. For 2024, achievement against the Adjusted EBITDA metric determined 95% of funded incentive amounts and the FCF metric had to be achieved for there to be any payout under the annual incentive plan.

2025 Proxy Statement	40

Table of Contents	Proposal 2

2024 Achievement Level (Qualifier for any Plan payout)	FCF[1] (000)	Award Payout as % of Award Target

Target (must be achieved for payout to occur)	Positive FCF	Payout will occur based on results of Plan Metrics

[1]Free Cash Flow is not a measure recognized under U.S. GAAP and is defined as net cash provided by operating activities minus capital expenditures.

2024 Achievement Level (95% Weighting)	Adjusted EBITDA[1] (000)	Award Payout as % of Award Target

Below Threshold	Below $162,000	0%
Threshold (90% of target performance)	$162,000	25%
Target	$180,000	100%
Superior (125% of target performance)	$225,000+	200%

[1]Adjusted EBITDA is not a measure recognized under U.S. GAAP and is defined as net income plus income tax expense, interest expense net of interest income, depreciation and amortization, and certain items that management does not consider to be reflective of the Company's core operating performance.

2024 Achievement Level - Safety (5% Weighting)	Total Incident Rate (TIR)	Award Payout as % of Award Target

Below Threshold	Above 0.56	0%
Threshold (80% of target performance)	0.56	50%
Target	0.47	100%
Superior (130% of target performance)	0.33 (or below)	200%

41	2025 Proxy Statement

Table of Contents Proposal 2

In 2024, for purposes of the AIP, we achieved positive FCF and therefore the plan was eligible for a payout based on the two other plan metrics. Our Adjusted EBITDA was $180.7 million, which was slightly above target performance. Further, with respect to our safety metric, TIR achievement was 0.30 for 2024, which was above the superior performance level.
2024 AIP Metrics	Overall Weighting	Actual Performance	Payout Achievement (as % of Target)	Weighted Payout (as % of Award Target)

FCF		$25.9 million	Achieved Payout
Adjusted EBITDA	95%	$180.7 million	101.6%	96.5%
Safety (TIR)	5%	0.30 TIR	200%	10.0%
Total 2024 Payout	100%			106.5%

Overall performance achievement for 2024 resulted in a payout at 106.5% of target on a weighted basis, resulting in the following AIP award payments to our NEOs.
	2024 Year- End Base Salary	Target Bonus Opportunity	Weighted Achievement as a Percent of Target Award	2024 Amount Earned Under AIP

Mr. Edwards	$1,040,000	120%	106.5%	$1,329,120
Mr. Banas	$550,000	75%	106.5%	$439,313
Mr. Clark	$520,000	75%	106.5%	$415,350
Mr. Couch	$520,000	75%	106.5%	$415,350
Ms. Kanary	$450,000	60%	106.5%	$287,550

Long-Term Incentive Compensation
2024 Long-Term Incentive Program
The 2021 Plan authorizes the Compensation Committee to award stock options, stock appreciation rights, shares of common stock, restricted stock, RSUs, incentive awards, and certain other types of awards to our key employees and directors. Except in the case of newly hired or promoted executives, it has been the practice of the Compensation Committee to grant incentive awards, including equity-based incentive awards, during the first quarter of the calendar year so that all elements of executive target TDC can be considered in a coordinated, comprehensive manner.
For 2024, the Compensation Committee, following consultation with FW Cook, determined that equity-based awards to our NEOs should have a value generally equal to or below the typically targeted market median for executives in comparable positions due to the decline in Company stock price, a lower market capitalization and the limited number of shares available under the 2021 Plan. The equity-based awards we granted in 2024 consisted of stock-settled time-vested RSUs, and performance-based RSUs (“Performance RSUs”). Performance RSUs can be earned based on a combination of the Company’s financial (FCF) performance and Relative Total Shareholder Return (“RTSR”) performance relative to a comparator group.
The percentage mix of the Long-Term Incentive Program (“LTIP”) awards granted in 2024 (on a grant date fair value basis) was approximately 60% for the Performance RSUs and 40% for the time-vested RSUs, respectively, consistent with the approach in 2022 and 2023. For 2024, the Compensation Committee determined that continuing with the mix of awards established in 2022, provides alignment between pay and shareholder value.

2025 Proxy Statement	42

Table of Contents	Proposal 2

Mr. Edwards did not receive an increase to his targeted 2024 LTIP value as compared to 2023 (and has not received an increase in his targeted LTIP value for the last three years). Based on external market data for their roles, as well as expanded scope for Mr. Couch, the other NEOs received the following increases to the targeted LTIP value in 2024 as compared to 2023: Mr. Banas, increased from $825,000 to $975,000; Mr. Clark increased from $750,000 to $800,000; Mr. Couch increased from $485,000 to $800,000 and Ms. Kanary increased from $425,000 to $500,000. The percentage of targeted LTIP value increased from 2023 to 2024, the grant value approved by the Compensation Committee for the 2024 annual equity awards, and the number of units granted in 2024 are as follows:

				Number of Awards Granted in 2024[1]
	2023 Targeted LTIP Grant Value	2024 Targeted LTIP Grant Value	% Change from 2023 to 2024	Performance RSUs at Target[2]	Time Vested RSUs

Mr. Edwards	$3,800,000	$3,800,000	—%	123,146	88,837
Mr. Banas	$825,000	$975,000	18.2%	31,597	22,794
Mr. Clark	$750,000	$800,000	6.7%	25,926	18,703
Mr. Couch	$485,000	$800,000	64.9%	25,926	18,703
Ms. Kanary	$425,000	$500,000	17.6%	16,204	11,690

[1]The Company’s 20-day average closing stock price as of the fifth day preceding the date of grant was used to convert targeted LTIP award levels to units granted in 2024. For NEO grants in 2024, the number of units were calculated using price of $17.11. The closing stock price on the grant date, used for accounting values in the Summary Compensation Table was $18.61
[2]The number of Performance RSUs granted to NEOs in 2024 was calculated using a price of $18.51 which reflects the 20-day average closing stock price as of the fifth day preceding date of grant ($17.11) and a factor of 1.082, reflecting the accounting fair value pursuant to the Monte-Carlo simulation.

Impact of Stock Price Averaging on Reported Grant Values
Due to the Company’s stock price volatility in recent years, since 2022, the Committee has used the 20-day average price as of the five days preceding the grant date to convert grant values into a number of shares. In 2024, this average stock price used to convert grant value to shares was $17.11 and the accounting value on the grant date was $18.61. As a result, the equity grant values reported in the Summary Compensation and Grants of Plan Based Awards Tables, which require reporting on an accounting value basis, are higher than the intended grant value. For example, the CEO’s 2024 target LTIP grant value of $3.8M is reported in the Summary Compensation Table as $6.03M (including the accounting value of the modification). The opposite dynamic has occurred in prior years, where the average stock price used to convert value to shares was higher than the accounting value on the grant date and therefore a lower value was reported in the Summary Compensation Table. This dynamic impacted all NEOs in a similar manner and is further described in the footnotes to the Summary Compensation Table.
2024 Performance-Based Restricted Stock Units
Following its review of the benchmarking analysis by FW Cook, and considering peer group prevalence data, the Compensation Committee determined that the value of the Performance RSUs granted in 2024 should approximate 60% of the total value of each NEO’s annual long-term incentive opportunity. Further, the Compensation Committee determined that Performance RSUs granted in 2024 should be based on two metrics, FCF and RTSR. The payout of this award is based on the Company’s FCF performance in 2024 and the RTSR performance versus a pre-established comparator group over the three-year performance period (2024-2026). We believe Performance RSUs align the interests of our NEOs with those of our stockholders and further emphasize the importance of our long-term performance.

43	2025 Proxy Statement

Table of Contents Proposal 2

The FCF metric is measured on a one-year performance period ending on December 31, 2024, with target and above target payout opportunities as detailed below. For 2024 FCF was used as a replacement for ROIC due to the strategic importance of driving cash flow to service the Company’s long-term debt. The one-year performance period was used given difficulty in multi-year forecasting of financial performance metrics given industry volatility, which the Committee viewed as balanced by the three-year relatives TSR modifier. Unlike prior year PSU awards which paid 50% of target for threshold performance and linear interpolation between threshold and target, performance at any level below target would result in no earnout.
•FCF must be between $1.0 million and $29.9 million for payout at target (100%). If FCF is greater than or equal to $30.0 million, then payout will be at maximum (200%). No linear interpolation applies between performance levels and, as noted above, there is no payout for performance below target.
In June 2024, the Committee supported the Company’s decision to forego paid-in-kind elections for the December 2024 interest payment and make that payment in cash to proactively manage the Company’s capital structure. This cash payment was not contemplated in the Company’s 2024 financial plan that informed the goal setting and, because the objective of the FCF metric was to drive cash flow to service the debt, the Committee approved excluding this cash interest payment of $25 millions from the results of the FCF metric. This change resulted in a modification to the PSUs issued in February 2024, which is further detailed in the Summary Compensation and Grants of Plan Based Awards Tables, but is not part of ongoing target TDC.
Additionally, as noted above, the Compensation Committee determined that the use of three-year RTSR as a performance modifier for this award was appropriate to align NEOs with the shareholder experience and to maintain a multi-year performance component in the program. The RTSR component is based on achievement of established performance goals based on RTSR performance of the Company relative to that of a comparator group for a single, three-year performance period ending on December 31, 2026. If the Company’s RTSR performance for the three-year performance period ending December 31, 2026 is at target, or median of the comparator group, 100% of the Performance RSUs will vest (based on the portion of the Performance RSUs achieved from the FCF metric). If the Company’s RTSR performance achieves the threshold level, or 25th percentile of the comparator group, then 75% of the Performance RSUs will vest. If the Company’s RTSR performance achieves the maximum level, or 75th percentile of the comparator group, then 125% Performance RSUs will vest.
The comparator group for RTSR is different from the benchmarking peer group identified in “Executive Compensation Review for 2024” under the Processes Relating to Executive Compensation section above, but similar with the peer group that was used for the 2023 RTSR awards.
The RTSR comparator group: (1) is less encumbered by company size than the benchmarking peer group since target TDC levels are strongly correlated to size, (2) is designed to be comprised of closer business peers whose stock prices are similarly correlated to ensure that performance comparisons are meaningful, and (3) needs to be large enough to sustain three years of merger and acquisition activity given the multi-year nature of the award. The 2024 RTSR comparator group companies were:

Adient plc	Gentex Corporation	Martinrea International Inc.
American Axle & Manufacturing Holdings, Inc.	Gentherm Incorporated	Standard Motor Products Inc.
Aptiv PLC	LCI Industries	Stoneridge, Inc.
Autoliv, Inc.	Lear Corporation	The Goodyear Tire & Rubber Company
BorgWarner Inc.	Linamar Corporation	TI Fluid Systems plc
Dana Incorporated	Magna International Inc.	Visteon Corporation

2025 Proxy Statement	44

Table of Contents	Proposal 2

2024 Time-Vested Stock-Settled Restricted Stock Unit Awards
For 2024, we granted time-vested stock settled RSUs to our NEOs, similar to the time-vested stock settled RSUs granted in 2023. The 2024 RSUs vest ratably on each of the three-year anniversaries, beginning as of March 1, 2024 (“Vest-From Date”). Following its review of a benchmarking analysis by FW Cook, the Compensation Committee determined that the value of time-vested RSUs granted in 2024 should continue to constitute approximately 40% of the total value of the long-term incentive awards granted. We believe that the use of time-vested RSUs as a component of compensation helps retain executives and aligns the interests of our executives and stockholders, as the value of RSUs is directly linked to the price of our common stock.

Payouts under the 2022 and 2023 Performance-Based Restricted Stock Units
In 2022 and 2023, the Compensation Committee granted performance-based RSUs for each of the NEOs who was employed by us at the time. These performance-based RSUs were comprised of a mix of Financial Performance RSUs and TSR Performance RSUs. The Financial Performance RSUs for each of the NEOs were issued with two separate one-year performance periods.
For the 2023 Financial Performance RSUs, the two one-year periods ended on December 31, 2023, and 2024 and earnouts for both were based on the Company’s ROIC metric during each performance period.
Payouts under the TSR Performance RSUs were based on the Company’s RTSR performance versus a pre-established comparator group over the three-year performance period (2022 - 2024 for the awards issued in 2022 and 2023-2025 for the awards issued in 2023).
Payouts under the Financial Performance RSU awards for the performance period ending December 31, 2023, were based on the achievement of a target ROIC in 2023 and would vest as of December 31, 2024, subject to continued service through that date. Pursuant to the terms of the awards and as previously described in the Company’s 2024 annual proxy filing, the superior achievement level was met for the performance period ending December 31, 2023, and therefore a 200% payout was achieved for the first half of the award. Similar to the first half of the awards, the second half of the total Financial Performance RSUs granted in 2023 can vest as of December 31, 2025, if the financial performance goals for the performance period ending December 31, 2024 are achieved at the target level, subject to the NEO’s continued employment through December 31, 2025.
For the second half of the Financial Performance RSU awards issued in 2023 the actual achieved units are based on ROIC performance achieved during 2024.

Achievement Level	Return on Invested Capital for One-Year Period Ending December 31, 2024	Award Payout as % of Award Target

Below Threshold	<4.1%	0%
Threshold (82% of target performance)	4.1%	50%
Target	5.0%	100%
Superior (200% of target performance)	10.0%	200%

45	2025 Proxy Statement

Table of Contents Proposal 2

Actual payouts are determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior.” The actual ROIC of the Company for the performance period ending December 31, 2024 was 4.9%, which resulted in a payout of 94.5% for the second half of the total target units granted under the Financial Performance RSU awards issued in 2023.
The total payout under the Financial Performance RSU awards issued in 2023 was 147.3% of the target (200% payout on the first half for 2023 ROIC performance and 94.5% of target payout for 2024 ROIC performance).
Additionally, for the RTSR awards issued in 2022, the payout was based on RTSR to the comparator established at the time of the award (and disclosed in the Company’s 2023 Proxy Statement). The RTSR awards payout is determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior” as described in the table below. The Company’s RTSR for the period ending December 31, 2024, was in the 45th percentile, or above the threshold, but below the target attainment. This achievement resulted in a payout of 90.9% of the target units granted under the RTSR award issued in 2022.

Achievement Level	RTSR Percentile Rank for the Three-Year Period Ending December 31, 2024	Award Payout as % of Award Target

Below Threshold	< 25th Percentile	0%
Threshold (80% of target performance)	25th Percentile	50%
Target	Median	100%
Superior (120% of target performance)	75th Percentile	200%

2025 Proxy Statement	46

Table of Contents	Proposal 2

Special Bonuses
In addition to the annual cash incentive program, we from time to time provide our NEOs discretionary bonuses as determined by the board of directors or the Compensation Committee to reflect superior individual performance, to recognize new roles and responsibilities, to attract new hires or to compensate new hires for amounts forfeited from their previous employer. One such bonus was provided to Ms. Kanary in connection with her hire in 2023. This amount was provided to bridge the gap in compensation forfeited with leaving her prior employer. This bonus is further described in the Summary Compensation table. No other NEOs received any special bonus in 2024.
Retirement Plan Benefits
Our NEOs participate in a tax-qualified 401(k) retirement savings plan (the “CSA Savings Plan”) and our nonqualified retirement plan. Benefits under these plans provide executives with an income source during their retirement years and reward executives for long-term service to the Company. We believe that our retirement plans are generally competitive in the automotive industry and assist the Company in attracting and retaining a high caliber executive leadership team. Please see the 2024 Nonqualified Deferred Compensation table and the accompanying narrative for further information regarding our retirement plans.
Termination and Change of Control Benefits
Our NEOs receive certain benefits upon certain termination events including following a change of control of the Company under the Executive Severance Pay Plan. These benefits, described in detail under “Terms Applicable to Payments upon Termination of Employment,” are intended to ensure that the executive leadership team is able to objectively evaluate potential change of control transactions without the distraction of the potential impact such transactions may have on their employment.
Health Benefits
We provide our NEOs with health and welfare benefits that are available to all of our salaried employees. Our plan is a flexible plan which permits participants to choose among various co-pay options and available benefits, including medical, prescription drug, dental, long-term disability and life insurance, and other benefits depending on the needs of the participant and his or her dependents. These benefits help us remain competitive in attracting and retaining a high-caliber management team.
Perquisites
Our executives are provided with a vehicle allowance. This program helps us to attract and retain a high-caliber management team in the very competitive automotive supplier industry. The value of this benefit is treated as ordinary income for tax purposes at the full extent of its value, and participants, including the NEOs, do not receive any tax “gross up” payments or similar compensation to cover this tax.
Stock Ownership Policy
We require that our officers achieve and maintain levels of ownership of our common stock. The levels are based on multiples of each officer’s base salary. The Compensation Committee reviewed the stock ownership policy in June 2024 for market appropriateness and best practices. Based on its review, and input from FW Cook and management, the committee concluded that the terms and provisions of the policy remained appropriate; therefore, no changes were recommended or approved by the Compensation Committee. Under our policy, officers are required to hold 50% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach the applicable ownership level based on position. Only shares owned outright and time-vested RSUs count toward satisfaction of the guideline (time-vested RSUs are counted on an after-tax basis assuming a 35% tax rate for ease of administration). The “in-the-money” spread of outstanding stock options and the value of unearned performance-based restricted stock units do not count toward satisfaction of the guideline. This policy is intended to align the interests of our key executives with the interests of our stockholders by maintaining a strong link between the Company’s long-term success and the ultimate compensation of key executives. The 2024 stock ownership requirement was as follows:

47	2025 Proxy Statement

Table of Contents Proposal 2

Positions	Stock Ownership Level (Multiple of Base Salary)

Chief Executive Officer	6X
Chief Financial Officer and Business Unit Presidents	3X
All Other NEOs	2X

All NEOs are in compliance with the required multiple of base salary or are retaining their acquired amounts until they reach the required multiple.
Policy Concerning Transactions Involving Company Securities
Our Securities Trading Policy prohibits certain transactions involving our stock, including engaging in short-term speculative transactions, which includes hedging transactions and buying or selling put or call options. The policy also prohibits holding the Company’s securities in a margin account, pledging the Company’s securities as collateral for a loan, and engaging in short sales of the Company’s securities.
Clawback Policy
Cooper Standard has an incentive compensation clawback policy which addresses the recoupment of incentive-based compensation from current or former executive officers to ensure compliance with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act and new NYSE Rule 303A.14. Under the policy, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions. Recoupment will be required regardless of whether or not any of the covered officers engaged in fraud or misconduct or contributed to the restatement. Further, the policy allows the Compensation Committee to recoup additional amounts of incentive compensation in certain situations if the Compensation Committee determines that the covered executive officer has engaged in misconduct.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information
We do not currently grant stock options, SARs, or similar option-like instruments and, as such, do not have any policy or practice in place on the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. If, in the future, we anticipate granting stock options, SARs, or similar option-like instruments, we may determine to establish a policy regarding how the Compensation Committee or Board determines when to grant such awards and how the Compensation Committee or Board will take material non-public information into account when determining the timing and terms of such awards.

2025 Proxy Statement	48

Table of Contents	Proposal 2

Compensation Committee Report
The Compensation Committee of the Board of Directors of Cooper-Standard Holdings Inc. oversees our executive compensation program. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and included in this Proxy Statement.
Compensation Committee
John G. Boss, Chair
David J. Mastrocola
Robert J. Remenar
Stephen A. Van Oss

49	2025 Proxy Statement

Table of Contents Proposal 2

Executive Compensation
Set forth below is information regarding compensation for services to the Company in all capacities of the following NEOs during the year ended December 31, 2024: (i) our current chief executive officer; (ii) our current chief financial officer; and (iii) the three most highly compensated executive officers other than the chief executive officer and chief financial officer who were serving as executive officers at December 31, 2024.
2024 SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary[2] $	Bonus $		Stock Award[3] $	Non-Equity Incentive Plan Compensation[5] $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $	Total excluding incremental expense of modification $

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)	(j)
JEFFREY S. EDWARDS Chairman and Chief Executive Officer	2024	1,040,000	—		6,032,596	1,329,120	—	300,977	[6]	8,702,693	6,947,862
	2023	1,015,385	—		4,751,899	1,647,360	—	219,542		7,634,186
	2022	1,000,000	—		2,689,813	896,400	—	121,545		4,707,758
JONATHAN P. BANAS Executive Vice President and Chief Financial Officer	2024	547,308	—		1,547,854	439,313	—	130,057	[7]	2,664,532	2,214,275
	2023	523,077	—		1,031,683	530,640	—	100,411		2,185,811
	2022	510,385	—		583,992	288,529	—	68,260		1,451,166
PATRICK R. CLARK President, Sealing Systems and Chief Manufacturing Officer	2024	520,000	—		1,270,048	415,350	—	123,211	[8]	2,328,609	1,959,163
	2023	519,615	—		937,889	514,800	—	379,795		2,352,099
	2022	481,539	—		389,343	261,450	—	565,009		1,697,341
CHRISTOPHER E. COUCH President, Fluid Handling Systems and Chief Technology Officer	2024	516,154	—		1,270,048	415,350	—	122,158	[9]	2,323,710	1,954,264
	2023	487,692	—		606,519	462,000	—	94,134		1,650,345
	2022	475,385	—		343,308	250,992	—	64,487		1,134,172
MARYANN P. KANARY Senior Vice President, Chief Legal Officer and Secretary	2024	445,192	150,000	[10]	793,800	287,550	—	79,800	[11]	1,756,342	1,525,435

[1]The column reflects each NEO’s position as of December 31, 2024.
[2]Amounts shown reflect the NEO's annual base salary earned during the fiscal year and are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the CSA Savings Plan for salaried U.S. employees.

2025 Proxy Statement	50

Table of Contents	Proposal 2

[3]The amounts shown in column (e) represent the aggregate grant-date fair value of time-vested RSUs and Performance RSUs, which were granted under the 2021 Plan on February 14, 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation (“ASC Topic 718”). In the case of Performance RSUs, the amounts shown are based on the probable outcome of performance conditions at the time of the grant, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 as follows: Mr. Edwards, $2,624,509; Mr. Banas, $673,401; Mr. Clark, $552,539; Mr. Couch, $552,539; and Ms. Kanary, $345,342. Assuming the highest level of performance is achieved for the Performance RSUs, the maximum value of the Performance RSU awards at the grant date would be as follows: Mr. Edwards, $6,561,272; Mr. Banas, $1,683,502; Mr. Clark, $1,381,348; Mr. Couch, $1,381,348; and Ms. Kanary, $863,356. Additionally, included in this column are the amounts pursuant to a modification of the Performance RSUs approved by the Committee on June 28, 2024. This modification provided for an exclusion, in the calculation of FCF for these Performance RSUs, of the non-budgeted, one-time cash interest payment election made by the Company for the December 2024 payment of $25M in cash on the 1L and 3L notes (as opposed to a payment-in-kind as set in the 2024 financial plan). The amounts related to the modification of the awards are as follows: Mr. Edwards, $1,754,831; Mr. Banas, $450,257; Mr. Clark, $369,446; Mr. Couch, $369,446; and Ms. Kanary, $230,907. These amounts are also detailed in the Grant of Plan-Based Awards table. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Note that these accounting fair values differ than the intended grant values as discussed above in the Impact of Stock Price Averaging on Reported Grant Values section
[4]The amounts shown in column (j) represent the total compensation excluding the excluding the incremental fair value impact of the modification made to the Performance RSUs on June 28, 2024 as described and detailed above in footnote 3.
[5]The amount shown in column (f) represent the payments for 2024 under the Company’s annual incentive award program. Payouts under the annual incentive program were made based on achievement by the Company of Adjusted EBITDA and FCF as compared to the established targets, as well as performance against the safety metric and related established targets. The determination of the amounts achieved is described under “Annual Incentive Award” under the Executive Compensation Components section of the Compensation Discussion and Analysis.
[6]The amount shown in column (h) for Mr. Edwards represents Company contributions under the CSA Savings Plan ($24,150) and nonqualified Supplemental Executive Retirement Plan ($259,283); car allowance ($12,000); and life insurance premiums paid by the Company ($5,544).
[7]The amount shown in column (h) for Mr. Banas represents Company contributions under the CSA Savings Plan ($24,150) and nonqualified Supplemental Executive Retirement Plan ($90,295); car allowance ($12,000); and life insurance premiums paid by the Company ($3,612).
[8]The amount shown in column (h) for Mr. Clark represents Company contributions under the CSA Savings Plan ($24,150) and nonqualified Supplemental Executive Retirement Plan ($85,764); car allowance ($12,000); and life insurance premiums paid by the Company ($1,297).
[9]The amount shown in column (h) for Mr. Couch represents Company contributions under the CSA Savings Plan ($24,150) and nonqualified Supplemental Executive Retirement Plan ($79,816); car allowance ($12,000); and life insurance premiums paid by the Company ($6,192).
[10]The amount shown in column (d) for Ms. Kanary represents the second payment of a cash sign-on bonus pursuant to the terms of her offer letter from August 2023. There are no additional future payments due under this agreement.
[11]The amount shown in column (h) for Ms. Kanary represents Company contributions under the CSA Savings Plan ($20,700) and nonqualified Supplemental Executive Retirement Plan ($46,065); car allowance ($12,000); and life insurance premiums paid by the Company ($1,035).

51	2025 Proxy Statement

Table of Contents Proposal 2

2024 GRANTS OF PLAN-BASED AWARDS The following table sets forth information regarding plan-based awards made to the NEOs during 2024.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#) [1]			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards; Number of Securities Underly-ing Options #	Exercise or Base Price of Option Awards $/sh	Grant Date Fair value of Stock and Option Awards [2] $
Name	Award Type	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey S. Edwards	Annual Bonus [3]	N/A	312,000	1,248,000	2,496,000	—	—	—	—	—	—	—
	RSUs [4]	2/14/2024	—	—	—	—	—	—	88,837	—	—	1,653,257
	Performance RSUs [5]	2/14/2024	—	—	—	—	123,146	307,865	—	—	—	2,624,509
	Performance RSUs Modification [6]	6/28/2024	—	—	—	—	—	—	—	—	—	1,754,831
Jonathan P. Banas	Annual Bonus [3]	N/A	103,125	412,500	825,000	—	—	—	—	—	—
	RSUs [4]	2/14/2024	—	—	—	—	—	—	22,794	—	—	424,196
	Performance RSUs [5]	2/14/2024	—	—	—	—	31,597	78,993	—	—	—	673,401
	Performance RSUs Modification [6]	6/28/2024	—	—	—	—	—	—	—	—	—	450,257
Patrick R. Clark	Annual Bonus [3]	N/A	97,500	390,000	780,000	—	—	—	—	—	—
	RSUs [4]	2/14/2024	—	—	—	—	—	—	18,703	—	—	348,063
	Performance RSUs [5]	2/14/2024	—	—	—	—	25,926	64,815	—	—	—	552,539
	Performance RSUs Modification [6]	6/28/2024	—	—	—	—	—	—	—	—	—	369,446
Christopher E. Couch	Annual Bonus [3]	N/A	97,500	390,000	780,000	—	—	—	—	—	—	—
	RSUs [4]	2/14/2024	—	—	—	—	—	—	18,703	—	—	348,063
	Performance RSUs [5]	2/14/2024	—	—	—	—	25,926	64,815	—	—	—	552,539
	Performance RSUs Modification [6]	6/28/2024	—	—	—	—	—	—	—	—	—	369,446
MaryAnn P. Kanary	Annual Bonus [3]	N/A	67,500	270,000	540,000	—	—	—	—	—	—	—
	RSUs [4]	2/14/2024	—	—	—	—	—	—	11,690	—	—	217,551
	Performance RSUs [5]	2/14/2024	—	—	—	—	16,204	40,510	—	—	—	345,342
	Performance RSUs Modification [6]	6/28/2024	—	—	—	—	—	—	—	—	—	230,907

[1]The number of shares represents the range of potential payouts under the Performance RSU awards granted under the 2021 Plan. The number of performance units that are earned, if any, associated with the Performance RSUs awards will be based on performance for FCF (excluding the one-time interest payment in cash - see description above) in fiscal year 2024 and RTSR performance for fiscal years 2024 to 2026, and will be determined after the end of fiscal year 2026.

2025 Proxy Statement	52

Table of Contents	Proposal 2

[2]Represents the grant-date fair value of time-vested RSU and Performance RSUs granted under the 2021 Plan on February 14, 2024, as well as the incremental fair value from the June 28, 2024 modification to the Performance RSUs, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
[3]For 2024, the Compensation Committee approved target annual incentive awards under the AIP for executive officers and, as the basis for determining the entitlement of executives to actual payment of annual incentive awards, set Adjusted EBITDA and FCF performance target for the year in accordance with the Company’s 2024 business plan approved by the Company’s Board. Funding of the bonus pool was determined 95% based on Adjusted EBITDA and 5% based on performance of the corporate safety metric with earnout for both metrics tied to the achievement of a FCF metric. The determination of annual incentive award payments is described under “Annual Incentive Award” under the Executive Compensation Components section. The amounts set forth under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” reflects the possible payouts of cash annual incentive awards under the AIP. Amounts reported in the “Threshold” column assume that the NEO only earns the minimum payout under the AIP (or 25% of target). For 2024, payouts under the annual incentive program were made based on achievement by the Company of Adjusted EBITDA, FCF targets as well as performance against the corporate safety metric. The determination of the amounts achieved is described under “Annual Incentive Award” under the Executive Compensation Components section of the Compensation Discussion and Analysis. Payouts, as approved by the Company's Compensation Committee, are noted under column (g) of the Summary Compensation Table.
[4]Represents time-vested RSUs granted under the 2021 Plan. These RSUs vest ratably, with one-third of the RSUs vesting on each of the first three anniversaries of March 1, 2024 ("vest from" date).
[5]Represents Performance RSUs granted under the 2021 Plan. The number of achieved Performance RSUs will be determined based on FCF (excluding one-time cash interest payment for our 1L and 3L notes - see description above) during the one-year period from January 1, 2024 to December 31, 2024, and the achievement of a Relative Total Shareholder Return (RTSR) performance goal during the performance period commencing on January 1, 2024, and ending on December 31, 2026. RTSR performance is measured relative to the performance of an identified comparator group during the performance period. Subject to performance, the total achieved Performance RSUs will vest if employment with the Company continues until December 31, 2026. The number of achieved Performance RSUs will be determined as soon as practicable after the end of the performance period, December 31, 2026.
The determination of the amounts achieved is described under “Long-Term Incentive Compensation” under the Executive Compensation Components section of the Compensation Discussion and Analysis.
[6]Represents the incremental fair value from the June 28, 2024, modification to the Performance RSUs. This incremental fair value represents the Committee’s decision to exclude in the calculation of FCF for these Performance RSUs, the non-budgeted, one-time cash interest payment election made by the Company for our 1L and 3L notes (as opposed to a payment-in-kind election as set in the 2024 financial plan). No other modification were made to the terms or conditions of the award.

53	2025 Proxy Statement

Table of Contents Proposal 2

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2024.
	Option Awards[1]						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable [2] #	Number of Securities Underlying Unexercised Options Unexercisable #	Number of Securities Underlying Unearned Options Unexercisable #	Option Exercise Price $	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not vested [3] $	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [3] $
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)		(j)
Jeffrey S. Edwards	38,900	—		56.27	2/19/2025	[4]	23,414	[5]	317,494	70,240	[6]	952,454
	35,200	—		68.50	2/18/2026	[4]	69,170	[7]	937,945	33,613	[8]	455,792
	26,573	—		107.48	2/13/2027	[4]	88,837	[9]	1,204,630	152,780	[10]	2,071,697
	25,117	—		112.71	2/13/2028	[11]				50,871	[12]	689,811
	45,293	—		74.15	2/14/2029	[11]				123,146	[14]	1,669,860
	101,695	—		25.19	2/13/2030	[11]
	66,589	—		37.28	2/16/2031	[11]
Jonathan P. Banas	2,000	—		68.50	2/18/2026	[4]	5,084	[5]	68,939	15,250	[6]	206,790
	1,384	—		107.48	2/13/2027	[4]	15,018	[7]	203,644	7,299	[8]	98,974
	3,152	—		108.00	6/7/2027	[11]	22,794	[9]	309,087	33,170	[10]	449,785
	4,248	—		112.71	2/13/2028	[11]				11,045	[12]	149,770
	7,748	—		74.15	2/14/2029	[11]				31,597	[14]	428,455
	21,356	—		25.19	2/13/2030	[11]
	13,143	—		37.28	2/16/2031	[11]
Patrick R. Clark	1,478	—		112.71	2/13/2028	[11]	3,389	[5]	45,955	10,166	[6]	137,851
	2,682	—		74.15	2/14/2029	[11]	13,652	[7]	185,121	4,866	[8]	65,983
	8,475	—		25.19	2/13/2030	[11]	18,703	[9]	253,613	30,154	[10]	408,888
	7,010	—		37.28	2/16/2031	[11]				10,041	[12]	136,156
										25,926	[14]	351,557
Christopher E. Couch	2,700	—		81.45	7/11/2026	[4]	2,989	[5]	40,531	8,964	[6]	121,552
	1,897	—		107.48	2/13/2027	[4]	8,829	[7]	119,721	4,291	[8]	58,186
	1,581	—		112.71	2/13/2028	[11]	18,703	[9]	253,613	19,501	[10]	264,434
	3,576	—		74.15	2/14/2029	[11]				6,493	[12]	88,045
	8,475	—		25.19	2/13/2030	[11]				25,926	[14]	351,557
	6,134	—		37.28	2/16/2031	[11]
	4,281	—		24.59	7/28/2031	[11]
MaryAnn P. Kanary							7,238	[13]	98,147	15,985	[10]	216,657
							11,690	[9]	158,516	5,323	[12]	72,180
										16,204	[14]	219,726

2025 Proxy Statement	54

Table of Contents	Proposal 2

[1]All of the amounts presented in this portion of the table relate to options to purchase shares of the Company’s common stock granted to the NEOs under the following Plans:
 - 2011 Plan (for awards granted in 2014, 2015, 2016, and on February 13, 2017);
 - 2017 Plan (for awards granted on June 7, 2017 and in 2018, 2019, 2020, and on February 16, 2021); and,
 - 2021 Plan (for awards granted on July 28, 2021).
[2]Represents options which have vested and were exercisable as of December 31, 2024.
[3]The values in column (h) equal the total number of shares of stock or RSUs listed in column (g) for each NEO multiplied by the value of Company common stock as of December 31, 2024. The values in column (j) equal the total number of shares of stock or Performance RSUs listed in column (i) for each NEO multiplied by the value of Company common stock as of December 31, 2024. The value of common stock as of December 31, 2024, was $13.56 per share, which was the closing price of Company stock listed on the NYSE on December 31, 2024.
[4]Options listed expire on the earliest to occur of: (i) the tenth anniversary of the date of grant; (ii) the first anniversary of the date of the optionee’s termination of employment due to death or disability, or in connection with a change of control; (iii) the third anniversary of the date of the optionee’s termination of employment due to retirement after attaining age 65 or attaining age 60 with at least five years of service; or (iv) 90 days following the date of the optionee’s termination of employment by the Company and its affiliates for any reason not described in clauses (ii) through (iii) above.
[5]Represents time-vested RSUs granted on February 16, 2022, under the 2021 Plan that had not yet vested as of December 31, 2024. These RSUs vest ratably over three years.
[6]Target awards of Financial Performance RSUs with optionality to be settled in cash or stock were granted in February 2022 under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on our performance during the performance period commencing on January 1, 2022 and ending on December 31, 2023, subject to continued employment during the performance period. One-half of the total target awards granted will be earned based on our performance during the one-year period commencing on January 1, 2022, and ending on December 31, 2022, with earned Financial Performance RSUs vesting as of December 31, 2023, and settled in 2024. The remaining half of the total target awards granted will be earned based on performance during the one-year period commencing on January 1, 2023, and ending on December 31, 2023, with earned Financial Performance RSUs vesting as of December 31, 2024, and settled in 2025. Performance for 2022 paid out at 0% of target, with no units earned with respect to one-half of the total target awards granted. Actual number of units earned are reflected in the table. Performance for 2023 was 200% of target with respect to the second-half of the total target awards granted. Actual number of units earned are reflected in the table.
[7]Represents time-vested RSUs granted on February 15, 2023, under the 2021 Plan that had not yet vested as of December 31, 2024. These RSUs vest ratably over three years.
[8]Target awards of RTSR Performance RSUs with optionality to be settled in cash or stock were granted in February 2022 under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on (RTSR) performance to a comparator group during the performance period commencing on January 1, 2022, and ending on December 31, 2024, subject to continued employment during the performance period. The TSR Performance RSUs earned will be settled in 2025. Actual number of units earned are reflected in the table.
[9]Represents time-vested RSUs granted on February 14, 2024, under the 2021 Plan that had not yet vested as of December 31, 2024. These RSUs vest ratably over three years.
[10]Target awards of Financial Performance RSUs that will be settled in cash were granted in February 2023 (August 2023 for Ms. Kanary) under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on our performance during the performance period commencing on January 1, 2023, and ending on December 31, 2025, subject to continued employment during the performance period. One-half of the total target awards granted will be earned based on our performance during the one-year period commencing on January 1, 2023, and ending on December 31, 2023, with earned Financial Performance RSUs vesting as of December 31, 2023, and settled in 2025. The remaining half of the total target awards granted will be earned based on performance during the one-year period commencing on January 1, 2024, and ending on December 31, 2024, with earned Financial Performance RSUs vesting as of December 31, 2025, and settled in 2026. Performance for 2023 was 200% of target with respect to the first-half of the total target awards granted. Actual number of units earned are reflected in the table. Performance for 2024 was 94.5% of target with respect to the second-half of the total target awards granted. Actual number of units earned are reflected in the table.
[11]Options listed expire on the earliest to occur of: (i) the tenth anniversary of the date of grant; provided, however, that (other than as would otherwise result in the violation of Section 409A of the Internal Revenue Code (the “Code”)), to the extent an option would expire at a time when the holder of such option is prohibited by applicable law or by the Company’s insider trading policy from exercising the option (the closed window period), then such option shall remain exercisable until the thirtieth (30th) day following the end of the closed window period; (ii) the first anniversary (as defined in the 2017 Plan) of the date of the optionee’s termination of employment due to death or disability, or in connection with a change of control; (iii) the third anniversary of the date of the optionee’s termination of employment due to retirement after attaining age 65 or attaining age 60 with at least five years of service; or (iv) 90 days following the date of the optionee’s termination of employment by the Company or its affiliates for any reason not described in clauses (ii) or (iii) above.

55	2025 Proxy Statement

Table of Contents Proposal 2

[12]Target awards of RTSR Performance RSUs will be settled in cash and were granted in February 2023 under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on performance relative to the performance of a comparator group during the performance period commencing on January 1, 2023 and ending on December 31, 2025, subject to continued employment during the performance period. The TSR Performance RSUs earned will be settled in 2026. The actual number of shares that will be issued is not yet determinable.
[13]Represents time-vested RSUs granted on August 2023 under the 2021 Plan, which had not yet vested as of December 31, 2024. These RSUs vest ratably over three years.
[14]Target awards of Performance RSUs with optionality to be settled in cash or stock and were granted in February 2024 under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on FCF relative to the performance period commencing on January 1, 2024 and ending on December 31, 2024, and RTSR performance modifier relative to the performance of a comparator group during the performance period commencing on January 1, 2024 and ending on December 31, 2026, subject to continued employment during the performance period. The Performance RSUs earned will be settled in 2027. The actual number of shares that will be issued is not yet determinable.

2025 Proxy Statement	56

Table of Contents	Proposal 2

2024 OPTION EXERCISES AND STOCK VESTED The following table sets forth information concerning the exercise of stock options and vesting of stock for each NEO during 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting[1] #	Value Realized on Vesting [2] $
(a)	(b)	(c)	(d)	(e)
Jeffrey S. Edwards	—	—	78,386	1,104,726
Jonathan P. Banas	—	—	16,615	234,135
Patrick R. Clark	—	—	12,361	174,112
Christopher E. Couch	—	—	11,314	159,052
MaryAnn P. Kanary	—	—	3,618	46,130

[1]The number of shares reported includes the number of shares withheld by the Company for the payment of tax liabilities incurred upon the vesting of restricted stock units.
[2]The amount represents the market price of the underlying shares on the date of vesting.

2024 NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth annual contributions, withdrawals, earnings and fiscal year-end balances for each NEO under the Company’s non-qualified Supplemental Executive Retirement Plan (“SERP”).

Name	Executive Contributions in Last FY $	Registrant Contributions in Last FY [1] $	Aggregate Earnings in Last FY [2] $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey S. Edwards	—	259,283	258,927	—	3,128,236
Jonathan P. Banas	—	90,295	45,666	—	510,001
Patrick R. Clark	—	85,764	29,842	—	360,040
Christopher E. Couch	—	79,816	33,015	—	383,248
MaryAnn P. Kanary	—	46,065	—	—	46,065

[1]Amounts are included in column (i) of the Summary Compensation Table and represent nonqualified Company contributions under the SERP for the 2024 plan year.
[2]Includes earnings/(losses) from the SERP for the 2024 plan year.

57	2025 Proxy Statement

Table of Contents Proposal 2

SERP
The SERP provides a benefit equal to one and one-half times the percentage of Company contributions actually credited to the participant’s account under the CSA Savings Plan, multiplied by the participant’s compensation (without regard to qualified plan limits prescribed by the Code), but offset by the amount of Company contributions made for such participant under the CSA Savings Plan.
Under the SERP, benefits are payable after a period of six months from the date of termination. Benefits vest under the SERP at the same time as Company contributions under the CSA Savings Plan vest (generally after two years of service). Accounts under the SERP are credited with hypothetical investment earnings based on participant investment elections made from among the options available under the CSA Savings Plan. From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily via the third-party administrator for the Company’s SERP. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen for his or her plan balance; the Company does not guarantee any minimum return on investments and accounts are not credited with above-market earnings.
The table below reflects the investment fund options available under the SERP as of December 31, 2024, and the annualized rates of return for the calendar year ended December 31, 2024.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

American Funds EuroPacific Growth Fund® Class R-5	5.04%	Vanguard High Dividend Yield Index Fund Admiral	17.59%
DFA U.S. Targeted Value Portfolio Institutional Class	9.33%	T. Rowe Price Retirement 2005 Trust Class F	8.27%
Fidelity® 500 Index Fund	25.00%	T. Rowe Price Retirement 2010 Trust Class F	8.65%
Fidelity® Inflation-Protected Bond Index Fund	2.01%	T. Rowe Price Retirement 2015 Trust Class F	8.97%
Fidelity® International Index Fund	3.71%	T. Rowe Price Retirement 2020 Trust Class F	9.30%
Fidelity® Mid Cap Index Fund	15.35%	T. Rowe Price Retirement 2025 Trust Class F	9.92%
Fidelity® Small Cap Index Fund	11.69%	T. Rowe Price Retirement 2030 Trust Class F	10.93%
Fidelity® U.S. Bond Index Fund	1.34%	T. Rowe Price Retirement 2035 Trust Class F	12.21%
Loomis Sayles Bond Fund Institutional Class	6.70%	T. Rowe Price Retirement 2040 Trust Class F	13.41%
Fidelity Blue Chip Growth Fund	38.14%	T. Rowe Price Retirement 2045 Trust Class F	14.23%
T. Rowe Price Retirement Balanced Trust Class F	8.04%	T. Rowe Price Retirement 2050 Trust Class F	14.51%
T. Rowe Price Stable Value Common Trust Fund A	2.72%	T. Rowe Price Retirement 2055 Trust Class F	14.58%
T. Rowe Price Mid Cap Equity Growth Fund	9.67%	T. Rowe Price Retirement 2060 Trust Class F	14.59%
Fidelity® Government Money Market Fund Class	5.09%	T. Rowe Price Retirement 2065 Trust Class F	14.55%

2025 Proxy Statement	58

Table of Contents	Proposal 2

CSA SAVINGS PLAN
The Company maintains the CSA Savings Plan, a tax-qualified 401(k) retirement savings plan pursuant to which all U.S. non-union employees, including eligible NEOs, may contribute the lesser of up to 50% of their compensation or the limit prescribed by the Code. The CSA Savings Plan provides a 40% fixed match on employee contributions of up to 5% of compensation and permits additional discretionary contributions depending on Company performance. An additional non-matching employer contribution of 3% to 5% of compensation (depending on a participant’s age plus years of service with the Company) is also made to the CSA Savings Plan. The account balances for NEOs under the CSA Savings Plan are not reflected in the table above, which reflects only nonqualified benefits.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
As indicated in the table below, compensation upon termination of employment varies depending on the circumstances of the termination and whether or not it occurred following a change of control. Amounts presented in the table are calculated as if employment terminated effective December 31, 2024. Payments due to any one of the NEOs upon actual termination of employment can only be determined at the time of termination. There can be no assurance that an actual termination or change of control would produce the same or similar results as those described below if it were to occur on any other date or if the actual circumstances at the time of termination were different.
Amounts accrued under the normal terms of our deferred compensation plans are not included in this table and are instead presented under “Nonqualified Deferred Compensation.” Similarly, information concerning vested equity awards is not included in the table and is presented under “Outstanding Equity Awards at Fiscal Year End.”

Name	Severance Payment[1] $	Health/Life[2] $	Outplacement Services[3] $	Accelerated Vesting of Equity Awards[4] $	280G Treatment/Cut-Back[5]	Totals $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jeffrey S. Edwards
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	4,576,000	$18,819	$50,000	8,383,818	—	13,028,637
Termination Without Cause or Resignation for Good Reason, with no Change in Control	4,576,000	$18,819	$50,000	—	N/A	4,644,819
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	8,383,818	N/A	8,383,818
Termination due to Disability	—	—	—	8,383,818	N/A	8,383,818

Jonathan P. Banas
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,980,688	$27,594	$50,000	1,933,679	—	3,991,961
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,485,000	$27,594	$50,000	—	N/A	1,562,594
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	1,933,679	N/A	1,933,679
Termination due to Disability	—	—	—	1,933,679	N/A	1,933,679

Patrick R. Clark
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,820,000	28,389	50,000	1,599,334	—	3,497,723
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,365,000	28,389	50,000	—	N/A	1,443,389
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	1,599,344	N/A	1,599,344
Termination due to Disability	—	—	—	1,599,344	N/A	1,599,344

59	2025 Proxy Statement

Table of Contents Proposal 2

Name	Severance Payment[1] $	Health/Life[2] $	Outplacement Services[3] $	Accelerated Vesting of Equity Awards[4] $	280G Treatment/Cut-Back[5]	Totals $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Christopher E. Couch
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,820,000	27,289	50,000	1,308,350	—	3,205,639
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,365,000	27,289	50,000	—	N/A	1,442,289
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	1,308,350	N/A	1,308,350
Termination due to Disability	—	—	—	1,308,350	N/A	1,308,350

MaryAnn P. Kanary
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,440,000	27,601	50,000	769,372	—	2,286,973
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,080,000	27,601	50,000	—	N/A	1,157,601
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	769,372	N/A	769,372
Termination due to Disability	—	—	—	769,372	N/A	769,372

2025 Proxy Statement	60

Table of Contents	Proposal 2

[1]Pursuant to the January 1, 2011 Executive Severance Pay Plan, as amended and restated on June 9, 2021, Mr. Edwards', Mr. Banas', Mr. Couch, Mr. Clark's and Ms. Kanary's cash severance for termination without cause prior to a change of control is two times for Mr. Edwards and one and a half times for Mr. Banas, Mr. Couch, Mr. Clark and Ms. Kanary's the sum of (i) their annual base pay as in effect immediately prior to the date of termination plus (ii) their target cash incentive compensation award for the year in which termination occurs, with payments to be made in accordance with the Company's regular payroll schedule, plus the prorated annual incentive award based on actual performance for the year of termination; for termination without cause after a change of control, Mr. Edwards', Mr. Banas', Mr. Couch's, Mr. Clark's and Ms. Kanary's cash severance is two times the sum of (i) their base pay as in effect immediately prior to the date of termination plus (ii) their target annual cash incentive compensation award for the year in which termination occurs, and will be paid in a single lump sum cash payment, plus (iii) a pro rata portion of the greater of their target or actual annual bonus for the year of termination; for disclosure purposes we have only reported the incremental value by which the target annual incentive exceeds the actual annual incentive, if any. Further description of the terms applicable to cash severance payments is included under "Terms Applicable to Payments Upon Termination of Employment."
[2]Health benefits are continued for the NEOs and their covered dependents after termination of employment under certain circumstances. In such cases, the commitment is generally to provide for coverage for these benefits in a manner such that (i) benefits provided are substantially similar to those at termination and (ii) recipients of such benefits will not pay higher share of cost for such benefits than had been required prior to termination of employment based on elections in place at that time. Further description of the terms applicable to health and life insurance benefits is included under ‘‘Terms Applicable to Payments Upon Termination of Employment.’’ For Messrs. Edwards, Banas, Couch, Clark and Ms. Kanary, upon termination without cause or by the employee for good reason with or without a change in control, they are entitled to receive continued health coverage for 18 months.
[3]Upon termination without cause (or resignation for good reason) after a change of control, the NEOs are entitled to payment of the cost of outplacement services in an amount equal to the lesser of 15% of annual base salary at the time of termination, or $50,000. Pursuant to the January 1, 2011 Executive Severance Pay Plan, the NEOs are also entitled to payment of the cost of outplacement services in an amount equal to the lesser of 15% of annual base salary at the time of termination, or $50,000 upon termination without cause (or resignation for good reason) prior to a change of control.
[4]For the NEOs, represents the effect of accelerated vesting related to time-based RSUs, stock options, and performance-based RSUs. In the event of a change in control without termination: For the stock options, time-based RSUs, and performance-based     RSUs granted in February 2022, February and August 2023 and February 2024 pursuant to the award agreements, 100% of all outstanding and unvested options and RSUs would become immediately vested and exercisable if the successor in the change in control does not assume the options or stock units or does not issue replacement awards. For purposes of this disclosure, we have assumed that the awards will be assumed or replaced by the successor of the change in control and, therefore, have not reflected 100% immediate vesting on either the February 2022, February and August 2023 or the February 2024 awards. In the event of a change in control with termination within two years of a change in control: For all other unvested time-based restricted stock and stock options granted in February 2022, February and August 2023 and February 2024, 100% of the outstanding and unvested grants become fully vested and exercisable. For purposes of this disclosure, we have assumed that 100% of the outstanding and unvested target level of performance-based RSUs granted in February 2022, February and August 2023 and February 2024 will become fully vested. In the event of a termination upon death or disability prior to a change in control: For time-based RSUs and stock options granted in February 2022, February and August 2023 and February 2024, 100% of the unvested awards become fully vested and exercisable. For performance-based RSUs granted in February 2022, February and August 2023 and February 2024, 100% of the target level of the unvested award become fully vested and exercisable.
[5]Upon a change of control of the Company, each executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. Pursuant to the January 1, 2011 Executive Severance Pay Plan, Messrs. Edwards, Banas, Couch, Clark, and Ms. Kanary, will receive the treatment that provides the best after-tax benefit (taking into account the applicable federal, state, and local income taxes and the excise tax) between (i) total payments being delivered in full, or (ii) total payments cutback to such amount so that no portion of such total payments would be subject to the excise tax. These amounts assume that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the non-competition covenants included in the agreement. Amounts will be discounted to the extent the Company can demonstrate by clear and convincing evidence that the non-competition covenants included in the agreement substantially constrains the executive’s ability to perform services and there is a reasonable likelihood that the non-competition covenants will be enforced against the individual.

TERMS APPLICABLE TO PAYMENTS UPON TERMINATION OF EMPLOYMENT
The terms applicable to payments upon termination of employment with respect to Messrs. Edwards, Banas, Clark and Couch, and Ms. Kanary are governed by the Executive Severance Pay Plan.
Named Executive Officers Covered by the Executive Severance Pay Plan (“Severance Plan”)
The Severance Plan, adopted in 2011 and amended and restated as of June 9, 2021, applies to officers of the Company, including our NEOs (currently Messrs. Edwards, Banas, Clark and Couch and Ms. Kanary, the “Covered NEOs”) who are not covered by employment agreements that specifically provide for benefits upon termination of employment. Under the Severance Plan, if a Covered NEO is terminated by the Company without “Cause,” as the term is defined in the Severance Plan and described below, prior to a change of control of the Company, then the Company will pay or provide the following:

61	2025 Proxy Statement

Table of Contents Proposal 2

•In the case of Mr. Edwards, the sum of his base pay as in effect immediately prior to his termination and the target annual cash incentive amount for the year in which his termination occurs multiplied by two; in the case of Messrs. Banas, Clark, Couch and Ms. Kanary, the sum of each executive’s current base pay as in effect immediately prior to their termination and the target annual cash incentive amount for the year in which their termination occurs multiplied by one and one-half. Cash Severance payments are to be made in installment payments in accordance with the Company’s regular payroll schedule;
•A pro rata portion of the Covered NEO’s annual cash incentive compensation award for the year in which the termination occurs, based on actual performance;
•Continued health insurance coverage at the active employee rate for 18 months following the termination; and
•Outplacement services.

If a Covered NEO terminates employment for “Good Reason,” as the term is defined in the Severance Plan and described below, or is terminated by the Company without Cause during the two-year period following a change of control of the Company, then the Company will pay or provide to the Covered NEO the following:
•The sum of the Covered NEO’s current base salary and the previous year’s target annual bonus, multiplied by two;
•A pro rata portion of the Covered NEO’s annual cash incentive compensation award for the year in which the termination occurs, based on target performance;
•Continued health insurance coverage at active employee rates for 18 months following the termination; and
•Outplacement services.

Termination for “Cause” under the Severance Plan means termination for any of the following reasons: (i) the executive’s material breach of his or her significant obligations to, or agreements with, the Company or its affiliates, if the breach is or may be materially injurious to the Company or its affiliates (and is not cured within 30 days of notice); (ii) the executive’s commission of and indictment for a felony, or certain other criminal or civil verdicts against the executive; or (iii) any other willful act or omission which is or may be materially injurious to the financial condition or business reputation of, or otherwise is or may be materially injurious to, the Company or its affiliates (and that is not cured within 30 days of notice).
Termination by an executive for “Good Reason” under the Severance Plan means termination during the two-year period following a change of control of the Company after any of the following: (i) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties compared to immediately prior to the change of control (subject to cure within 30 days of notice); (ii) a reduction in base pay or opportunities for incentive compensation other than a reduction that is applied generally to other executives in a similar manner (subject to cure within 30 days of notice); or (iii) a requirement that the executive change his or her principal location of work by more than 50 miles.
In exchange for these benefits, the Covered NEOs would be required to agree to (i) non-competition and non-solicitation provisions for the period represented by the applicable severance multiple, (ii) confidentiality and non-disparagement provisions, and (iii) a release of claims.
A “Change of Control” under the Severance Plan means the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than certain permitted entities affiliated with the Company; or (ii) any person or group, other than such permitted entities, becomes the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of greater than or equal to 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise. A transaction or series of transactions that would otherwise not constitute a Change of Control is treated as a Change of Control for purposes of the Covered NEO’s entitlements under the plan if clause (i) above is satisfied in respect of the business or division in which such executive is principally engaged.
The Severance Plan also provides that if any payment or the amount of benefits due under the plan or otherwise would be considered an excess parachute payment that subjects the Covered NEO to excise tax under Section 4999 of the Code, then the benefits will either be delivered in full or delivered in an amount such that no portion of the benefits would be subject to the excise tax, whichever would result in the receipt by the executive of the greatest benefit on an after-tax basis.
If a Covered NEO’s employment is terminated for any other reason, then no amounts are payable under the Severance Plan.

2025 Proxy Statement	62

Table of Contents	Proposal 2

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO
Cooper Standard has approximately 22,000 employees, including 2,500 contingent workers, with 124 facilities in 20 countries. With our global footprint, a significant percentage (approximately 85%) of our employee population is located outside of the United States. In line with the customary nature of manufacturing organizations, a large segment of our employees is operations-based and paid on an hourly basis (approximately 80%). To attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio (i.e., the total annual compensation of our CEO to the median of the annual total compensation of all our employees, other than the CEO (the “CEO Pay Ratio”)) below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
In accordance with the pay ratio regulations, the Company is required to identify the median employee every three years at a minimum. For the 2024 Proxy Statement disclosure, the Company determined that there had not been a change in the circumstances of the identified median employee for fiscal 2023 or the Company’s employee population or compensation arrangements for fiscal 2023 relative to fiscal 2024 which the Company reasonably believes would result in a significant change in the CEO Pay Ratio disclosure. As such, the Company determined that use of the same previously identified median employee in 2023 for purposes of the 2024 CEO Pay Ratio outlined below, remains appropriate.
For 2024, to determine the CEO Pay Ratio required by Item 402(u) of Regulation S-K for the 2023 Proxy Statement disclosure, the Company first identified the median employee using our global employee population as of December 31, 2023, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. In determining our median employee, we used the consistently applied compensation measure of "gross compensation, excluding equity compensation", which included salary, overtime, shift differential, allowances, bonus payments, and other monetary payments provided by the employer during the period from January 1 through December 31, 2023. We annualized the gross compensation for newly hired permanent employees who were not employed for the entire year.
Our median employee represents the composition of our workforce, as the individual was located outside of the United States, in Czech Republic, and was in an hourly and production-based position.
Our median employee's 2024 compensation[1] was $15,001. Comparing this to the Chief Executive Officer's 2024 compensation ($8,702,693), we estimate that the CEO Pay Ratio was 580:1[2].
Supplemental Ratio: The following is provided in addition to (and not as a substitute for) the required pay ratio disclosed above. If we accounted for the cost of living differences, the ratio of the annual total compensation of our CEO compared to that of the median employee identified above would be reduced approximately 40%. Specifically, the median employee's 2024 total compensation[1] with the cost of living adjustment[3] would have been $25,205. Comparing this to the Chief Executive Officer's 2024 compensation ($8,702,693), the CEO Pay Ratio would have been 345:1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.
As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

[1]The median employee's annual total compensation was calculated using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K.
2We calculated the total compensation of Mr. Jeffrey S. Edwards, our CEO, as detailed in the Summary Compensation Table for 2024, and compared it to the median employee’s total compensation for 2024 to arrive at the Pay Ratio.
[3]Utilized the World Bank, Price level ratio of PPP Conversion Factor (GDP) to Market Exchange Rate for 2023.

63	2025 Proxy Statement

Table of Contents Proposal 2

Pay Versus Performance
Set forth below is information demonstrating the relationship between executive compensation actually paid, calculated in accordance with the applicable SEC regulations (“CAP”) and the financial performance of the Company over the five-year period 2020 through 2024.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO[1] $	Compensation Actually Paid to PEO[2] $	Average Summary Compensation Table Total for Non-PEO NEOs[3] $	Average Compensation Actually Paid to Non-PEO NEOs[4] $	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income[7] $ (Millions)	Company Selected Measure:

					Company Total Shareholder Return[5] $	Peer Group Total Shareholder Return[6] $		Adjusted EBITDA[8] $( Millions)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	8,702,693	3,530,059	2,268,299	1,410,228	41	82	(79)	181
2023	7,634,186	11,439,878	1,941,477	2,570,224	59	108	(202)	180
2022	4,707,758	1,890,963	1,349,459	924,716	27	102	(215)	43
2021	5,087,944	1,178,083	1,208,695	567,824	68	151	(323)	(8)
2020	4,909,345	4,700,156	1,374,266	1,346,729	105	123	(268)	36

[1]The amounts shown in column (b) represent total compensation amount for the principal executive officer (“PEO”), Mr. Edwards, for each respective year as reflected in column (j) of the Summary Compensation Table ("SCT Compensation").

.

[2]The amounts shown in column (c) represent, for each respective year, the PEO's SCT Compensation, reduced by the grant date fair value of equity-based compensation for the PEO as reported in the applicable Summary Compensation Table; and increased (or decreased, as applicable) by the change in value of equity awards for the PEO during the year (as of year-end, or upon vesting or forfeiture, if earlier). Mr. Jeffrey Edwards served as the PEO for years 2020 through 2024.
Mr. Edwards does not have a defined benefit pension; thus, the amounts in column (c) are not reflective of any adjustment associated with pension benefits or costs.

2025 Proxy Statement	64

Table of Contents	Proposal 2

		PEO					Other Non-PEO NEOs (average)
		2024	2023	2022	2021	2020	2024	2023	2022	2021	2020
		$	$	$	$	$	$	$	$	$	$
Summary Compensation Table (SCT) Total Compensation	(a)	8,702,693	7,634,186	4,707,758	5,087,944	4,909,345	2,268,299	1,941,477	1,349,459	1,208,695	1,374,266
SCT Change in Pension Value	(b)		—	—	—	—		—	—	—	—
CAP Pension Service Cost	(c)		—	—	—	—		—	—	—	—
SCT Stock and Option Awards Value	(d)	6,032,596	4,751,899	2,689,813	3,878,199	2,904,733	1,220,438	792,526	426,497	599,125	433,794
Fair Value as of Year-End of Equity Awards Granted during the Year	(e)	3,034,128	6,062,451	1,215,173	963,615	2,653,264	613,827	1,050,723	192,676	120,928	396,231
Fair value as of Vest Date of Equity Awards Granted during the Year	(f)	—	—	—	—	—		—	—	12,889	—
Increase (Decrease) from Prior Year-End in Fair Value of Awards That Vested During the Year	(g)	(532,212)	754,892	(253,996)	104,808	(81,819)	(90,701)	104,110	(42,014)	(17,898)	(13,776)
Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	(h)	(1,641,955)	1,740,247	(1,088,159)	(1,100,085)	124,099	(160,759)	266,440	(148,908)	(106,829)	23,802
Fair Value at the End of the Prior Year of Awards that Failed to Meet Vesting Conditions in the Year	(i)	—	—	—	—	—		—	—	50,836	—
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total	(j)	—	—	—	—	—		—	—	—	—
Compensation Actually Paid (CAP) (k) = (a) - (b) + (c) –(d) + (e) + (f) + (g) + (h) - (i) + (j)	(k)	3,530,059	11,439,878	1,890,963	1,178,083	4,700,156	1,410,228	2,570,224	924,716	567,824	1,346,729

[3]The amounts shown in column (d) represent, for each respective year, the average of the total compensation amounts for all NEOs other than the PEO, as reflected in column (j) of the applicable Summary Compensation Table. See details in the table for footnote 2.
The non-PEO NEOs for each respective year, are as follows:

2024	2023	2022	2021	2020

Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas
Mr. Patrick R. Clark	Mr. Patrick R. Clark	Mr. Patrick R. Clark	Mr. D. William Pumphrey, Jr.	Mr. D. William Pumphrey, Jr.
Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Jeffrey A. DeBest
Ms. MaryAnn P. Kanary	Mr. Larry E. Ott	Ms. Joanna M. Totsky	Ms. Joanna M. Totsky	Mr. Larry E. Ott
Mr. Juan Fernando de Miguel Posada

65	2025 Proxy Statement

Table of Contents Proposal 2

[4]The amounts shown in column (e) represent the average, for each respective year, of the CAP for all non-PEO NEOs, equal to SCT Compensation, reduced by the grant date fair value of equity-based compensation as reported in the applicable Summary Compensation Table and the change in pension value as reported in the applicable Summary Compensation Table; and increased (or decreased, as applicable) by the change in value of equity-based awards during the year (as of year-end, or upon vesting or forfeiture, if earlier) and the pension service cost (and prior service cost, if applicable) associated with any applicable defined benefit pension benefit. See details in the table for footnote 2.
For 2020, 2021, 2022 and 2024, no non-PEO NEOs had a defined benefit pension; thus, there was no impact on the calculation of CAP. For 2023, Mr. Clark was the only NEO with a defined benefit pension; however, both the change in his pension value as reported in the Summary Compensation Table and the combined service and prior service costs for 2023 associated with his pension benefit were zero, having no impact on the calculation of his CAP.

[5]The amounts shown in column (f) represent the Company's Total Shareholder Return or cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2019, reflected as of the end of each respective year, and inclusive of the reinvestment of all dividends, where applicable.

[6]The amounts shown in column (g) represent the Total Shareholder Return or cumulative growth of a hypothetical $100 investment in the Standard & Poor's Supercomposite Auto Parts & Equipment Index, which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024, reflected as of the end of each respective year and inclusive of the reinvestment of all dividends, where applicable.

[7]The amounts shown in column (h) represent the Company's net income (loss) as reflected in Item 8. Financial Statements and Supplementary Data - Consolidated Statements of Operations on page 48 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

[8]For purposes of Item 401(v) of Regulation S-K, we have identified Adjusted EBITDA as our Company-Selected Measure, as described under “Annual Incentive Award” in the Executive Compensation Components section of the Compensation Discussion and Analysis. Additional information regarding the Adjusted EBITDA measure is also provided with the Financial Performance Measures list below.

Financial Performance Measures
Set forth below is a list of the financial performance measures used to link compensation actually paid to NEOs for the most recently completed fiscal year to company performance.

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)[1]
•	Free Cash Flow[2]
•	Relative Total Shareholder Return (RTSR)[3]

[1]Adjusted EBITDA is defined as net income (loss) plus income tax expense (benefit), interest expense, net of interest income, depreciation and amortization (or “EBITDA”), as adjusted for items that management does not consider to be reflective of our core operating performance (including, but not limited to, restructuring costs, impairment charges, non-cash fair value adjustments and acquisition-related costs). Adjusted EBITDA is deemed by the Compensation Committee to be an appropriate objective measurement of the financial performance of the Company because it is an indicator of our strategy to achieve sustained profitable growth and align executive compensation with the interests of our stockholders over the long term. Further information regarding Adjusted EBITDA, including a description of the use of Adjusted EBITDA for NEO performance-based compensation for the most recently completed fiscal year is included under “Annual Incentive Award” under the Executive Compensation Components section.

[2]Free Cash Flow (FCF) is a non-GAAP financial measure defined as net cash provided by operating activities minus capital expenditures. During the most recently completed fiscal year, FCF was used as a financial measure within our long-term incentive compensation programs for NEOs, designed to motivate leadership to execute our long-term growth strategy while delivering consistently strong financial results. A description of the use of FCF as a performance metric for NEO performance-based compensation for the most recently completed fiscal year is included under “Long-Term Incentive Compensation” under the Executive Compensation Components section.

[3]Relative Total Shareholder Return (RTSR) was used, in addition to the ROIC performance metric, as a financial measure within our long-term incentive compensation programs for NEOs in both the 2022 and 2023 Performance RSUs, which was designed to motivate leadership to execute our long-term growth strategy. A description of the use of RTSR as a performance metric for NEO performance-based compensation for the most recently completed fiscal year is included under “Long-Term Incentive Compensation” under the Executive Compensation Components section.

2025 Proxy Statement	66

Table of Contents	Proposal 2

Relationship Between Financial Performance Measures and Executive Compensation Actually Paid
Set forth below are graphical depictions of the relationships between CAP for the PEO and the NEOs, with: (i) the Company’s TSR, (ii) peer group TSR, (iii) the Company’s net income, and (iv) Adjusted EBITDA, the Company-Selected Measure.

67	2025 Proxy Statement

Table of Contents Proposal 2

2025 Proxy Statement	68

Proposal 3 Ratification of Appointment of Company’s Independent Registered Public Accounting Firm for 2025

Proposal 3 is the ratification of the Audit Committee’s selection and reappointment of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2025 fiscal year.
Each year, the Audit Committee reviews the performance, independence, and qualifications of the Company’s independent registered public accounting firm. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2005, and the Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2025. In considering whether to reappoint Ernst & Young LLP in 2025, the Audit Committee considered, among other things:
•all relationships between Ernst & Young LLP and the Company to determine Ernst & Young LLP’s continuing independence;
•Ernst & Young LLP’s knowledge of and expertise in the automotive industry and the Company’s business;
•Ernst & Young LLP’s global capacity and ability to serve the Company’s worldwide operations;
•the qualifications and performance of the audit firm’s partners and managers who are responsible for the audit;
•the quality control procedures the audit firm has established;
•external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (“PCAOB”) reports on Ernst & Young LLP;
•the reasonableness of the fees paid to the audit firm for audit and permitted non-audit services, as more fully described below; and
•the firm’s known legal risks and any significant legal or regulatory proceedings in which it is involved.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

Ratification on an advisory basis of the Audit Committee’s reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are not counted as votes FOR or AGAINST ratification and will therefore have no effect on such vote. If the stockholders fail to ratify the reappointment on an advisory basis, the Audit Committee will reconsider this selection and take such actions as it deems appropriate as a result of such advisory vote. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They are expected to be available to respond to your questions and may make a statement if they desire.

69	2025 Proxy Statement

Table of Contents Proposal 3

Fees and Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by Ernst & Young LLP. The Audit Committee is required to pre-approve all services Ernst & Young LLP provides to the Company. All services provided are to conform with SEC and Public Company Accounting Oversight Board permitted services guidelines. All fee and billing arrangements are reviewed with management of the Company prior to the commencement of services. Ernst & Young LLP regularly reports to the Audit Committee on services performed and to be performed by it with respect to which pre-approval is required. All of the audit, audit-related and tax services performed by Ernst & Young LLP were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.
During 2023 and 2024, we retained Ernst & Young LLP as the Company’s independent registered public accounting firm to provide services in the following categories and amounts (dollar amounts in thousands):

	2024	2023
	$	$
Audit fees[1]	3,499	3,278
Audit-related fees[2]	82	44
Tax fees[3]	631	614
All other fees[4]	—	—
Total	4,212	3,936

[1]Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits, audit services performed in connection with the issuance of comfort letters and consents and other services that are normally provided by the independent accountants in connection with our regulatory filings.
[2]Audit-related fees include services related to due diligence in connection with acquisitions and divestitures and audit procedures related to IT implementations.
[3]Tax fees include services related to tax compliance, tax advice, and tax planning.
[4]All other fees are related to other advisory services.

The Audit Committee has considered whether the provision of services described under the line items “Tax fees” and “All other fees” are compatible with maintaining Ernst & Young LLP’s independence. In light of the nature of work performed and the amount of the fees paid to Ernst & Young LLP for those services, the Audit Committee concluded that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

2025 Proxy Statement	70

Table of Contents	Proposal 3

Report of the Audit Committee

The Audit Committee, which is comprised entirely of directors who have been determined to be independent under the applicable NYSE listing standards and SEC rules, was established for the purpose of assisting the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting process, (ii) the integrity of its financial statements, (iii) its compliance with legal and regulatory requirements, (iv) the independence and qualifications of its independent auditor, (v) the effectiveness of its internal controls and (vi) the performance of its internal audit function and its independent auditor.
The Audit Committee is responsible for the appointment, compensation (including negotiation of fees), and oversight of the Company’s independent registered public accounting firm. As part of its oversight and assessment of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided, the firm’s global capability, and the technical expertise and knowledge of the Company’s global operations and industry. The Audit Committee also considers the impact of changing auditors when assessing whether to retain the current external auditor. In connection with the mandatory rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the lead engagement partner. Based on its assessment, the Audit Committee has determined that its selection of Ernst & Young LLP, as the Company’s independent registered public accounting firm, is in the best interest of the Company.
The Company’s management is responsible for its internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with U.S. GAAP and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed with management the Company’s 2024 audited financial statements.
2.The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed pursuant to the applicable standards adopted by the PCAOB, including Ernst & Young LLP’s evaluation of, and conclusions about, the qualitative aspects of the significant accounting principles and practices applied in the Company’s financial reporting.
3.The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Audit Committee
Stephen A. Van Oss, Chair
Christine M. Moore
Robert J. Remenar
Thomas W. Sidlik

71	2025 Proxy Statement

PROPOSAL 4 APPROVAL OF THE AMENDED AND RESTATED 2021 OMNIBUS PLAN INCENTIVE PLAN

Executive Summary of Proposal and Selected Plan Information

INTRODUCTION:	On March 27, 2025, upon recommendation of the Compensation Committee, the Board approved the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan (the “Amended Plan”), subject to stockholder approval at the 2025 Annual Meeting. The 2021 Plan is currently the only plan under which equity-based compensation may currently be awarded to our executives, non-employee directors, and other employees. The Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), the Cooper-Standard Holdings Inc. 2017 Omnibus Incentive Plan (collectively, the “Prior Plans”) and the 2021 Plan are the only plans under which equity-based compensation awards to our executives, non-employee directors, and other employees are currently outstanding. Awards currently outstanding under the 2021 Plan and the Prior Plans will remain outstanding under the applicable Prior Plan in accordance with its terms.
The 2021 Plan was originally approved by our stockholders at the 2021 Annual Meeting and was subsequently amended and restated at our 2023 Annual Meeting. Our proposed further amendment and restatement of the 2021 Plan in the form of the new Amended Plan reflects two material changes, each as detailed below: (i) an increase in the share reserve, and (ii) a decrease in the ratio at which full-value awards are debited from the share reserve. Otherwise, the terms of the 2021 Plan, as previously amended and restated at our 2023 Annual Meeting, remain materially unchanged.

The Board of Directors recommends that the stockholders vote FOR Proposal 4.

We believe that the adoption of the Amended Plan is necessary in order to allow us to continue to use equity awards, including performance awards. We believe that granting equity-based compensation to officers, other key employees and non-employee directors is an effective means to promote the future growth and development of the Company. Equity awards, among other things, further align the interests of award recipients with Company stockholders and enable the Company to attract and retain qualified personnel.

If the Amended Plan is approved by our stockholders, the Amended Plan will become effective on May 15, 2025 (the “Restatement Effective Date”). If our stockholders do not approve the Amended Plan, then the 2021 Plan as previously amended and restated at our 2023 Annual Meeting will remain in effect in its current form, subject to its expiration date. However, there could be insufficient shares available under

2025 Proxy Statement	72

Table of Contents	Proposal 4

the 2021 Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the Compensation Committee may be required to revise its compensation philosophy and devise other programs to attract, retain, and compensate its officers, non-employee directors, and key employees.
PROPOSED SHARE RESERVE:	As of the Restatement Effective Date, a total of 1,231,930 shares of common stock will be reserved for awards granted under the Amended Plan (comprised of 52,997 shares that remained available for grant under the 2021 Plan as of March 2, 2025, plus 1,178,933 newly requested shares). The Amended Plan’s reserve will be reduced by one (1) share for every one (1) share that is subject to an option or stock appreciation right granted under the 2021 Plan after March 2, 2025 and prior to the Restatement Effective Date, and one and one-tenth (1.1) shares for every one (1) share that is subject to an award other than an option or stock appreciation right (such award, a “full-value award”) granted under the 2021 Plan after March 2, 2025, and prior the Restatement Effective Date. In addition, outstanding awards under the 2021 Plan and Prior Plans expire or are terminated without the issuance of shares, or if such awards are settled in cash, or if shares are tendered or withheld for payment of taxes on full-value awards, then the shares subject to such awards will be added to the Amended Plan’s reserve.
IMPACT ON DILUTION AND FULLY-DILUTED OVERHANG:	Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team is focused on our strategic and long-term growth priorities.

Assuming the Amended Plan was in effect as of such date, the total fully-diluted overhang as of March 2, 2025, assuming that the entire share reserve of 1,231,930 is granted in stock options, would be 14.98% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 13.87%. Since 2022, the Company’s practice has been to grant full-value awards only (time-vested RSUs and Performance RSUs). In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of March 2, 2025. For purposes of the foregoing calculations, awards that are stock-settled or awards that can be settled in stock or cash are included while cash-settled awards are not included.

Our Board believes that the shares of common stock available for issuance represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

EXPECTED DURATION OF THE SHARE RESERVE:	We expect that the share reserve under the Amended Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately one to two years assuming all grants are stock-settled. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Amended Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
GOVERNANCE HIGHLIGHTS OF PLAN:
Our Amended Plan incorporates certain governance best practices, including:
☑ Minimum vesting period of one year from the date of grant for all equity-based awards granted under the Amended Plan, with permitted exceptions up to 5% of the share reserve.
☑ No “liberal share recycling” of stock options or stock appreciation rights (“SARs”).
☑ No dividends or dividend equivalents on stock options or SARs.
☑ Dividends and dividend equivalent rights on all other awards are not paid unless and until the underlying award vests.
☑ Minimum 100% fair market value exercise price for stock options and SARs.
☑ No “liberal” change of control definition and no automatic “single-trigger” acceleration on a change of control transaction.
☑ No repricing of stock options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for adjustments with respect to a change of control or an equitable adjustment in connection with certain corporate transactions

73	2025 Proxy Statement

Table of Contents Proposal 4

DATE OF PLAN EXPIRATION:	The Amended Plan will terminate on May 20, 2031, unless terminated earlier by the Board, but awards granted prior to such date may be extended beyond that date.

Burn Rate
The following table sets forth information regarding stock-settled, time-vested equity awards granted and performance-based, stock-settled equity awards earned over each of the last three fiscal years:

	2024	2023	2022

Stock Options/SARs Granted	—	—	—
Stock-Settled Time-Vested Restricted Shares/Units Granted [1]	255,988	308,612	313,161
Stock-Settled Performance-Based Stock Units Granted[1]	317,885	—	200,031
Stock-Settled Performance-Based Stock Units Earned[1]	56,483	118,022	—
Weighted-Average Basic Common Shares Outstanding	17,564,012	17,355,392	17,190,958

[1] The burn rate figures in the table above are different from disclosure in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2024, 2023, and 2022 because this table excludes all cash-settled awards and includes performance-based equity awards on both when-granted and when-earned basis. Amounts shown as vested performance-based stock units each year in the Company’s Form 10-K represent target number of units granted net of forfeitures for each award cycle terminating at year-end, irrespective of performance vs. pre-established goals and resulting earned shares, and do not represent the actual number of stock-settled units earned, which is shown in the table above.

Concentration Ratio
The table below summarizes the percentage of the aggregate LTI grant value from 2022 – 2024 that was granted to the CEO and all NEOs, inclusive of cash- and stock-settled equity awards and cash denominated and settled long-term incentives. Grant values exclude the 2024 PSU modification value, which is not representative of the annual LTI structure at Cooper Standard ($1,754,831 for the CEO and $3,174,887 for all NEOs as disclosed in the Grants of Plan Based Awards Table).

	2024	2023	2022

Stock Options/SARs Granted	—	—	—
Time-Vested Restricted Shares/Units Granted	$4,467,443	$4,971,162	$2,961,184
Performance-Based Stock Units Granted	$5,190,424	$5,993,297	$2,928,401
Cash Retention LTIP Granted	$7,877,000	$8,500,000	$8,585,000
Total Long-Term Incentive Value Granted	$17,534,867	$19,464,459	$14,474,585

CEO Grant Date Fair Value	$4,277,765	$4,751,899	$2,689,813
All NEOs Grant Date Fair Value	$7,739,460	$7,922,003	$4,395,799

CEO Concentration Ratio	24.4%	24.4%	18.6%
All NEOs Concentration Ratio	44.1%	40.7%	30.4%

Overhang as of March 2, 2025 The following table sets forth certain information as of March 2, 2025, with respect to the Company’s existing equity compensation plans:

Stock Options Outstanding	477,293
Weighted-Average Exercise Price of Outstanding Stock Options	$54.28
Weighted-Average Remaining Term of Outstanding Stock Options	4.04

2025 Proxy Statement	74

Table of Contents	Proposal 4

Total Stock-Settled Full-Value Awards Outstanding[1]	1,342,959
Basic Common Shares Outstanding as of the Record Date (March 21, 2025)	17,548,147
Shares Remaining Available for Future Grant**	52,997

[1] Excludes all cash-settled awards and includes unvested/deferred time-vested restricted stock units (765,308), stock-settled performance share units outstanding at target (577,651).
** Reflects shares that remained available for grant under the 2021 Plan as of March 2, 2025. If the Amended Plan is approved by our stockholders, the Amended Plan will become effective on the Restatement Effective Date (May 15, 2025). As of the Restatement Effective Date, a total of 1,231,930 shares of common stock will be reserved for awards granted under the Amended Plan (comprised of the 52,997 shares that remained available for grant under the Plan as of March 2, 2025, plus 1,178,933 newly requested shares), less one share for every one share that is subject to an option or stock appreciation right granted under the 2021 Plan after March 2, 2025 and prior to the Restatement Effective Date, and one-tenth (1.1) shares for every one share that is subject to a full-value award granted under the 2021 Plan after March 2, 2025, and prior the Restatement Effective Date.

Stock Awards Granted Under the Amended and Restated 2021 Omnibus Incentive Plan
No awards made under the Amended Plan prior to the date of the Annual Meeting were granted subject to shareholder approval of this proposal. The number and types of awards that will be granted under the Amended Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, stock-settled, time-vested RSUs, stock-settled Performance RSUs and director deferred stock and RSUs that have been granted to the named executive officers and the specified groups set forth below under the 2021 Plan and the Prior Plans as of March 2, 2025. On March 2, 2025, the closing price of the underlying shares of our common stock traded on the NYSE was $15.14 per share.

Name and Principal Position	Stock Options	Restricted Stock Units (RSUs)	Performance RSUs[1]	Director Deferred Stock and RSUs[2]

Jeffrey S. Edwards	300,467	193,942	273,344	—
Chairman and Chief Executive Officer
Jonathan P. Banas	53,031	48,397	70,135	—
Executive Vice President and Chief Financial Officer
Patrick R. Clark	19,645	40,375	57,547	—
President, Sealing Systems and Chief Manufacturing Officer
Christopher E. Couch	28,644	37,964	57,547	—
President, Fluid Handling Systems and Chief Technology Officer
MaryAnn P. Kanary	—	30,052	38,734	—
Senior Vice President, Chief Legal and Secretary
All executive officers as a group (9 persons)	444,118	405,819	577,651	—
All non-employee directors as a group (9 persons)	—	—	—	359,489
Each associate of the above-mentioned non-employee directors or executive officers	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—
All employees (other than executive officers) as a group (10 persons)	33,175	—	—	—

[1] The number of shares represents the target number of shares that could be issued pursuant to stock-settled Performance RSUs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the Performance RSU awards.
[2] Please see the “Director Compensation” section of this Proxy Statement for additional details regarding the non-employee director RSUs.

75	2025 Proxy Statement

Table of Contents Proposal 4

Summary of the Amended Plan
The following is a summary of certain material features of the Amended Plan, which is qualified in its entirety by reference to the complete terms of the Amended Plan attached to this proxy statement as Appendix A. The closing price of a share of our common stock on the New York Stock Exchange on March 2, 2025, was $15.14.
Purpose
The purpose of the Amended Plan is to aid the Company and its affiliates in recruiting and retaining key employees and non-employee directors of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of awards. The Company expects that it will benefit from the added interest which such key employees and non-employee directors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
Eligible Participants
The Compensation Committee, including its delegates, may grant awards to key employees of the Company or its affiliates and non-employee directors of the Company’s Board. Currently, approximately 4,400 employees and 9 non-employee directors would be eligible to participate in the Amended Plan, although the number of individuals who are selected to participate in the Amended Plan may vary from year to year.
Available Shares
Subject to the adjustment provisions included in the Amended Plan (and the share recycling provisions described below), a total of 1,231,390 shares will be authorized for awards granted under the Amended Plan as of the date of Restatement Effective Date. The Plan’s reserve will be reduced by one (1) share for every one (1) share that is subject to an option or SAR granted under the 2021 Plan after March 2, 2025, and prior to the Restatement Effective Date, and one and one-tenth (1.1) shares for every one (1) share that is subject to a full-value award granted under the 2021 Plan after March 2, 2025, and prior the Restatement Effective Date. This reserve will be reduced by a “fungible ratio” of one (1) share for every one (1) share that is subject to an option or SAR granted under the 2021 Plan or Amended Plan after March 2, 2025, and one and one-tenth (1.1) shares for every one (1) share that is subject to a full-value award granted under the 2021 Plan or Amended Plan after March 2, 2025.
If (i) any shares subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part) or (ii) any shares subject to an award granted under the 2021 Plan and the Prior Plans are forfeited, or an award granted under the 2021 Plan or the Prior Plans expires or is settled for cash (in whole or in part), then in each such case the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the Amended Plan. In the event that withholding tax liabilities arising from a full-value award, or a full-value award granted under the 2021 Plan or a Prior Plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld will be added to the shares available for awards under the Amended Plan.
Any shares that again become available for awards under the Amended Plan pursuant to the share recycling provisions described above will be added: (i) as one (1) share for every one (1) share subject to options or SARs granted under the Amended Plan, 2021 Plan or Prior Plan, and (ii) at the applicable full value award debiting rate for every one (1) share subject to full-value awards granted under the Amended Plan, 2021 Plan or Prior Plan. The full value award debiting rate means (a) with respect to full-value awards granted under the 2011 Plan after March 31, 2017, or the 2017 Plan prior to or on February 28, 2021, two and one-half (2.5) shares for each one (1) share that is subject to the full-value award; (ii) with respect to full-value awards granted under the 2017 Plan after February 28, 2021, or under the 2021 Plan on or after May 20, 2021, and prior to or on December 31, 2022, one and thirty-two hundredths (1.32) shares for each one share that is subject to the full-value award; (iii) with respect to full-value awards granted under the 2021 Plan after December 31, 2022, and prior to or on March 2, 2025, one and seventeen hundredths (1.17) shares for each one share that is subject to the full-value award; and (iv) with respect to full-value awards granted under the 2021 Plan or Amended Plan after March 2, 2025, one and one-tenth (1.1) shares for each one share that is subject to the full-value award.
Notwithstanding anything to the contrary, the following shares will not again be available for awards under the Amended Plan: (a) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option under the Amended Plan, 2021 Plan or a Prior Plan, (b) shares delivered to or withheld by the Company to pay the withholding taxes relating to an outstanding option or SAR under the Amended Plan, 2021 Plan or a Prior Plan, (c) shares subject to a stock appreciation right under the Amended Plan, 2021 Plan or a Prior Plan that are not issued in connection with its stock settlement or exercise, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise of an option under the Amended Plan, 2021 Plan or a Prior Plan.

2025 Proxy Statement	76

Table of Contents	Proposal 4

Plan Administration
The Compensation Committee is the administrator of the Amended Plan. The Compensation Committee can delegate its duties and powers to any subcommittee thereof, provided that no such delegation is permitted with respect to awards made to Section 16 participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee has broad powers to administer and interpret the Amended Plan, including the authority to establish, amend or rescind any rules and regulations relating to the Amended Plan and to make any other determinations that it deems necessary or desirable for the administration of the Amended Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Amended Plan in the manner and to the extent that the Compensation Committee deems necessary or desirable, and has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Amended Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).
Term
Awards may be granted under the Amended Plan from time to time until the Amended Plan is discontinued or terminated by the Board. No award may be granted under the Amended Plan after May 20, 2031, but awards granted prior to such date may extend beyond that date.
Adjustments
In the event of any change in our outstanding shares of common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or any similar corporate transaction, or any distribution to stockholders other than regular cash dividends, the Compensation Committee shall make appropriate adjustments to the Amended Plan or any outstanding awards, which may include (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to outstanding awards or to the Amended Plan, (2) option price or grant price and/or (3) any other affected terms of such awards, including one or more performance goals.
Minimum Vesting Requirement
Notwithstanding any other provision of the Amended Plan to the contrary and subject to the immediately following proviso, equity-based awards (excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash-denominated awards and (iii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) granted under the Amended Plan shall vest no earlier than the first anniversary of the date the award is granted; provided, however, that the Compensation Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the authorized share reserve.
Dividends and Dividend Equivalents
The payment of any dividends, dividend equivalents or distributions declared or paid on shares covered by an award shall be deferred until the lapsing of the restrictions imposed upon such awards. The Compensation Committee shall determine if any such deferred dividends or distributions shall be reinvested in additional shares or credited during the deferral period with interest at a rate per annum as the Compensation Committee, in its discretion, may determine. Payment of any such deferred dividends or distributions (together with any interest accrued thereon) shall be made upon the lapsing of the restrictions imposed on such awards, and any such deferred dividends, dividend equivalents or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such awards.
Change of Control
For all outstanding awards, any acceleration of vesting or settlement of an award in connection with a change of control will be determined by the Compensation Committee and set forth in each award agreement. If and to the extent determined by the Compensation Committee in the applicable agreement or otherwise, any awards outstanding immediately prior to a change of control which are unexercisable or otherwise unvested or subject to lapse restrictions may be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be. The Compensation Committee may, but is not obligated to, with respect to some or all of the outstanding awards, (1) cancel such awards for fair value (as determined in the sole discretion of the Compensation Committee), (2) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Amended Plan as determined by the Compensation Committee in its sole discretion, or (3) provide that for a period of at least 15 days prior to the change of control, any options or SARs (that are settled in shares) will be exercisable as to all shares subject thereto and that upon the occurrence of the change of control, such options and SARs will terminate and be of no further force and effect.

77	2025 Proxy Statement

Table of Contents Proposal 4

Under the Amended Plan, a change of control generally occurs upon the following: (a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company; (b) the date that any person or group becomes the “beneficial owner,” directly or indirectly, of 50% or more of the total voting power of the voting stock of the Company; (c) a change in the majority composition of our Board of Directors; (d) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company (subject to certain exceptions); or the consummation of a plan of complete liquidation or dissolution of the Company.
Amendments and Termination
The Board may amend, alter or discontinue the Amended Plan. However, the Board may not amend, alter or discontinue the Amended Plan without stockholder consent if such action would (except as is provided pursuant to the adjustment provisions set forth in the Amended Plan) increase the total number of shares reserved for the purposes of the Amended Plan. Also, the Board may not amend, alter or discontinue the Amended Plan without the consent of a participant if such action would diminish any of the rights of the participant under any award previously granted to such participant under the Amended Plan; provided, however, that this restriction would not apply to amendments required by the Code or other applicable laws. Additionally, the Board may not amend the provisions of the Amended Plan that restrict the repricing of options and SARs as described in the last paragraph under “Types of Awards - Stock Options and Stock Appreciation Rights (“SARs”).”
Types of Awards
The Amended Plan authorizes grants of a variety of awards described below. The Compensation Committee may grant options to any participant it selects, and determine the terms and conditions of each award at the time of grant, subject to the limitations set forth in the Amended Plan, including whether payment of awards may be subject to the achievement of performance goals. The terms and conditions of each award will be set forth in a written agreement.
Stock Options and Stock Appreciation Rights (SARs)
•A stock option entitles a participant to purchase a specified number of shares of common stock at a specified exercise price, subject to such terms and conditions as the Compensation Committee may determine. A SAR entitles a participant to receive a payment measured by the excess of the fair market value of a specified number of shares of common stock on the date on which the participant exercises the SAR over a specified grant price, subject to such terms and conditions as the Compensation Committee may determine.
•Except in the case of substitute awards granted in connection with a corporate transaction, the applicable exercise or grant price cannot be less than 100% of the fair market value of a share on the date of grant.
•All options and SARs must terminate no later than ten years after the date of grant; provided, however, that (other than as would otherwise result in the violation of Section 409A of the Code), to the extent an option or SAR would expire at a time when the holder of such award is prohibited by applicable law or by the Company’s insider trading policy from exercising the option or SAR (the “Closed Window Period”), then such option or SAR shall remain exercisable until the 30th day following the end of the Closed Window Period.
•Options and SARs do not include dividend equivalent rights.
•At the time of exercise, the option price must be paid in full in either cash, delivery of shares, by having the Company withhold a number of shares otherwise deliverable, or in a cashless exercise through a broker or similar arrangement, depending on the terms of the specific award agreement.
•If an SAR is granted in relation to an option, then unless otherwise determined by the Compensation Committee, the SAR will be exercisable or will mature at the same time and on the same conditions that the related option may be exercised or mature. Upon exercise of any number of SARs, the number of shares subject to the related option will be reduced accordingly and such option may not be exercised with respect to that number of shares. The exercise of any number of options that relate to an SAR will likewise result in an equivalent reduction in the number of shares covered by the related SAR.
•Subject to the adjustment provisions set forth in the Amended Plan, the Compensation Committee will not, other than in connection with a change of control, take any of the following actions without the approval of the stockholders of the Company:
a.Reduce the purchase price or base price of any previously granted option or SAR;
b.Cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price;

2025 Proxy Statement	78

Table of Contents	Proposal 4

c.Cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation; or
d.Take any other action that would be treated as a repricing under the rules of the exchange upon which shares of the Company are traded.
Restricted Stock Awards and Restricted Stock Units (“RSUs”)
•Restricted stock awards are shares of common stock that are issued to a participant subject to transfer and other restrictions as the Compensation Committee may determine, such as the continued employment of the participant. RSU awards entitle the participant to receive a payment in cash or shares of common stock equal to the fair market value of one share of common stock, subject to certain restrictions as the Compensation Committee may determine (such as continued employment or meeting certain performance goals, for example, in the case of performance unit awards).
•Restricted stock and restricted stock units may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated unless and until the applicable restrictions determined by the Compensation Committee and as set forth in the applicable award agreement have lapsed.
Other Stock-Based Awards
•Subject to the terms of the Amended Plan, the Compensation Committee may grant to participants other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares, either alone or in addition to or in conjunction with other awards, and payable in shares or in cash.
•The Compensation Committee will determine all terms and conditions of the awards; provided that any award that provides for purchase rights will be priced at no less than 100% of the fair market value of the underlying shares on the grant date of the award.
Annual Incentive Awards
•Subject to the terms of the Amended Plan, the Compensation Committee will determine all terms and conditions of an annual incentive award, including but not limited to the performance goals, performance period, the potential amount payable, the type of payment, and the timing of payment.
•The Compensation Committee may determine the payment method of these awards, including allowing for an election between payment methods by the participant.
Long-Term Incentive Awards
•Subject to the terms of the Amended Plan, the Compensation Committee will determine all terms and conditions of a long-term incentive award, including but not limited to the performance goals, performance period, the potential amount payable, the type of payment, and the timing of payment.
•The Compensation Committee may determine the payment method of these awards, including allowing for an election between payment methods by the participant.
Performance Goals
The performance goals the Compensation Committee establishes under the Amended Plan may consist of one or more of the following with respect to the Company or any one or more affiliates or other business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; operating cash flow; free cash flow; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; total stockholder return; relative total stockholder return; return on invested capital; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating margin; profit margin; sales performance; and internal revenue growth. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under U.S. GAAP.

79	2025 Proxy Statement

Table of Contents Proposal 4

Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or as a percentage) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
As to each performance goal, the Compensation Committee, in its discretion, may exclude or include the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business or asset; (v) changes in tax or accounting principles, regulations or laws; (vi) currency fluctuations; (vii) mergers, acquisitions or dispositions; (viii) unusual, infrequently occurring and/or non-recurring items of gain or loss that the Company identifies in its audited financial statements, including notes to the financial statements, or Management’s Discussion and Analysis section of the Company’s annual report; and (ix) any other excluded item that the Compensation Committee designates either at the time an award is made or thereafter.
Nontransferability of Awards
No award under the Amended Plan may be transferable or assignable other than by will or the laws of descent and distribution, except that an award agreement may provide that a participant may transfer an award to family members, a trust or entity established for estate planning purposes or a charitable organization.
Recoupment of Awards
All awards granted under the Amended Plan, and any share of stock issued or cash paid pursuant to such awards, are subject to any recoupment, clawback, equity holding, stock ownership, or similar policies adopted by the Company from time to time and any recoupment, clawback, equity holding, stock ownership, or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Sections 409A and 280G of the Code
Awards under the Amended Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of at the time of payment) and may be subject to an additional 20% income tax and, potentially, interest and penalties. We have sought to structure the Amended Plan, and we expect to seek to structure awards under the Amended Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance issued pursuant to Section 409A. To the extent that we determine that any award granted under the Amended Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The Amended Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.
Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant under Code Section 4999.
Stock Options
A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon his or her exercise of a non-qualified stock option equal to the excess of the fair market value of the share purchased over its purchase price, and the Company generally will be entitled to a corresponding deduction.

2025 Proxy Statement	80

Table of Contents	Proposal 4

SARs
A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount generally is deductible by the Company as compensation expense.
Restricted Stock and Restricted Stock Units
A participant will not recognize taxable income at the time restricted stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of such restrictions generally is deductible by the Company as compensation expense.
A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized generally is deductible by the Company as compensation expense.
Unrestricted Stock
A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted. The Company generally is entitled to a corresponding deduction at the time ordinary income is recognized by the participant.
Annual Incentive Awards and Long-Term Incentive Awards
A participant will not recognize taxable income at the time annual incentive awards and long-term incentive awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of such awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount generally is deductible by the Company as compensation expense.
Dividend Equivalent Rights
A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.
Required Vote
The affirmative FOR vote of a majority of votes cast at the Annual Meeting is required to approve the Amended Plan. Abstentions are not counted as votes FOR or AGAINST approval of the Amended Plan, and will therefore have no effect on such vote.

81	2025 Proxy Statement

Submitting Stockholder Proposals and Nominations for the 2026 Annual Meeting
Proposals received from stockholders will be carefully considered by the Company. Any proposal should be directed to the Company’s secretary at 40300 Traditions Drive, Northville, Michigan, 48168. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2026 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act if they are received by the Company on or before December 4, 2025,120 days before the first anniversary of the mailing date of the 2025 proxy statement.
In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be delivered to the Company’s secretary at the Company’s principal offices not later than the last date for submission of stockholder proposals under the Company’s By-Laws. In order for a proposal to be “timely” under the Company’s By-Laws, it must be received not later than February 14, 2026, and not earlier than January 15, 2026; provided, however, if we hold the 2026 Annual Meeting more than 30 days before or more than 60 days after the anniversary of the 2025 Annual Meeting, notice by stockholders to be timely must be received no earlier than the opening of business on the 120th day prior to the 2026 Annual Meeting date and no later than the close of business on (i) the 90th day prior to the 2026 Annual Meeting date or (ii) the 10th day after the day on which disclosure of the date of the 2026 Annual Meeting is made, whichever is later.
In addition to the foregoing, in May 2024, the Board approved an amendment and restatement of our By-Laws. Among other things, the amendments update certain provisions of our By-Laws regarding the procedure and disclosure required in connection with shareholder director nominations, including to address Rule 14a-19 (“Rule 14a-19”) of the Exchange Act. Such updates include, among others, requiring a stockholder seeking to utilize Rule 14a-19 to represent that it will follow the rule; requiring a stockholder seeking to utilize Rule 14a-19 to provide evidence that it has met the requirements of Rule 14a-19; and requiring that any stockholder that provides notice of a nomination must notify the Secretary of the Company if there is any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Company's outstanding capital stock required under Rule 14a-19.

Additional Information
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at (248) 596-5900 or by sending a written request to the Company at 40300 Traditions Drive, Northville, Michigan, 48168, Attention: Secretary. If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as listed above.

Discretionary Voting of Proxies on Other Matters
As of the date of this proxy statement, there are no other matters that the Company’s management intends to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters are brought before the Annual Meeting in a proper manner, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

2025 Proxy Statement	82

Table of Contents	Appendix A

COOPER-STANDARD HOLDINGS INC.
AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN
1. Purposes; History
(a)    The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees and non-employee directors of outstanding ability and to motivate such employees and non-employee directors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees and non-employee directors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
(b)    Prior to the Original Effective Date, the Company had in effect the 2017 Cooper-Standard Holdings Inc. Omnibus Incentive Plan (the “2017 Plan”). From and after the Original Effective Date, no further awards will be granted under the 2017 Plan, and in accordance with Section 3(a), all Shares available for grants of Awards under the 2017 Plan will roll over to the Plan and become available for grants of Awards under the Plan. Awards outstanding under any Prior Plan (as defined below) will continue to be outstanding and will remain subject to all the terms and conditions of such Prior Plan.
2. Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
Affiliate: With respect to an entity, any entity directly or indirectly controlling, controlled by, or under common control with, such first entity.
Agreement: The written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
Award: A grant of Options, Stock Appreciation Rights, Shares of Common Stock, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under and granted pursuant to the Plan.
Board: The Board of Directors of the Company.
Cause: Except as otherwise provided for in an Agreement, Cause (i) in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of an employment agreement between such Participant and the Company or such Affiliate which includes a definition of “Cause”, shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, shall mean the Participant’s (1) willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness), (2) willful failure to comply with any valid and legal directive of the Board or the person to whom the Participant reports, where such failure results in harm to the Company or any Affiliate, (3) dishonesty, illegal conduct or misconduct, or breach of fiduciary duty which, in each case, results in harm to the Company or any Affiliate, (4) embezzlement, misappropriation or fraud, whether or not related to his or her employment with the Company or an Affiliate, (5) conviction of or plea of guilty or nolo contendre to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, or materially impairs the Participant’s ability to perform services for the Company or an Affiliate, or results in reputational or financial harm to the Company or its Affiliates, (6) violation of the Company’s or Affiliate’s written policies or codes of conduct which have been provided to (or made available to) the Participant prior to the date of the violation, including but not limited to written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct, (7) violation of any restrictive covenant agreement in effect with the Company or an Affiliate which violation results in harm to the Company or any Affiliate, or (8) conduct that brings or is reasonably

Table of Contents Appendix A

likely to bring (if it were publicly known) the Company or any Affiliate negative publicity or into public disgrace, embarrassment, or disrepute. For purposes of this definition, (A) no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any Affiliate; (B) “harm” shall mean more than de minimis harm; and (C) with respect to an act or omission subject to clauses (1) or (2) above, if the underlying act or omission is curable, the Participant’s termination will not be considered to be for “Cause” unless the Board or the Participant’s direct supervisor has notified Participant of such act or omission (which notice must be provided in a manner that enables the Participant to effectuate a cure), and the Participant has failed to correct such act or omission within thirty (30) days of such notification (other than by reason of the incapacity of the Participant due to physical or mental illness). If the Participant’s act or omission could be described in more than one of the clauses above, the Company shall have the discretion to determine which of such clauses (either singly or in combination) shall form the basis for the Participant’s termination for Cause.
Change of Control: Except as otherwise provided for in an Agreement, the occurrence of any of the following events after the Original Effective Date: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than Permitted Holders; (ii) any person or group (other than Permitted Holders) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of greater than or equal to 50% of the total voting power of the voting stock of the Company; (iii) individuals who, as of the Original Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; (iv) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company (each, a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common or ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Common Stock and the Outstanding Company Voting Securities, as the case may be; or (v) the consummation of a plan of complete liquidation or dissolution of the Company.
Notwithstanding anything in the Plan or an applicable Agreement, if an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if the payment of compensation under such Award would be triggered upon an event that otherwise would constitute a “Change of Control” but that would not constitute a change of control for purposes of Code Section 409A, then such event shall not constitute a “Change of Control” for purposes of the payment provisions of such Award.
Code: The Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

Table of Contents	Appendix A

Committee: The Board or any committee to which the Board delegates duties and powers hereunder; such committee shall be comprised solely of at least two Directors, each of whom must qualify as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Act.
Common Stock: The shares of common stock, par value $0.001 per share, of the Company.
Company: Cooper-Standard Holdings Inc., a Delaware corporation.
Director: A non-employee member of the Board.
Disability: Except as otherwise provided for in an Agreement, Disability means (i) in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of an employment agreement between such Participant and the Company or such Affiliate, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, the Participant becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the Participant’s duties. Any question as to the existence of the Disability of the Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Agreement.
Employment: The term “Employment” as used herein shall be deemed to refer to a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or to a Participant’s services as a Director. For the avoidance of doubt, a Participant’s Employment shall be deemed to remain in effect so long as the Participant is either an employee of the Company or any of its Affiliates or a Director.
Fair Market Value: Unless otherwise determined by the Committee, on a given date, (i) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, (ii) if the Shares are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, or (iii) if the Shares are not quoted or traded on a stock market, exchange, or over-the-counter market, the Fair Market Value of the Shares will be as determined in good faith by the Committee. Notwithstanding the forgoing, in the event of a sale of Shares on the market or exchange (as in, for example, a “same day sale” or “sell to cover” transaction), the Fair Market Value of a Share will be the price obtained in the sale transaction for such Share.
Full Value Award: Full Value Award means any Award of Shares of Common Stock, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of Award permitted under and granted pursuant to the Plan, other than Options, Stock Appreciation rights, or any other similar type of appreciation award permitted under and granted pursuant to the Plan.
Full Value Award Debiting Rate: The Full Value Award Debiting Rate means (i) with respect to Full Value Awards granted under the 2011 Plan after March 31, 2017 or the 2017 Plan prior to or on February 28, 2021, 2.5 Shares for each one Share that is subject to the Full Value Award; (ii) with respect to Full Value Awards granted under the 2017 Plan after February 28, 2021 or under the Plan on or after the Original Effective Date and prior to or on December 31, 2022, 1.32 Shares for each one Share that is subject to the Full Value Award; (iii) with respect to Full Value Awards granted under the Plan after December 31, 2022 and prior to or on March 2, 2025, 1.17 Shares for each one Share that is subject to the Full Value Award and (iv) with respect to Full Value Awards granted under the Plan after March 2, 2025, 1.1 Shares for each one Share that is subject to the Full Value Award.

Table of Contents Appendix A

Good Reason: Good Reason, when used in an Agreement, either (i) shall have the same meaning as such term (or any similar term) is given in any employment agreement in effect between the Participant and the Company or any Affiliate, or in any severance policy or plan covering the Participant; or (ii) where either no such agreement, policy or plan is in effect or such agreement, policy or plan does not include a definition of Good Reason (or similar term), means any of the following: (1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties of the Participant; (2) a material reduction in the Participant’s base salary or opportunities for short-term cash incentive compensation pursuant to any short-term cash incentive compensation plan or program established by the Company other than a reduction which is applied generally to other similarly-situated employees in a similar manner; or (3) relocation of the Participant’s principal place of work in excess of fifty (50) miles from the Participant’s then principal place of work; provided that none of the events described in (1) through (3) is remedied by the Company within thirty (30) calendar days after the receipt by the Company of written notice from the Participant of such change or reduction. Participant must give the Company a written notice identifying the change, reduction or breach to which the notification relates within ninety (90) days of the initial existence of the conditions giving rise to such change, reduction or breach. Failure of the Participant to timely provide notice to the Company shall be deemed to constitute the Participant’s consent to such change, reduction or breach and the Participant shall thereafter waive his right to terminate for Good Reason as a result of such specific change, reduction or breach. For the Participant to be considered to have terminated for “Good Reason”, the Participant must terminate employment no later than sixty (60) days following the end of the Company’s cure period. Notwithstanding the foregoing, if an Agreement contains a specific definition of Good Reason that is different from the foregoing, then the definition in such Agreement shall apply in lieu of the provisions above.
Incentive Award: The right to receive a payment to the extent Performance Goals are achieved, including “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.
Option: A non-qualified stock option granted pursuant to Section 6.
Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a).
Original Effective Date: The original effective date of the Plan was May 20, 2021.
Participant: Any employee or Director of the Company or its Affiliates who is selected by the Committee to participate in the Plan.
Performance Goals: Any goals the Committee establishes that may relate to one or more of the following with respect to the Company or any one or more Affiliates or other business units: net income; adjusted EBITDA, operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; operating cash flow, free cash flow, net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital, total stockholder return; relative total stockholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; and internal revenue growth. As to each Performance Goal, the Committee, in its discretion, may exclude or include the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business or asset; (v) changes in tax or accounting principles, regulations or laws; (vi) currency fluctuations; (vii) mergers, acquisitions or dispositions; (viii) unusual, infrequently occurring and/or non-recurring items of gain or loss that the Company identifies in its audited financial statements, including notes to the financial statements, or Management’s Discussion and Analysis section of the Company’s annual report; and (ix) any other excluded item that the Committee designates either at the time an Award is made or thereafter. In addition, the Committee may establish other Performance Goals not listed in this Plan and may make any adjustments to such Performance Goals as the Committee determines. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified

Table of Contents	Appendix A

level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Any Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under U.S. GAAP.
Permitted Holders: Any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliate, or (ii) any corporation or other person of which a majority of its voting power of its voting securities or equity interest is owned, directly or indirectly, by the Company.
Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
Plan: The Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan, as amended and restated from time to time.
Prior Plans: The Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) and the Cooper-Standard Holdings, Inc. 2017 Omnibus Incentive Plan, each as amended and restated from time to time.
Restatement Effective Date: The effective date of the Plan, as amended and restated, is May 15, 2025, contingent on stockholders’ approval of the Plan at the Company’s 2025 annual meeting of stockholders.
Restricted Stock: The shares of Common Stock granted pursuant to the Restricted Stock Awards.
Restricted Stock Awards: Awards of Restricted Stock granted pursuant to Section 8.
Restricted Stock Unit: The right to receive cash and/or Shares of Common Stock the value of which is equal to the Fair Market Value of one Share of Common Stock, granted pursuant to Section 8.
Retirement: Except as otherwise provided for in an Agreement, termination of employment with the Company and its Affiliates (without Cause) on or after (1) attainment of age 65 or (2) attainment of age 60 with five (5) years of service. For purposes hereof, “years of service” means the employee’s total years of employment with the Company and any Affiliate, including years of employment with an entity that is acquired by the Company prior to such acquisition.
Rule 16b-3: Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Act.
Section 16 Participants: Participants who are subject to the provisions of Section 16 of the Act.
Share: A share of Common Stock.
Stock Appreciation Right or SAR: The right of a Participant to receive cash, and/or Shares with a Fair Market Value equal to the appreciation of the Fair Market Value of a Share during a specified period of time, granted pursuant to Section 7.
Subsidiary: Any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
Substitute Award: An Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

Table of Contents Appendix A

3. Shares Subject to the Plan
(a)     Subject to adjustment as provided in this Section 3 and Section 12, a total of 1,231,930 Shares[1] shall be authorized for Awards granted under the Plan as of the Restatement Effective Date, reduced by one (1) Share for every one (1) Share that was subject to an Option or SAR granted under the Plan after March 2, 2025 and prior to the Restatement Effective Date, and one and one-tenth (1.1) Shares for every one (1) Share that was subject to an award other than an Option or SAR granted under the Plan after March 2, 2025 and prior to the Restatement Effective Date. Any Shares granted under the Plan that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares granted under the Plan that are subject to Full Value Awards shall be counted against this limit at the Full Value Award Debiting Rate.
(b)    If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part) or (ii) after February 28, 2021 any Shares subject to an award granted under the Prior Plans are forfeited, or an award granted under the Prior Plans expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award granted under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 3(d) below. In the event that withholding tax liabilities arising from a Full Value Award, or, after February 28, 2021, an award other than an option or stock appreciation right granted under a Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a): (i) Shares tendered by the Participant or withheld by the Company in payment of an Option Price or, after February 28, 2021, the purchase price of an option granted under a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after February 28, 2021, options or stock appreciation rights granted under a Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after February 28, 2021, a stock appreciation right granted under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after February 28, 2021, options granted under a Prior Plan.
(c)    The number of Shares available for Awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).
(d)    Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added (i) as one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under a Prior Plan, and (ii) at the applicable Full Value Award Debiting Rate for every one (1) Share subject to Full Value Awards granted under the Plan or grants other than options or stock appreciation rights granted under a Prior Plan.
4. Administration
(a)    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

[1] Comprised solely of: the 52,997 Shares that remained available for grant under the Plan as of March 2, 2025, plus 1,178,933 newly added Shares.

Table of Contents	Appendix A

The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Notwithstanding the foregoing, no outstanding Award may be amended pursuant to this Section 4 without compliance with Section 16(a).
(b)    The Committee shall require payment (either in cash or in Shares) of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award, and the Company shall have no obligation to deliver Shares under an Award unless and until such amount is so paid. Unless the Committee specifies in an Agreement or otherwise, the Company may require a Participant to satisfy a portion or all of the Company’s withholding tax obligations by having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant under the Award, in each case having a Fair Market Value equal to such withholding tax amount, provided that if the Company allows the Participant to elect a higher tax withholding rate that the applicable minimum statutory rate, the withholding tax amount may not exceed the total maximum statutory tax rates associated with the transaction.
(c)    Minimum Vesting Schedule. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash-denominated Awards and (iii) Awards to non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) granted under the Plan shall not have time- or performance-based vesting schedules that provide for vesting earlier than the first anniversary of the date the Award is granted; provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Shares (the “5% Exception Limit”) authorized for issuance under the Plan pursuant to Section 3 above (subject to adjustment under Section 12) and, provided further, that the foregoing restriction shall not be construed to limit the Committee’s discretion to provide for accelerated or continued exercisability or vesting of an Award, including in cases of death, Disability, retirement, or a Change in Control in the terms of an Award or otherwise.
(d)    Treatment of Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, to the extent that an Award provides for the receipt of dividends or dividend equivalent payments, the payment to the Participant of any such dividends, dividend equivalents or distributions declared or paid on such Award, awarded to the Participant shall be subject to the same risk of forfeiture and vesting as the underlying Award and deferred until the lapsing of the restrictions imposed upon such Award or the settlement of such Award, as applicable. The Committee shall determine if any such deferred dividends, dividend equivalents or distributions shall be reinvested in additional Shares or credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends, dividend equivalents, or distributions, together with any interest accrued thereon, shall be made upon the lapsing of the restrictions imposed on such Award or the settlement of such Award, as applicable, and any such deferred dividends, dividend equivalents, or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such Award. For the avoidance of doubt, no Participant shall have any rights to dividends or other rights of a shareholder as a result of the grant of an Option or SAR until after the Option or SAR is exercised and Shares subject to the Option or SAR are issued. No Option or SAR shall include dividend equivalent rights.
5. Limitations
No Award may be granted under the Plan after the tenth anniversary of the Original Effective Date, but Awards theretofore granted may extend beyond that date.
6. Terms and Conditions of Options
The Committee may grant Options to any Participant it selects. Options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine and set forth in an Agreement between the Company and the Participant:

Table of Contents Appendix A

(a)    Option Price.
The Option Price shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the applicable Option is granted. The grant date of an Option may not be any day prior to the date the Committee approves the Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the Shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

Subject to Section 12, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the Option Price of any previously granted Option, (ii) cancel any previously granted Option in exchange for another Option with a lower Option Price, (iii) cancel any previously granted Option in exchange for cash or another award if the Option Price of such Option exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation (other than in connection with a Change of Control), or (iv) take any other action that would be treated as a repricing under the rules of the exchange upon which Shares of the Company are traded.
(b)    Vesting. Subject to Sections 4(c) and 12(b), each Option shall become vested at such times as may be designated by the Committee and set forth in the applicable Agreement.
(c)    Exercisability. Options shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee and set forth in the applicable Agreement, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, that (other than as would otherwise result in the violation of Section 409A of the Code), to the extent an Option would expire at a time when the holder of such Option is prohibited by applicable law or by the Company’s insider trading policy from exercising the Option (the “Closed Window Period”), then such Option shall remain exercisable until the thirtieth (30th) day following the end of the Closed Window Period.
(d)    Exercise of Options. Except as otherwise provided in the Plan or in an Agreement, an Option may be exercised for all, or from time to time, any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date the Participant makes payment pursuant to clauses (i), (ii), (iii), (iv) or (v) of the following sentence. Except as otherwise provided for in the Agreement, the Participant shall pay in full the Option Price for the Shares as to which an Option is exercised at the time of exercise at the election of the Participant (i) in cash or its equivalent, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares are not subject to a security interest or pledge, (iii) partly in cash and partly in such Shares, (iv) subject to such rules as the Committee prescribes, by having the Company withhold a number of Shares otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, or (v) if there is a public market for the Shares at such time and if the Committee has authorized or established any required plan or program, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder as a result of the grant of an Option until after the Option is exercised and Shares subject to the Option are issued. No Option shall include dividend equivalent rights.
(e)    Attestation. Wherever in this Plan or any Agreement a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Table of Contents	Appendix A

7. Stock Appreciation Rights.
The Committee may grant SARs to any Participant it selects. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which (i) for a SAR granted independently of an Option may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant and (ii) for a SAR granted in relation to an Option shall be the Option Price of the related Option; (e) subject to Section 4(c), the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that a SAR must terminate no later than ten (10) years after the date of grant; provided, however, that (other than as would otherwise result in violation of Section 409A of the Code), to the extent a SAR would expire during a Closed Window Period, then such SAR shall remain exercisable until the thirtieth (30th) day following the end of the Closed Window Period; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. No Participant shall have any rights to dividends, dividend equivalents, or other rights of a shareholder with respect to Shares to which the SAR relates. If a SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the grant price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate grant price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate grant price of such shares.
Subject to Section 12, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the grant price of any previously granted SAR, (ii) cancel any previously granted SAR in exchange for another SAR with a lower grant price, (iii) cancel any previously granted SAR in exchange for cash or another award if the grant price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation (other than in connection with a Change of Control), or (iv) take any other action that would be treated as a repricing under the rules of the exchange upon which Shares of the Company are traded.
8. Restricted Stock Awards and Restricted Stock Units
(a)    Grant. The Committee shall grant Restricted Stock Awards and Restricted Stock Unit Awards to any Participant it selects, which shall be evidenced by an Agreement between the Company and the Participant. Awards of Restricted Stock Units may be presented as performance unit awards. Subject to Section 4(c), each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine (including, without limiting the generality of the foregoing, that such Agreement may require that an appropriate legend be placed on Share certificates and, in the case of performance unit awards, the Performance Goals, performance period and target payout). Awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.
(b)     Rights of Participant. A stock certificate or certificates with respect to the Shares of Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares; provided further that the Committee may determine instead that such Shares shall be evidenced by book-entry registration. If a Restricted Stock Unit is settled in Shares, a stock certificate or certificates with respect to such Shares shall be issued in the name of the Participant as soon as reasonably practicable after, and to the extent of, such settlement. If a Participant shall fail to execute the Agreement evidencing a Restricted Stock Award or Restricted Stock Unit, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void.

Table of Contents Appendix A

At the discretion of the Committee, any certificates issued in connection with a Restricted Stock Award or settlement of a Restricted Stock Unit shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the applicable Agreement, upon delivery of the certificates to the escrow agent or the book-entry registration, as applicable, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and subject to Section 8(e), to receive all dividends or other distributions paid or made with respect to such Shares.
(c)    Non-transferability. Until all restrictions upon the Shares of Restricted Stock or Restricted Stock Units awarded to a Participant shall have lapsed in the manner set forth in Section 8(d), such Shares or such Restricted Stock Unit, as applicable, shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
(d)    Lapse of Restrictions. Except as set forth in Section 12(b), restrictions upon Shares of Restricted Stock or upon Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The applicable Agreement shall set forth any such restrictions.
(e)    Treatment of Dividends and Dividend Equivalents. To the extent that an Award provides for the receipt of dividends or dividend equivalent payments, the payment to the Participant of any such dividends, dividend equivalents or distributions declared or paid on such Shares of Restricted Stock or on Shares underlying a Restricted Stock Unit, awarded to the Participant shall be subject to the same risk of forfeiture and vesting as the underlying Award and deferred until the lapsing of the restrictions imposed upon such Shares or the settlement of such Restricted Stock Unit, as applicable. The Committee shall determine if any such deferred dividends, dividend equivalents or distributions shall be reinvested in additional Shares or credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends, dividend equivalents, or distributions, together with any interest accrued thereon, shall be made upon the lapsing of the restrictions imposed on such Shares or the settlement of such Restricted Stock Units and any such deferred dividends, dividend equivalents, or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such Shares or such Restricted Stock Units.
9. Other Stock-Based Awards.
(a)    Grant.    Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or in cash. Without limitation, such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Shares from the Company. Subject to Section 4(c), the Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of the Fair Market Value of the underlying Shares on the grant date of the Award and such purchase rights shall be subject to the terms and conditions of an Option under Section 6 above.
(b)    Treatment of Dividends and Dividend Equivalents.    To the extent that an Award provides for the receipt of dividends or dividend equivalent payments, the payment to the Participant of any such dividends, dividend equivalents or distributions declared or paid on Shares covered by an Award under this Section 9 shall be subject to the same risk of forfeiture and vesting as the underlying Award and deferred until the lapsing of the restrictions imposed upon such Awards. The Committee shall determine if any such deferred dividends or distributions shall be reinvested in additional Shares or credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends or distributions, together with any interest accrued thereon, shall be made upon the lapsing of the restrictions imposed on such Awards and any such deferred dividends, dividend equivalents or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such Awards.

Table of Contents	Appendix A

10. Annual Incentive Awards
Subject to the terms of this Plan (including Section 4(c), if applicable), the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, provided that payment will be in cash except to the extent that the Committee determines that payment will be made in the form of a grant of Shares of Common Stock, Restricted Stock or Restricted Stock Units, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of grant equal to the amount payable with respect to the Annual Incentive Award; provided, further, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Code Section 409A.
11. Long-Term Incentive Awards
(a)    Grant.    Subject to the terms of this Plan (including Section 4(c), if applicable), the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, provided that payment will be made as determined by the Committee in the form of a grant of Shares of Common Stock, Restricted Stock, Restricted Stock Units or cash, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of grant equal to the amount payable with respect to the Long-Term Incentive Award; provided, further, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Code Section 409A.
(b)    Treatment of Dividends and Dividend Equivalents.    To the extent that an Award provides for the receipt of dividends or dividend equivalent payments, the payment to the Participant of any such dividends, dividend equivalents or distributions declared or paid on Shares covered by a Long-Term Incentive Award under this Section 11 shall be subject to the same risk of forfeiture and vesting as the underlying Award and deferred until the lapsing of the restrictions imposed upon such Awards. The Committee shall determine if any such deferred dividends, dividend equivalents, or distributions shall be reinvested in additional Shares or credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends, dividend equivalents or distributions, together with any interest accrued thereon, shall be made upon the lapsing of the restrictions imposed on such Awards and any such deferred dividends, dividend equivalents or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such Awards.
12. Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)    Generally. In the event of any change in the outstanding Shares after the Original Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any other transaction which in the judgment of the Board necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, the Committee shall make such substitution or adjustment, in such manner as it deems equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or grant price and/or (iii) any other affected terms of such Awards, including one or more Performance Goals.
Unless the Committee determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in a manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.

Table of Contents Appendix A

(b)    Change of Control.
For all outstanding Awards, any acceleration of vesting or settlement of an Award in connection with a Change of Control shall be determined by the Committee and set forth in each Agreement. If and to the extent determined by the Committee in the applicable Agreement or otherwise, any Awards outstanding immediately prior to the Change of Control which are unexercisable or otherwise unvested or subject to lapse restrictions may be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, in whole or part as of immediately prior to a Change of Control and the Committee may, but shall not be obligated to, with respect to some or all of the outstanding Awards (i) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options or (ii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iii) provide that for a period of at least 15 days prior to the Change of Control, any such Options or SARs (that are settled in Shares) shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such Options and SARs shall terminate and be of no further force and effect.
13. No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
14. Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator, beneficiary or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15. Nontransferability of Awards
No Award shall be transferable or assignable by the Participant other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such Award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant in accordance with the terms of such Award.
16. Amendments and Termination
(a)    Authority to Amend or Terminate. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (i) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 12 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or if shareholder approval is otherwise required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or (ii) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding the foregoing, the Board may not amend the provisions of the last paragraph of Sections 6(a) and 7 that restrict the repricing of Options and SARs.

Table of Contents	Appendix A

(b)    Survival of Authority and Awards. To the extent provided in the Plan, the authority of (i) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (ii) the Board or Committee to amend the Plan, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
17. International Participants
With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of Awards (including granting restricted stock units payable in cash or stock, in lieu of restricted stock) and/or establish special terms under the Plan with respect to such Participants in order to conform such terms to the requirements of local law or to address local tax, securities or legal concerns.
18. Choice of Law; Severability
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.
If any provision of the Plan or any Agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (b) would disqualify the Plan, any Agreement or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such Agreement or such Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Agreement and such Award shall remain in full force and effect.
19. Code Section 409A; No Guarantee of Tax Treatment
(a)    Construction. Notwithstanding any other provision to the contrary, the Plan and the Awards issued hereunder are intended to comply with or be exempt from the requirements of Code Section 409A, to the extent applicable, and the Plan and Awards shall be interpreted to avoid any additional tax under Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Code Section 409A. If any Plan provision or Award hereunder would result in the imposition of additional tax under Code Section 409A, the Company intends that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the additional tax, and no action taken to comply with Code Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. The Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify the Plan or any Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Code Section 409A as the Committee deems appropriate or desirable.
(b)    Separation from Service. Notwithstanding any other provision to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award hereunder providing for the payment of “deferred compensation” (within the meaning of Code Section 409A) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Code Section 409A and Treasury Regulation Section 1.409A-1(h) and, for purposes of any such provision of this Plan or any Award hereunder, references to a “separation,” “termination,” “termination of employment” or like terms shall mean “separation from service.”
(c)    Specified Employees. Notwithstanding any provision to the contrary and to the extent that Code Section 409A (including Code Section 409A(a)(2)(b)) is applicable to the Plan or any Award hereunder, if on the date of a Participant’s separation from service, he or she is a “specified employee” (as such term is defined in Code Section 409A(a)(2)(B)(i) and its corresponding regulations) as determined by the Committee, then the amount of an Award that constitutes deferred compensation subject to the requirements of Code Section 409A that are payable within the six (6) month period following such Participant’s separation from service shall be postponed for a period of six (6) months following the separation from service with the Company (or any successor thereto) to the extent necessary to avoid the

Table of Contents Appendix A

imposition of taxes under Code Section 409A. Any payments delayed pursuant to this subsection will be made in a lump sum on the Company’s first regularly scheduled payroll date that follows such six (6) month period or, if earlier, the date of the Participant’s death.
(d)    No Guarantee. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (a) any Award intended to be exempt from Code Section 409A shall be so exempt, (b) any Award intended to comply with Code Section 409A shall so comply, (c) any Award shall otherwise receive a specific tax treatment under any other applicable tax law.
20. Recoupment of Awards
All Awards granted under this Plan, and any Stock issued or cash paid pursuant to such Awards, shall be subject to (a) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (b) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.
21. General Restrictions
Notwithstanding any other provision of the Plan, the granting of Awards under the Plan and the issuance of Shares in connection with such Awards, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and the Company shall have no liability to deliver any Shares under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
22. Committee
No member of the Committee or the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee and the Board, and each officer or member of any other committee to whom a delegation under Section 4 has been made, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions, taken in good faith, in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
23. Effectiveness of the Plan
The Plan was originally effective on the date of its approval by the stockholders of the Company at the 2021 annual meeting and was subsequently amended and restated effective on the date of the Company’s 2023 annual meeting. The Plan, as further amended and restated, shall be effective on the date of its approval by the stockholders of the Company at the 2025 annual meeting.

COOPER-STANDARD HOLDINGS INC. ATTN: MaryAnn Peterson Kanary 40300 Traditions Drive Northville, Michigan, 48168

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions, your questions to management and your request for electronic delivery of proxy materials up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CPS2025

You will be able to attend and vote at the Annual Meeting via the Internet by visiting the website referenced right above. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COOPER-STANDARD HOLDINGS INC.
The Board of Directors recommends you vote FOR the listed nominees.
1.	Election of Directors	For	Against	Abstain	The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.		For	Against	Abstain
	1a. John G. Boss	☐	☐	☐	2.	Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐
	1b. Jeffrey S. Edwards	☐	☐	☐	3.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
	1c. Richard J. Freeland	☐	☐	☐	4.	Approval of the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan	☐	☐	☐
	1d. Adriana E. Macouzet-Flores	☐	☐	☐
	1e. David J. Mastrocola	☐	☐	☐	NOTE: Conduct such other business as may properly come before the meeting or any adjournment thereof.
	1f. Christine M. Moore	☐	☐	☐
	1g. Robert J. Remenar	☐	☐	☐
	1h. Sonya F. Sepahban	☐	☐	☐
	1i. Stephen A. Van Oss	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _

COOPER-STANDARD HOLDINGS INC.
Annual Meeting of Stockholders
May 15, 2025 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey S. Edwards and MaryAnn Peterson Kanary, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COOPER-STANDARD HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 15, 2025, at www.virtualshareholdermeeting.com/CPS2025, and any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side